As filed with the Securities and Exchange Commission on December 1, 2000
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Registration Statement Under The Securities Act of 1933

The Detroit Edison

Securitization Funding LLC
(Issuer of Securities)
(Exact name as specified in registrant’s Articles of Organization)

Michigan (State or other jurisdiction of incorporation or organization)	38-0478650 (I.R.S. Employer Identification No.)

The Detroit Edison Securitization Funding LLC

2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Susan M. Beale

The Detroit Edison Company
Vice President and Corporate Secretary
2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Frances B. Rohlman

The Detroit Edison Company
2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-7281
Eric D. Tashman
Brown & Wood LLP
555 California Street
San Francisco, California 94104
(415) 772-1200

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered	Unit(1)	Price(1)	Fee

Securitization Bonds	$1,774,202,000	100%	$1,774,202,000	$468,389.33

(1)	Estimated solely for the purpose of calculating the registration fee.

    The registrant hereby amends this Registration Statement on any date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 1, 2000

Prospectus Supplement

(To Prospectus Dated                , 2001)
$
The Detroit Edison Securitization Funding LLC

Issuer

The Detroit Edison Company

Seller and Servicer
Securitization Bonds, Series 2001-1

Initial
	Principal	Interest		Underwriting	Net	Expected Final	Final
	Balance	Rate	Price	Discounts	Proceeds	Payment Date	Maturity Date

Class A-1	$	%	%	%	$

Class A-2	$	%	%	%	$

Class A-3	$	%	%	%	$

Class A-4	$	%	%	%	$

Class A-5	$	%	%	%	$

Class A-6	$	%	%	%	$

Class A-7	$	%	%	%	$

The total price to the public is $ . The total amount of the underwriting discounts is $ . The total amount of proceeds before deduction of expenses is $ .

     The securitization bonds are highly structured. Consider carefully the risk factors beginning on page S-18 of this prospectus supplement and page 15 of the accompanying prospectus before buying the securitization bonds.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     The securitization bonds represent obligations of The Detroit Edison Securitization Funding LLC only, which is the issuer, and are backed only by the assets of the issuer, consisting principally of the securitization property. Securitization property consists of the right to recover from The Detroit Edison Company’s electric customers a non-bypassable usage based securitization charge in amounts sufficient to make payments on the securitization bonds.

     Neither The Detroit Edison Company, its parent, DTE Energy Company, nor any of their respective affiliates, other than the issuer, are liable for payments on the securitization bonds. The securitization bonds are not obligations of the State of Michigan, the Michigan Public Service Commission or any other governmental agency or instrumentality.

     We will apply to have any class of series 2001-1 securitization bonds paying interest at a floating rate listed on the Luxembourg Stock Exchange. We will not apply to have any other class of the series 2001-1 securitization bonds listed on any stock exchange.

     This prospectus supplement and the accompanying prospectus together constitute the prospectus for the series 2001-1 securitization bonds. You are urged to read both this prospectus supplement and the accompanying prospectus in full.

Salomon Smith Barney

             , 2001

Where To Find Information in These Documents
Introduction
The Series 2001-1 Securitization Bonds
Risk Factors Relating to Series 2001-1 Floating Rate Securitization Bonds
Credit Enhancement
Description of Securitization Property
The Securitization Charge
Information Regarding The Detroit Edison Company
Underwriting the Series 2001-1 Securitization Bonds
Ratings for the Series 2001-1 Securitization Bonds
Listing and General Information Related to Floating Rate Classes
Important Notice About Information Presented in This Prospectus and the Prospectus Supplement
Summary of Terms
Parties to the Transaction
Allocations and Distributions
Reports to Securitization Bondholders
Risk Factors
Forward-Looking Statements
The Detroit Edison Company
Use of Proceeds
The Act
The MPSC Financing Order and the Securitization Charge
The Seller and Servicer of the Securitization Property
The Detroit Edison Securitization Funding LLC, The Issuer
Information Available to the Securitization Bondholders
The Securitization Bonds
Weighted Average Life and Yield Considerations for the Securitization Bonds
The Sale Agreement
The Servicing Agreement
The Indenture
How a Bankruptcy of the Seller or Servicer May Affect Your Investment
Material Income Tax Consequences for the Securitization Bonds
ERISA Considerations
Plan of Distribution for the Securitization Bonds
Ratings for the Securitization Bonds
Various Legal Matters Relating to the Securitization Bonds
Experts
Index to Financial Statements of The Detroit Edison Securitization Funding LLC
Part II
Form S-3
Limited Liability Company Agreement
Articles of Organization
Financing Order

Prospectus Supplement

Where To Find Information in These Documents

       This prospectus supplement and the accompanying prospectus provide information about the issuer and Detroit Edison, including terms and conditions that apply to the securitization bonds. The specific terms of this series of securitization bonds, the series 2001-1 securitization bonds, are contained in this prospectus supplement. The terms that apply to all series of securitization bonds appear in the accompanying prospectus which follows this prospectus supplement. You should read both of these documents in full before buying the securitization bonds.

      We have included cross-references to captions in these materials where you can find further related discussions. Cross-references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the accompanying prospectus for more detailed description of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

      You should rely only on information on the securitization bonds provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

Introduction

The Issuer:	The Detroit Edison Securitization Funding LLC, a Michigan limited liability company

Issuer’s Address:	2000 2nd Avenue, Detroit, Michigan 48226-1279

Issuer’s Telephone Number:	(313) 235-[ ]

Seller of the Securitization Property to the Issuer:	The Detroit Edison Company, referred to as Detroit Edison, incorporated under the laws of the State of Michigan in 1967, is a public utility subject to regulation by the Michigan Public Service Commission, referred to as the MPSC, and the Federal Energy Regulatory Commission, referred to as FERC. Detroit Edison is engaged in the generation, purchase, transmission, distribution and sale of electric energy in a 7,600 square mile area in southeastern Michigan. Its service area includes about 13% of Michigan’s total land area and about half of Michigan’s population (approximately five million people).

Seller’s Address:	2000 2nd Avenue, Detroit, Michigan 48226-1279

Seller’s Telephone Number:	(313) 235-8000

Servicer of the Securitization Property:	Detroit Edison will act as servicer of the securitization property.

Detroit Edison will be entitled to a servicing fee of 0.05% annually of the outstanding principal amount of the securitization bonds. If Detroit Edison is replaced by a successor servicer, the successor servicer may be paid a servicing fee of up to 1.25% per year of the outstanding principal amount of the securitization bonds.

Administrator:	Detroit Edison will act as administrator of the issuer.

Trustee:	[ ]

Offered Securities:	$ aggregate principal amount of securitization bonds, series 2001-1. Unless otherwise indicated, when we refer to the securitization bonds, we mean any or all of the securitization bonds, including the series 2001-1 securitization bonds, issuable under the Act and the MPSC financing order described in this prospectus supplement and the prospectus.

Minimum Denomination:	$1,000, except for one securitization bond of each class which may be of a smaller denomination.

Ratings:	It is a condition to any underwriter’s obligation to purchase the series 2001-1 securitization bonds that each class of the series 2001-1 securitization bonds be rated “ ” by S&P, “ ” by Moody’s and “ ” by Fitch.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. See “Ratings for the Series 2000-1 Securitization Bonds” in this prospectus supplement.

Risk Factors:	There are material risks associated with an investment in the securitization bonds. See “Risk Factors Relating to Series 2001-1 Floating Rate Securitization Bonds” in this prospectus supplement and “Risk Factors” in the accompanying prospectus.

The Collateral

      The securitization bonds will be secured by securitization property, a property right created under Michigan state legislation and a MPSC financing order. In general terms, the securitization property represents, among other things, the irrevocable right to recover an amount sufficient to:

•	pay principal of and interest on the securitization bonds;

•	pay transaction fees, expenses, and costs associated with the securitization bonds; and

•	fund or replenish the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels.

      This amount is to be recovered through a non-bypassable, usage based securitization charge payable by Detroit Edison’s electric customers taking delivery from Detroit Edison or its successor on its MPSC-approved rate schedules and under special contracts, referred to as customers. See “The Act — Detroit Edison and Other Utilities May Securitize Qualified Costs — Customers Cannot Avoid Paying the Securitization Charge” in the prospectus. The proceeds of the securitization bonds will be used to purchase the securitization property, thereby reimbursing Detroit Edison for a portion of Detroit Edison’s qualified costs. Qualified costs include the electric utility’s regulatory assets as determined by the MPSC plus any costs that the MPSC determines the electric utility would be unlikely to collect in a competitive market. Qualified costs are described in more detail under “The Act” and the securitization property is described in more detail under “The Sale Agreement — Detroit Edison’s Sale and Assignment of Securitization Property” in the prospectus.

      In connection with the issuance of the securitization bonds, Detroit Edison will sell its securitization property to the issuer. Detroit Edison, as servicer of the securitization property, will collect the securitization charge from customers on behalf of the issuer. The securitization charge is non-bypassable, as described in the prospectus. See “The Act — Detroit Edison and Other Utilities May Securitize Qualified Costs” in the prospectus. Since the amount of securitization charge collections will depend in part on the amount of electricity delivered by Detroit Edison to its customers, the amount of collections may vary substantially from period to period. See “The Seller and Servicer of the Securitization Property” in the prospectus.

Payment Sources

      On each payment date, the trustee will pay amounts scheduled to be paid on the securitization bonds from amounts available for withdrawal from a trust account held by the trustee, including collections received from the servicer with respect to the securitization charge. All series of securitization bonds, including the series 2001-1 securitization bonds, which are issued under the MPSC financing order, will be payable from the same securitization property. If additional series of bonds are issued under another financing order, the principal source of payment for those series will be the securitization charge collections received by the servicer pursuant to such other financing order. The issuance of such other series of securitization bonds is not expected to adversely affect the sufficiency of securitization charge collections to make payments on the series 2001-1 securitization bonds. This is because the securitization charge and adjustments thereof are generally based on the total outstanding principal balance of all securitization bonds. Moreover, any additional series of securitization bonds will be issued only if it will not result in the downgrading or withdrawal of any rating by a rating agency on any outstanding securitization bonds. See “The Indenture” in the prospectus.

The Series 2001-1 Securitization Bonds

       The securitization bonds will be issued under and secured pursuant to the indenture between the issuer and the trustee, as supplemented for each series of securitization bonds.

      The series 2001-1 securitization bonds will be issued in minimum denominations of $1,000 and in integral multiples of $1 above that amount, with an exception for one securitization bond in each class which may have a smaller denomination. The series 2001-1 securitization bonds will consist of [seven] classes, in the initial class principal balances, bearing the interest rates and having the expected final payment dates and final maturity dates set forth below:

Table 1

	Initial Class		Expected Final	Final
Class	Principal Balance	Interest Rate	Payment Date	Maturity Date

A-1	$[ ]	[ ]%	[ ]	[ ]

A-2	$[ ]	[ ]%	[ ]	[ ]

A-3	$[ ]	[ ]%	[ ]	[ ]

A-4	$[ ]	[ ]%	[ ]	[ ]

A-5	$[ ]	[ ]%	[ ]	[ ]

A-6	$[ ]	[ ]%	[ ]	[ ]

A-7	$[ ]	[ ]%	[ ]	[ ]

      The expected final payment date for each class of the series 2001-1 securitization bonds is the date on which there is expected to be no further outstanding principal balance of that class in accordance with the expected amortization schedule for that class. The final maturity date for each class of the series 2001-1 securitization bonds is the date on which the issuer is required to pay any outstanding principal balance of that class. So long as the securitization bonds are in book-entry form, on each payment date, the issuer will make payments to the persons that are the holders of record as of the business day before that payment date, which is referred to as the record date. If we issue certificated securitization bonds to beneficial owners of the securitization bonds as described in “The Securitization Bonds — Certificated Securitization Bonds” in the prospectus, the record date will be the last business day of the calendar month preceding the payment date.

Principal Payments

      On each payment date, the issuer will distribute principal of the series 2001-1 securitization bonds to the series 2001-1 securitization bondholders, in accordance with the expected amortization schedule and to the extent funds are available, in the following order:

1.	to the holders of the class A-1 series 2001-1 securitization bonds, until the principal balance of that class has been reduced to zero;

2.	to the holders of the class A-2 series 2001-1 securitization bonds, until the principal balance of that class has been reduced to zero;

3.	to the holders of the class A-3 series 2001-1 securitization bonds, until the principal balance of that class has been reduced to zero;

4.	to the holders of the class A-4 series 2001-1 securitization bonds, until the principal balance of that class has been reduced to zero;

5.	to the holders of the class A-5 series 2001-1 securitization bonds, until the principal balance of that class has been reduced to zero;

6.	to the holders of the class A-6 series 2001-1 securitization bonds, until the principal balance of that class has been reduced to zero; and

7.	to the holders of the class A-7 series 2001-1 securitization bonds, until the principal balance of that class has been reduced to zero.

      The issuer will not, however, pay principal on a payment date of any class of series 2001-1 securitization bonds if making that payment would reduce the principal balance of a class to an amount lower than that specified in the expected amortization schedule in Table 2 below, referred to as the expected amortization schedule, for that class on that payment date. The entire unpaid principal balance of each class of series 2001-1 securitization bonds will be due and payable on the final maturity date for the class. If an event of default under the indenture has occurred and is continuing, the trustee may declare the unpaid principal balance of all outstanding securitization bonds together with accrued interest to be due and payable.

      The expected amortization schedule sets forth the principal balance from the issuance date to the expected final payment date that is scheduled to remain outstanding for each class of the series 2001-1 securitization bonds. The table reflects the principal balance for each class at each payment date after taking into account principal payments scheduled to be made on that date. In establishing the expected amortization schedule, we have assumed, among other things, that:

•	the series 2001-1 securitization bonds are issued on , 2001;

•	principal and interest payments on the series 2001-1 securitization bonds are made on each payment date, commencing on ;

•	the total servicing fee per annum for the series 2001-1 securitization bonds equals 0.05% of their outstanding principal amount;

•	there are no net earnings on amounts on deposit in the account where securitization charge collections are held, referred to as the collection account;

•	operating expenses, including all fees, costs and charges of the issuer and the trustee, are paid in the amount of $ in the aggregate for all series on or before each payment date in arrears; and

•	all securitization charge collections are received in accordance with Detroit Edison’s forecasts and deposited in the collection account.

      We cannot assure you that the principal balance of any class of the series 2001-1 securitization bonds will be reduced at the rate indicated in the expected amortization schedule. The actual rates of reduction in class principal balances may be slower, except in the case of optional redemption or acceleration due to the events of default specified in the indenture, but not faster than those indicated in Table 2. The series 2001-1 securitization bonds will not be in default if not paid as specified in Table 2 unless the principal of any class is not paid in full on or before the final maturity date of that class.

Table 2

Expected Amortization Schedule

	Class	Class	Class	Class	Class	Class	Class
Payment	A-1	A-2	A-3	A-4	A-5	A-6	A-7
Date	Balance	Balance	Balance	Balance	Balance	Balance	Balance

[INFORMATION TO BE PROVIDED]

Distribution Following Acceleration

      Upon an acceleration of the maturity of the securitization bonds, the total outstanding principal balance of and interest accrued on the series 2001-1 securitization bonds will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that the total outstanding principal balance of, and accrued interest on, the series 2001-1 securitization bonds bears to the total outstanding principal balances of and interest accrued on all securitization bonds. For purposes of the preceding sentence, interest includes net swap payments with respect to any class of series 2001-1 floating rate securitization bonds.

Optional Redemption

      The issuer may redeem all of the outstanding series 2001-1 securitization bonds, at its option, on any payment date if (1) the outstanding principal balance of the series 2001-1 securitization bonds, after giving effect to payments to be made on that payment date, is less than 5% of the total initial principal balance of the series 2001-1 securitization bonds, and (2) no interest rate swap agreement remains in effect. In the case of redemption, the redemption price will be the outstanding principal balance of the series 2001-1 securitization bonds plus interest accrued and unpaid up to the redemption date. The trustee will give notice of the redemption to securitization bondholders not less than five days nor more than 45 days prior to the redemption date. If any class of series 2001-1 floating rate securitization bonds remains listed on the Luxembourg Stock Exchange, this notice also will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, at least 10 days prior to the redemption date.

      The issuer will not redeem the series 2001-1 securitization bonds before the expected final payment date in any other circumstances, except in the case of acceleration due to those events of default specified in the indenture.

Interest Payments

      Holders of securitization bonds in each class of series 2001-1 securitization bonds will receive interest at the rate for that class as set forth in Table 1 above.

      Interest on each class of series 2001-1 securitization bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the securitization bonds have been paid in full, at the interest rate indicated in Table 1. Each of those periods is referred to as an interest accrual period. The issuer is required to pay interest semiannually in arrears on                 and                 for each year, beginning                 , or, if any such day is not a business day, the following business day. Each such day is referred to as a payment date.

      On each payment date, the issuer will pay interest on each class of the series 2001-1 securitization bonds as follows:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with any accrued interest on that unpaid interest; and

•	accrued interest on the principal balance of each class of series 2001-1 securitization bonds from and including the preceding payment date, or the date of issuance of the class of series 2001-1 securitization bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date.

      The issuer will pay interest on the series 2001-1 securitization bonds prior to paying principal of the series 2001-1 securitization bonds. See “The Securitization Bonds — Payments of Interest on and Principal of the Securitization Bonds” in the prospectus. If there is a shortfall in the amount necessary to make interest payments from the amount available to pay interest on the series 2001-1 securitization bonds, the trustee will distribute interest to each class of the series 2001-1 securitization bonds in the manner described in “The Indenture — How Funds in the Collection Account Will Be Allocated” in the prospectus.

      Interest on all classes of series 2001-1 securitization bonds paying interest at a fixed rate will be calculated by the trustee on the basis of a 360-day year of twelve 30-day months.

Interest Payments on Floating Rate Securitization Bonds

      We will pay interest on each class of series 2001-1 securitization bonds paying interest at a floating rate, each referred to as a floating rate class, for all interest accrual periods other than the first interest accrual period, at the rate equal to the London interbank offered rate for three-month United States dollar deposits, referred to as LIBOR, determined on the applicable floating rate interest determination date, as described below, plus the percentage spread above LIBOR applicable to that class. The spread above LIBOR for any floating rate class is referred to as the floating rate spread. LIBOR plus the floating rate spread payable on each floating rate class is referred to as the floating rate.

      The floating rate spread for the series 2001-1 class A-[  ] securitization bonds will be [  ] percent per annum and for the series 2001-1 class A-[  ] securitization bonds will be [  ] percent per annum.

      We will calculate interest on each floating rate class on the basis of the actual number of days from and including the preceding payment date, or, for the first payment date, from and including the date of issuance of that class, to but excluding the next payment date, divided by 360. We will advise the Luxembourg Stock Exchange of the floating rate and the amount of the interest payment on any floating rate class listed on that exchange for each payment date.

      For the first interest accrual period ending on                 , interest on each floating rate class will be paid based on (1) for the period from and including the date of issuance of that class until and including                 , LIBOR determined two London banking days before the date of issuance of that class, plus (2) for the period from and including                 until and including                 , LIBOR determined on                 .

      On or prior to each payment date, the trustee, using LIBOR as determined by the swap counterparty, will calculate the amount of interest payable on each floating rate class for the relevant interest accrual period.

      There will be no minimum or maximum interest rate on any floating rate class.

      With respect to any floating rate class, if the interest rate swap agreement relating to that class is terminated for any reason, we will pay interest on that class at the gross fixed rate for that class, as described below, until we can make alternate arrangements to pay the floating rate for that class. If the swap counterparty defaults in its obligation to make floating rate payments due under an interest rate swap agreement, the interest rate swap agreement may terminate automatically under the circumstances described below. See “— Interest Rate Swap Agreements — Amounts Payable under Interest Rate Swap Agreements” and “— Interest Rate Swap Agreement Events of Default and Termination Events” below and “Risk Factors Relating to Series 2001-1 Floating Rate Securitization Bonds” in this prospectus supplement.

Floating Rate Interest Determination

      The interest determination date for each floating rate class and each payment date will be the day two London banking days prior to (1) the preceding payment date or (2) in the case of the first payment date, the dates specified below. A London banking day is a day on which dealings in United States dollars are transacted in the London interbank market.

      Interest payable on the first interest payment date of [               ], 2001 for each floating rate class will be determined as follows: From and including the date of issuance until and including [               ], 2001, interest on each floating rate class will be based on LIBOR as determined two London business days prior to the date of issuance. From and including [               ], 2001 until but excluding the first payment date, interest on each floating rate class will be based on LIBOR as determined on [               ], 2001. Payment of the sum of the amounts calculated for these two periods will be made on [               ], 2001, the first payment date.

      After the first payment date, interest on each floating rate class will be paid at the rate equal to LIBOR as determined on each interest determination date, plus the floating rate spread for that class.

      The swap counterparty under the interest rate swap agreement relating to each floating rate class will determine LIBOR for that class in accordance with the following provisions:

1.	On each interest determination date, the swap counterparty will determine LIBOR based on the offered rate for deposits in United States dollars commencing on the first day of that period that appears on the page, USD-LIBOR-BBA, or any page as may replace such page, of Bridge Telerate, Inc. or any successor service as of 11:00 a.m., London time, on that interest determination date. That display page is referred to as the Telerate page. If no offered rate appears on the Telerate page, LIBOR for that period will be determined as described in clause 2. below.

2.	With respect to an interest determination date on which no offered rate appears on the Telerate page, the swap counterparty will request the principal London office of each of four major banks in the London interbank market, selected by the swap counterparty, to provide the swap counterparty with that bank’s offered quotation for deposits in United States dollars for the applicable period, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in The City of New York on that interest determination date by major banks in The City of New York selected by the swap counterparty for loans in United States dollars to leading European banks, for the period commencing on the second London banking day immediately following that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

      If LIBOR cannot be determined in accordance with clauses 1. or 2. above, then that rate will be determined to be the same as the rate which applied (a) during the previous period or (b) on the date of issuance in the case of a failure to determine LIBOR for the first payment date.

      On each interest determination date, each swap counterparty will notify the servicer, the issuer and the trustee of LIBOR for the applicable period as determined by the swap counterparty, and the issuer will notify the Luxembourg Stock Exchange of that rate to the extent any series 2001-1 securitization bonds are listed on that exchange and the rules of that exchange so require.

Interest Rate Swap Agreements

      The issuer will enter into an interest rate swap agreement with a swap counterparty for each floating rate class, on or before the date of issuance of that class. The purpose of each interest rate swap agreement is to convert the cash flows allocable to each floating rate class, which for purposes of the securitization charge are determined based on the gross fixed rate for each floating rate class, into cash flows that are based on a floating rate of interest.

      Amounts Payable under Interest Rate Swap Agreements. Under each interest rate swap agreement, the issuer will be obligated to pay the related swap counterparty a fixed rate of interest, referred to as the gross fixed rate for the related floating rate class, and the swap counterparty will be obligated to pay the issuer interest at the floating rate for that class. Those obligations will then be netted on the business day before each payment date. Therefore, for each interest period, either the issuer will pay the swap counterparty only the amount, if any, by which interest at the gross fixed rate exceeds interest at the floating rate, referred to as the net swap payment, or the swap counterparty will pay the issuer only the amount, if any, by which interest at the floating rate exceeds interest at the gross fixed rate, referred to as the net swap receipt, as discussed below.

      For each payment date with respect to each floating rate class, the trustee will allocate to the subaccount established for that class, referred to as a class subaccount, an amount equal to the gross fixed rate for that class times the outstanding principal amount of that class as of the close of business on the preceding payment date, referred to as the gross fixed amount for that class and that payment date. See “The Indenture — How Funds in the Collection Account Will be Allocated” in the prospectus. In addition, any net swap receipt under the related interest rate swap agreement will be deposited in that class subaccount, and will be available, together with the gross fixed amount for that class, to pay interest due on that class on that payment date. We will pay any net swap payment to the related swap counterparty only out of funds on deposit in that class subaccount. Any remaining amount in that class subaccount will be available to pay interest due on that class.

      Specifically, for the first payment date, the issuer will pay a net swap payment equal to the amount, if positive, equal to (1) the interest calculated on the notional amount of the related floating rate class at the applicable gross fixed rate for the period from and including the issuance date of the series 2001-1 securitization bonds to and including                 minus (2) the sum of (a) the interest calculated on the notional amount of that class at the applicable floating rate for the period from and including that issuance date to and including                 , plus (b) the interest calculated on that notional amount at the applicable floating rate for the period from and including                 to and including                 . If this amount is a negative number, the swap counterparty will pay a net swap receipt in this amount to the issuer.

      For each payment date after the first payment date, the issuer will pay a net swap payment equal to the amount, if positive, equal to (1) the interest calculated on the notional amount of the related floating rate class at the applicable gross fixed rate for the period from and including the previous payment date to but excluding that payment date minus (2) the interest calculated on the notional amount of that class at the applicable floating rate for that period. If this amount is a negative number, the swap counterparty will pay a net swap receipt in this amount to the issuer.

      With respect to any payment date, the notional amount in effect under each interest rate swap agreement prior to that payment date will equal the principal balance of the related floating rate class as of the close of business on the preceding payment date. With respect to the first payment date, the notional amount in effect under each interest rate swap agreement prior to that payment date will be equal to the initial outstanding principal balance of the related floating rate class.

      The gross fixed rate for the floating rate class A-[  ] securitization bonds will be [  ] percent per annum, and for the floating rate class A-[  ] securitization bonds will be [  ] percent per annum.

      Each interest rate swap agreement will terminate automatically under limited circumstances, including a default by the swap counterparty in the payment of net swap payments after the applicable cure period expires unless holders representing 66 2/3% of the total outstanding principal amount of the related class vote to waive such default. In other circumstances, each interest rate swap agreement may terminate at the election of the issuer, but only as directed by the holders representing 66 2/3% of the total outstanding principal amount of the applicable floating rate class. See “— Interest Rate Swap Agreement Events of Default and Termination Events” below. In the event an interest rate swap agreement terminates, the interest payable on the related floating rate class will convert to the gross fixed rate for that class. We will use the gross fixed rate to calculate interest payable on that class starting on the payment date to which interest has been paid at the floating rate. See “Risk Factors Relating to Series 2001-1 Floating Rate Securitization Bonds” in this prospectus supplement.

      Swap Counterparty Ratings. The required long-term senior unsecured or financial program ratings of each swap counterparty under each interest rate swap agreement will be at least “Aa3” by Moody’s Investors Service, Inc., referred to as Moody’s, and either at least “A+” or, for short-term obligations, “A-1” by Standard & Poor’s Ratings Services, referred to as S&P. These ratings are referred to as the swap counterparty minimum ratings.

      Swap Counterparty Downgrade Event. An event referred to as a swap counterparty downgrade event will occur if:

•	the swap counterparty no longer meets the swap counterparty minimum ratings or

•	the swap counterparty fails to maintain in effect any alternative arrangements sufficient to maintain the ratings of the related floating rate class.

      If a swap counterparty downgrade event occurs, the swap counterparty will be required, within 30 days following that event, to either:

      •  re-establish the swap counterparty minimum ratings, or

•	establish alternative arrangements to maintain or restore the ratings of the affected floating rate class that were in effect prior to the swap counterparty downgrade event. These alternative arrangements by the swap counterparty may include:

(1)	posting collateral, arranging for a guaranty or taking similar action to maintain or restore the ratings, or

(2)	assigning its rights and obligations under the interest rate swap agreement to a replacement swap counterparty that meets the swap counterparty minimum rating, or that has itself made arrangements which will maintain or restore the ratings.

      Posting collateral, arranging for a guaranty and other arrangements as described in clauses (1) or (2) above are referred to in this prospectus supplement as satisfactory arrangements to maintain or restore the ratings prior to the swap counterparty downgrade event.

      At the end of that 30-day period, if the swap counterparty has failed to take steps to maintain or restore the ratings of that floating rate class that were in effect prior to the swap counterparty downgrade event, the issuer will appoint a recognized swap dealer that is a member of the International Swaps and Derivatives Association, Inc. with capital and surplus of at least $50 million, referred to as the swap agent, to, within an additional 30 days, either:

•	find a replacement swap counterparty that meets the swap counterparty minimum ratings or that has made satisfactory arrangements to maintain or restore the ratings of the related floating rate class, referred to as a qualified replacement counterparty, or

•	if a qualified replacement counterparty cannot be found, find the available replacement swap counterparty with the highest available long-term senior unsecured or financial program credit rating assigned by Moody’s or S&P that is higher than that of the existing swap counterparty and which is approved by the holders of at least 66 2/3% of the total outstanding principal amount of the related floating rate class, referred to as an approved replacement counterparty.

      In case of a qualified replacement counterparty or an approved replacement counterparty, if there is more than one available replacement swap counterparty with the same credit rating, the issuer will select the counterparty offering the interest rate swap terms with the lowest overall cost to the issuer as the replacement swap counterparty. That replacement swap counterparty must be willing to intermediate between the issuer and the prior swap counterparty by entering into an interest rate swap agreement with the prior swap counterparty that is substantially the same as the prior interest rate swap agreement to hedge or offset the risk that the replacement swap counterparty has to the issuer.

      If the swap agent has found a qualified replacement counterparty or an approved replacement counterparty, the prior swap counterparty will be required to assign its rights and obligations under the interest rate swap agreement to that replacement swap counterparty, and the replacement swap counterparty will enter into a new interest rate swap agreement with substantially the same terms as the terminated agreement. If a replacement swap counterparty satisfying the above criteria has not been found within that second 30 day period, a termination event will occur under the interest rate swap agreement and the interest rate swap agreement will terminate unless holders representing 66 2/3% of the total outstanding principal amount of the related floating rate class vote to continue the interest rate swap agreement with the existing swap counterparty.

      If the interest rate swap agreement is not terminated as described above, the swap agent will be obligated every three months thereafter to renew the search for a qualified replacement counterparty or an approved replacement counterparty according to the above procedures. However, the replacement counterparty will not be required to intermediate between the prior swap counterparty and the issuer, as described above. At the end of each of these three- month periods, if a swap counterparty meeting the above criteria has not been found, the interest rate swap agreement will terminate unless holders representing 66 2/3% of the total outstanding principal amount of the related floating rate class vote to continue the interest rate swap agreement with the existing swap counterparty.

      All searches for replacement swap counterparties will be at the reasonable cost of the swap counterparty being replaced.

      Interest Rate Swap Agreement Events of Default and Termination Events. The events referred to as swap events of default under each interest rate swap agreement are:

•	the failure of the issuer or the swap counterparty to pay any amount when due under the interest rate swap agreement if that failure is not remedied on or before the fifth business day after that failure,

•	the failure of the swap counterparty to comply with the swap agreement, other than as regards payments or the provision of specified information,

•	any misrepresentation made by the swap counterparty,

•	certain events of bankruptcy of the issuer or the swap counterparty, or

•	a merger of the issuer or the swap counterparty without an assumption of its obligations under the interest rate swap agreement.

      The events referred to as termination events under the interest rate swap agreement are:

•	illegality, as described below,

•	an acceleration of the related floating rate class, effective upon the final date of payment for that class, or

•	a swap counterparty downgrade event, as described above, that is not cured within the applicable time periods.

      Each interest rate swap agreement will terminate automatically upon an illegality, as described below. The interest rate swap agreement will be deemed to terminate automatically upon a failure by the swap counterparty to pay any amount when due under the interest rate swap agreement, which failure is not cured within five business days, unless the holders of 66 2/3% of the total outstanding principal amount of the related floating rate class vote to waive that default within 30 days.

      Upon acceleration of the series 2001-1 securitization bonds, either party may elect to terminate, effective upon the final date of payment for that series. In addition, any other swap event of default or a termination event can lead to a termination of the interest rate swap agreement by the party not responsible for that event. Moreover, as described above, the interest rate swap agreement will terminate following a swap counterparty downgrade event if that event is not cured, there is no replacement swap counterparty and the holders of the related floating rate class do not vote to continue with the existing swap counterparty. Except in the case of an automatic termination or a swap counterparty downgrade event, the issuer may terminate only at the direction of the holders of 66 2/3% of the total outstanding principal amount of the related floating rate class.

      The issuer will not be obligated to pay any termination payment or any other breakage amounts to the swap counterparty under any interest rate swap agreement as a result of any termination event, any swap event of default, any swap counterparty downgrade event or for any other reason. Any payment made by a replacement swap counterparty to enter into a replacement interest rate swap agreement will be paid to the terminated swap counterparty.

      Upon a termination of an interest rate swap agreement resulting from a swap event of default, swap counterparty downgrade event or other termination event, the swap counterparty may be liable to pay a termination payment to the issuer, based on the market value of the interest rate swap agreement determined in accordance with specified procedures set forth therein. Any termination payment paid by the swap counterparty, including interest thereon, will first be used to make any payment required to be paid to any replacement swap counterparty and to the extent not so used will be deposited into the applicable class subaccount as described under “Credit Enhancement — Collection Account and Subaccount — The Class Subaccounts” in this prospectus supplement. Any termination payment by the swap counterparty as a result of an acceleration of the series 2001-1 securitization bonds will be payable only upon termination, and the proceeds of the termination payment will be available to pay the amount due on the related floating rate class.

      Illegality means that due to the adoption of, or any change in, any applicable law after the date on which a swap transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after that date, it becomes unlawful for the issuer or the swap counterparty:

•	to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of that swap transaction or to comply with any other material provision of the interest rate swap agreement; or

•	to perform, or for any credit support provider of that party to perform, any contingent or other obligation which the party or that credit support provider has under any credit support document relating to that swap transaction.

      Replacement of Interest Rate Swap Agreement. Upon a termination or a swap event of default under an interest rate swap agreement, the issuer is required to appoint a swap agent. Upon its appointment, the swap agent will either:

1.	find a replacement swap counterparty who meets the swap counterparty minimum rating or who has made such other arrangements as will result in the related floating rate class receiving ratings from the rating agencies not less than the ratings that would be received if such replacement swap counterparty met the swap counterparty minimum rating, or

2.	if a replacement swap counterparty satisfying clause 1. above cannot be found, find the available replacement swap counterparty with the highest available long- term senior unsecured or financial program credit rating which is approved by the holders of at least 66 2/3% of the total outstanding principal amount of the related floating rate class.

      In case of clause 1. or 2. above, if there is more than one available replacement swap counterparty with the same credit rating, the counterparty offering the interest rate swap terms with the lowest overall cost to the issuer will be selected by the issuer as the replacement swap counterparty. If a replacement swap counterparty satisfying the above criteria has been found, upon the termination of the interest rate swap agreement, the replacement swap counterparty will enter into an interest rate swap agreement with the issuer having terms substantially the same as the original interest rate swap agreement.

      Assignment of Interest Rate Swap Agreements. Any swap counterparty may assign its obligations under any interest rate swap agreement with the prior written consent of the issuer or, without that consent, either:

•	in a consolidation or amalgamation with or merger with or into, or transfer of all or substantially all of its assets to another entity which expressly assumes in a written agreement the obligations of the swap counterparty under the interest rate swap agreement, so long as, upon that consolidation, amalgamation or merger, a swap counterparty downgrade event has not occurred, or

•	to a replacement swap counterparty following a swap counterparty downgrade event as described above.

      Enforcement, Amendment, Modification or Waiver of Interest Rate Swap Agreements. If a swap event of default or termination event occurs and is continuing, the trustee may, and at the direction of at least 66 2/3% of the total outstanding principal amount of the related floating rate class shall, exercise all rights, remedies, powers, privileges and claims of the issuer against the related swap counterparty, and any right of the issuer to take this action shall be suspended.

      An interest rate swap agreement may be amended with the consent of the trustee and the related swap counterparty, as long as each of Moody’s, S&P, and Fitch, Inc., referred to as Fitch, confirm that the amendment will not result in the reduction or withdrawal of its then current rating of the related floating rate class, which confirmation is referred to as satisfaction of the rating agency condition. However, this amendment may not adversely affect in any material respect the interests of the securitization bondholders of the related floating rate class unless the holders of at least 66 2/3% of the total outstanding principal amount of that class direct the trustee to consent to the amendment. Moreover, that amendment may not adversely affect in any material respect the interests of any other securitization bondholders or the counterparty to any other hedge or other interest rate swap agreement without the consent of the holders of at least 66 2/3% of the total outstanding principal balance of the securitization bonds of all of those other series or classes, and each counterparty to any other hedge or other interest rate swap agreement, materially and adversely affected thereby.

      Except as set forth above under “— Swap Counterparty Downgrade Event” or “— Interest Rate Swap Agreement Events of Default and Termination Events,” with respect to any action proposed by the issuer to amend, modify, waive, supplement or surrender the terms of any interest rate swap agreement, or waive timely performance or observance by the swap counterparty under any interest rate swap agreement, in a way which would materially and adversely affect the interests of securitization bondholders of the related class, the issuer must satisfy the rating agency condition. Thereafter, the trustee will consent to this proposed action only with the consent of (1) 66 2/3% of the total outstanding principal amount of the securitization bonds of the related class, and (2) the consent of the holders of at least 66 2/3% of the total outstanding principal balance of each other series or class, and each counterparty to any other hedge or interest rate swap agreement, materially and adversely affected thereby.

Swap Counterparties

      Each initial swap counterparty shall be required to have at least the swap counterparty minimum rating and will be selected by the issuer upon the pricing by the underwriters of the series 2001-1 floating rate securitization bonds and identified in the final prospectus supplement.

Risk Factors Relating to Series 2001-1 Floating Rate Securitization Bonds

       In addition to the following risk factors applicable to the floating rate classes, additional risk factors apply to all of the securitization bonds of any series. See “Risk Factors” in the prospectus. The disclosure set forth below and under “Risk Factors” in the prospectus describes the principal risk factors of an investment in the securitization bonds.

Termination of Swap Could Cause a Loss

      Termination events, swap events of default or swap counterparty downgrade events under any interest rate swap agreement may result in termination of that interest rate swap agreement. Each interest rate swap agreement may terminate automatically if the related swap counterparty defaults in its obligation to make payments under the interest rate swap agreement and the holders representing 66 2/3% of the total outstanding principal amount of the related floating rate class do not vote to waive that default. If any interest rate swap agreement is terminated, the holders of the related floating rate class will receive a fixed rate of interest equal to the gross fixed rate for that class, which takes effect from the previous payment date. See “The Series 2001-1 Securitization Bonds — Interest Rate Swap Agreements” in this prospectus supplement. This rate could be substantially less than the floating rate for that class at the time of the termination, which could adversely affect the yield to maturity, and holders of the related floating rate class could suffer a loss on their investment.

Ratings Downgrade of Any Floating Rate Class of Securitization Bonds Could

Cause a Loss for Holders of Those Securitization Bonds

      If a swap counterparty downgrade event occurs, and (1) the swap counterparty fails to make satisfactory arrangements to maintain or restore the prior ratings and (2) holders representing 66 2/3% of the total outstanding principal amount of the related floating rate class either approve a replacement swap counterparty that does not maintain or restore the prior ratings or such holders vote to continue the existing interest rate swap agreement, that class of securitization bonds may be downgraded by the rating agencies. See “The Series 2001-1 Securitization Bonds — Interest Rate Swap Agreements” in this prospectus supplement. In that event, the trading price of these securitization bonds may be reduced, and holders of these securitization bonds could suffer a loss on their investment.

Interest Payments on Series 2001-1 Securitization Bonds at Floating Rates Are

Dependent on Swap Counterparties

      If any swap counterparty defaults in its obligation to make any net swap payment, the related interest rate swap agreement may terminate automatically in the absence of the required waiver by the holders of the related class, and the holders of the related class of series 2001-1 floating rate securitization bonds will receive interest at the gross fixed rate for that class until alternate arrangements can be made to pay the floating rate for that class. We cannot assure you that any alternate arrangements will be made to obtain a suitable replacement swap counterparty or otherwise to obtain payment of the floating rate for that class. The gross fixed rate for that class could be substantially less than the floating rate for that class at the time of that failure to pay, and holders of that class of securitization bonds could suffer a loss on their investment. See “The Series 2001-1 Securitization Bonds — Interest Rate Swap Agreements” in this prospectus supplement.

Credit Enhancement

       Credit enhancement for the series 2001-1 securitization bonds is intended to protect you against losses or delays in scheduled payments on your securitization bonds. See “Risk Factors — Securitization Bondholders May Experience Payment Delays or Losses as a Result of the Limited Sources of Payment for the Securitization Bonds and Limited Credit Enhancement” in the prospectus.

Periodic Adjustment of the Securitization Bond Charge

      Credit enhancement for the securitization bonds includes mandatory periodic adjustments to the securitization charge upon notification by Detroit Edison, as servicer, to the MPSC. Under the MPSC financing order, Detroit Edison will implement an annual adjustment to the securitization charge until 12 months prior to the last expected final payment date of the series 2001-1 securitization bonds, as specified in the expected amortization schedule set forth in Table 2 above. Thereafter, Detroit Edison will implement a quarterly adjustment to the securitization charge. The periodic adjustments will be designed to provide, among other things, sufficient funds for timely payments of interest on and principal of the securitization bonds in accordance with the expected amortization schedule set forth in Table 2 above. See “The MPSC Financing Order and the Securitization Charge — The MPSC’s Securitization Charge Adjustment Process” in the prospectus. In general terms, the adjustments will be made if there are excess remittances into the collection account or if the securitization charge does not produce sufficient remittances into the collection account to:

•	pay principal of and interest on the securitization bonds;

•	pay transaction fees, expenses, and costs associated with the securitization bonds; and

•	fund or replenish the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels.

Collection Account and Subaccounts

      The trustee will establish a collection account to hold the capital contribution from Detroit Edison to the issuer and the securitization charge collections remitted by the servicer from time to time. The collection account will contain the funds available to pay the securitization bonds. The collection account will consist of subaccounts including the following:

•	the general subaccount;

•	one or more series subaccounts;

•	one or more class subaccounts;

•	one or more series capital subaccounts, as discussed below;

•	one or more series overcollateralization subaccounts; and

•	the reserve subaccount.

      Withdrawals from and deposits to all of these subaccounts will be made as described under “The Indenture — The Collection Account for the Securitization Bonds” and “— How Funds in the Collection Account Will Be Allocated” in the prospectus.

      The General Subaccount. Securitization charge collections remitted by the servicer to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under “The Indenture — How Funds in the Collection Account Will Be Allocated” in the prospectus.

      The Series Subaccount. Upon the issuance of the series 2001-1 securitization bonds, a series subaccount will be established with respect to that series. On each payment date, or the day before the payment date, in the case of interest allocated to the applicable class subaccounts as described below, the trustee will allocate from amounts on deposit in the general subaccount to the series subaccount for each series an amount sufficient to pay, to the extent available:

•	interest payable on that series on that payment date to each class on a pro rata basis based on the amount of interest payable to that class, or in the case of any floating rate class, based on the gross fixed amount for that class, which gross fixed amount will in turn be allocated to the related class subaccount;

•	the principal of that series due on any class or series on the final maturity date of that class or series, on a redemption date or upon acceleration; and

•	principal scheduled to be paid on that series on that payment date, as set forth in the expected amortization schedule, excluding amounts provided for in the immediately preceding clause above.

      On each payment date, allocations will be made to each series subaccount as described under “The Indenture — How Funds in the Collection Account Will Be Allocated” in the prospectus. On each payment date, the trustee will withdraw funds from each series subaccount to make payments on the related series of securitization bonds.

      The Series Capital Subaccount. Upon the issuance of the series 2001-1 securitization bonds, a capital subaccount will be established for that series, into which Detroit Edison will deposit $            , which represents 0.50% of the initial outstanding principal balance of the series. If amounts available in the general subaccount, the series subaccount, the reserve subaccount and the series overcollateralization subaccount are not sufficient on any payment date to make scheduled payments of principal and interest to the series 2001-1 securitization bondholders and to pay the fees, expenses, and costs specified in the indenture, the trustee will draw on amounts in the series capital subaccount to make those payments. The required capital amount has been set at a level sufficient to obtain the ratings on the series 2001-1 securitization bonds described below under “Ratings for the Series 2001-1 Securitization Bonds” in this prospectus supplement.

      The Class Subaccounts. Upon the issuance of any floating rate class, a subaccount, referred to as the class subaccount, will be established for that floating rate class. On the business day preceding each payment date, the trustee will allocate to each class subaccount from the related series subaccount an amount equal to the gross fixed amount for the related floating rate class and that payment date. On that day, any net swap payment will be paid to the related swap counterparty from that class subaccount, or any net swap receipt from the related swap counterparty will be deposited into that class subaccount. On the related payment date, amounts in each class subaccount will be paid as interest to the holders of the related floating rate class. See “The Indenture — How Funds in the Collection Account Will Be Allocated” in the prospectus. In the event of a shortfall of funds in a class subaccount to make a net swap payment due to the related swap counterparty and to pay interest on the related floating rate class of securitization bonds, those amounts will be paid on a pro rata basis based on the relative amounts due in respect of the net swap payment and the interest on the class of securitization bonds. Any balance remaining in any class subaccount after payments have been made to the holders of the related floating rate class on a payment date will be transferred to the collection account for allocation in connection with the next payment date.

      The Series Overcollateralization Subaccount. Upon the issuance of the series 2001-1 securitization bonds, an overcollateralization subaccount will be established for the series 2001-1 securitization bonds. The required overcollateralization amount for the

series 2001-1 securitization bonds is $      million, which represents 0.50% of the initial outstanding principal balance of the series. On each payment date, the trustee will deposit in the series overcollateralization subaccount the securitization charge collections, together with any earnings on investments in the collection account, up to a specified amount for that payment date which is referred to as the scheduled overcollateralization level for that date. The scheduled overcollateralization level for each payment date is set forth below. The overcollateralization amount and the scheduled overcollateralization levels have been set at amounts sufficient to obtain the ratings on the series 2001-1 securitization bonds which are described below under “Ratings for the Series 2001-1 Securitization Bonds.” See also “The Securitization Bonds — Credit Enhancement for the Securitization Bonds” in the prospectus.

      If amounts available in the general subaccount, the series subaccount and the reserve subaccount are not sufficient on any payment date to make scheduled payments of principal and interest to the series 2001-1 securitization bondholders and to pay the fees, expenses, and costs specified in the indenture, the trustee will draw on amounts in the series 2001-1 overcollateralization subaccount to make those payments.

Table 3

Scheduled Overcollateralization Levels

	Scheduled		Scheduled
Payment	Overcollateralization	Payment	Overcollateralization
Date	Level	Date	Level

[INFORMATION TO BE PROVIDED]

      The Reserve Subaccount. The reserve subaccount will be funded with any securitization charge collections and earnings on amounts in the collection account, other than the capital subaccount, in excess of the amount necessary to pay on any payment date:

1.	fees and expenses of the trustee and the servicer and other transaction fees, expenses, costs and charges,

2.	scheduled principal of and interest on the securitization bonds, which in the case of interest on any floating rate class will be the gross fixed amount for that class and that payment date, of each series payable on that payment date,

3.	any amount required to replenish the capital subaccount for each series, and

4.	the amounts required to fund or replenish the overcollateralization subaccount for each series to the specified levels for that payment date.

      The securitization charge adjustments will be calculated to, among other things, eliminate any amounts on deposit in the reserve subaccount. See also “The Securitization Bonds — Credit Enhancement for the Securitization Bonds” and “The MPSC Financing Order and the Securitization Charge — The MPSC’s Securitization Charge Adjustment Process” in the prospectus.

      On any payment date, if amounts available in the general subaccount and the series subaccount are not sufficient to make scheduled payments of principal and interest to the series 2001-1 securitization bondholders, and to pay the fees, expenses, and costs specified in the indenture, the trustee will draw first on any amounts in the reserve subaccount to make those payments.

      No amounts in the series overcollateralization subaccount, the series capital subaccount or the reserve subaccount may be used to cover any shortfalls in interest on a floating rate class to the extent that shortfall is due to the swap counterparty’s failure to pay any net swap receipt due under the related interest rate swap agreement. However, amounts in those subaccounts will be available to pay the applicable gross fixed amount with respect to each floating rate class.

Description of Securitization Property

       Securitization property is a property right authorized by Michigan state legislation and created under a financing order. Securitization property represents, among other things, the irrevocable right of a Michigan electric utility to impose, collect and receive the securitization charges in an amount sufficient, in general terms, to make payments on the securitization bonds. See “The Act” in the prospectus. Securitization property also includes the right of an electric utility to obtain periodic adjustments of securitization charges and all revenues, collections, payments, money and proceeds with respect to the above.

The Securitization Charge

       The qualified costs authorized in the MPSC financing order are to be recovered from customers of Detroit Edison through the securitization charge. Detroit Edison, in its capacity as servicer of the securitization property under the servicing agreement, will bill or arrange for the billing of the securitization charge to each customer. Detroit Edison will charge, collect and retain for its own benefit a separate tax charge which pursuant to the MPSC financing order will not constitute securitization property for purposes of the Act. See “The MPSC Financing Order and the Securitization Charge” in the prospectus. In accordance with the MPSC financing order, references to the securitization charge in this prospectus supplement and in the prospectus do not include the tax charge.

      Detroit Edison Will Assess the Securitization Charge on Customers. Detroit Edison, in its capacity as servicer of the securitization property under the servicing agreement, will assess the securitization charge on the bills of each customer. A customer is a person that is an electric customer taking delivery of electricity from Detroit Edison or its successor on its MPSC-approved rate schedules or under special contracts. Special contracts are contracts for the supply of power and energy with large industrial customers which are approved by the MPSC. Each customer who is physically connected to Detroit Edison’s facilities must pay the securitization charge on all electricity delivered over those facilities, even if that customer elects to purchase electricity from another supplier. In certain limited circumstances, however, customers who self-generate or transmit energy for an affiliate will be able to avoid the securitization charge. See “The Act — Detroit Edison and Other Utilities May Securitize Qualified Costs — Customers Cannot Avoid Paying the Securitization Charge” in the prospectus. The securitization charge is assessed as a uniform per kilowatthour charge against all customers of all rate classes and under all special contracts, subject to the maximum lawful energy charges which may be in effect from time to time for any of those rate classes or special contracts. The amount of the securitization charge billed to a customer depends on the amount of electricity delivered to the customer through Detroit Edison’s facilities. The initial securitization charge for the series 2001-1 securitization bonds is expected to represent less than 5.6% of the system-wide average aggregate rate cap applied against all related customers as of the issuance date of this series.

      Detroit Edison Will Calculate the Securitization Charge. Detroit Edison, as servicer, will calculate the securitization charge based on the total amount required to be billed to customers to generate securitization charge collections sufficient, in general terms, for the issuer to (i) pay principal of and interest on the securitization bonds; (ii) pay transaction fees, expenses, and costs associated with the securitization bonds; and (iii) fund or replenish the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels. The securitization charge will be reflected in each customer’s bill. Securitization charge collections will vary from projections because total electricity deliveries are affected by changes in usage, number of customers, rates of payment delinquencies and write-offs or other factors. See Tables 1 through 9 under “The Seller and Servicer of the Securitization Property” in the prospectus. Detroit Edison, as servicer, is required to seek adjustments to the securitization charge as described under “The MPSC Financing Order and the Securitization Charge” in the prospectus, in order to adjust for these variations.

      The initial securitization charge will be calculated on the basis of:

•	the issuance of approximately $1,774,202,000 of series 2001-1 securitization bonds,

•	the projected total payments required in relation to the securitization bonds during the twelve-month period commencing on the date of issuance of the series 2001-1 securitization bonds, and

•	the forecasted amount of electricity delivered, and for which Detroit Edison bills and collects, during that period.

      Initially, the securitization charge will be an amount not in excess of $0.004239 per kilowatthour for all customers, beginning with Detroit Edison’s first billing cycle after the issuance date of the series 2001-1 securitization bonds. See “The Act” and “The MPSC Financing Order and the Securitization Charge” in the prospectus.

      The MPSC’s Securitization Charge Adjustment Process. Under the MPSC financing order, Detroit Edison will implement annual (and commencing 12 months prior to the last expected final payment date of the series 2001-1 securitization bonds, quarterly) adjustments to the securitization charge which are calculated to generate securitization charge collections sufficient, in general terms, for the issuer to (i) pay principal of and interest on the securitization bonds; (ii) pay transaction fees, expenses, and costs associated with the securitization bonds; and (iii) fund or replenish the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels. See “The MPSC Financing Order and the Securitization Charge — The MPSC’s Securitization Charge Adjustment Process” in the prospectus.

Information Regarding The Detroit Edison Company

       For a discussion of Detroit Edison, you should review the information under “The Detroit Edison Company” and “The Seller and Servicer of the Securitization Property” in the prospectus.

Underwriting the Series 2001-1 Securitization Bonds

       Subject to the terms and conditions set forth in the underwriting agreement among the issuer, Detroit Edison and the underwriters (for whom Salomon Smith Barney Inc. is acting as the representative), the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal balance of series 2001-1 securitization bonds set forth opposite each underwriter’s name below:

	Class	Class	Class	Class	Class	Class	Class
Name	A-1	A-2	A-3	A-4	A-5	A-6	A-7

Salomon Smith Barney Inc.

Total	$	$	$	$	$	$	$

      Under the underwriting agreement, the underwriters will take and pay for all of the series 2001-1 securitization bonds offered hereby, if any are taken.

The Underwriters’ Sales Price for the Series 2001-1 Securitization Bonds

      Series 2001-1 securitization bonds sold by the underwriters to the public will be initially offered at the prices set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the securitization bonds to dealers at such prices, less a selling concession not to exceed the percentage set forth below, and the underwriters may allow and dealers may reallow a discount not to exceed the percentage set forth below.

	Selling	Reallowance
Class	Concession	Discount

Class A-1

Class A-2

Class A-3

Class A-4

Class A-5

Class A-6

Class A-7

      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Securitization Bonds

      The series 2001-1 securitization bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange, with the exception of any floating rate class which may be listed on the Luxembourg Stock Exchange. The underwriters have advised the issuer that they intend to make a market in the securitization bonds but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securitization bonds.

United Kingdom Offering

      Each underwriter has represented and agreed that (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of any floating rate class to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to any floating rate class of in, from or otherwise involving the United Kingdom and (c) if that underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

Various Types of Underwriter Transactions Which May Affect the Price of the Securitization Bonds

      In connection with the offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell securitization bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of securitization bonds in excess of the principal amount of securitization bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the securitization bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of securitization bonds made for the purpose of preventing or retarding a decline in the market price of the securitization bonds while the offering is in progress.

      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases securitization bonds originally sold by that syndicate member.

      Any of these activities may have the effect of preventing or retarding a decline in the market price of the securitization bonds. They may also cause the price of the securitization bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

      In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in transactions with the issuer and its affiliates, including Detroit Edison. In addition, each underwriter may from time to time take positions in the securitization bonds.

      Under the terms of the underwriting agreement, the issuer and Detroit Edison have agreed to reimburse the underwriters for some expenses. The issuer and Detroit Edison have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933.

Ratings for the Series 2001-1 Securitization Bonds

       It is a condition of any underwriter’s obligation to purchase the series 2001-1 securitization bonds that each class of the series 2001-1 securitization bonds be rated “     ” by S&P, “     ” by Moody’s and “     ” by Fitch.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. No person is obligated to maintain the rating on the securitization bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of the securitization bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the securitization bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the securitization bonds other than payment in full of each class of the securitization bonds by the applicable final maturity date, as well as the timely payment of interest.

      For so long as any floating rate class is listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the issuer will notify the Luxembourg Stock Exchange if any rating assigned to those securitization bonds is reduced or withdrawn and will cause this notice to be published in a daily newspaper published in Luxembourg, which is expected to be the Luxemburger Wort.

Listing and General Information Related to Floating Rate Classes

       Application will be made to list each floating rate class on the Luxembourg Stock Exchange. There can be no assurance that any floating rate class will be listed on the Luxembourg Stock Exchange or any other stock exchange. Purchasers of any class of series 2001-1 securitization bonds should not rely on these securitization bonds being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with [          ], the Luxembourg listing agent for each floating rate class, [          ], Luxembourg, phone number [          ], referred to as the listing agent, to determine whether or not a particular floating rate class is listed on the Luxembourg Stock Exchange.

      In connection with the listing application, the articles of incorporation and by- laws of Detroit Edison, the amended and restated articles of organization and amended and restated limited liability company agreement of the issuer, as well as legal notice relating to the issuance of the series 2001-1 securitization bonds, will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained, free of charge, upon request. Once any floating rate class has been so listed, trading of those securitization bonds may be effected on the Luxembourg Stock Exchange. Each floating rate class will be submitted for clearing through the facilities of DTC, Clearstream and Euroclear. See “The Securitization Bonds — Securitization Bonds Will Be Issued in Book-Entry Form” in the prospectus.

      The International Securities Identification Number (ISIN), Common Code number and the CUSIP number for each floating rate class are as follows:

Class	ISIN	Common Code	CUSIP

      The issuer represents that, as of the date of this prospectus supplement, there has been no material adverse change in its financial position since the date of its creation. The issuer is not involved in litigation or arbitration proceedings relating to claims on amounts which are material in relation to the issuance of any floating rate class nor, so far as the issuer is aware, is any litigation or arbitration of this type involving it pending or threatened. Except as disclosed in this prospectus supplement or the prospectus, as of the date of this prospectus supplement, the issuer has no outstanding loan capital, borrowings, indebtedness or contingent liabilities, nor has the issuer created any mortgages, charges or guarantees.

      The transactions contemplated in this prospectus supplement have been authorized by resolutions adopted by Detroit Edison’s Board of Directors on or about November 29, 2000 and by the issuer’s managers on or about November 30, 2000.

      If any floating rate class is listed on the Luxembourg Stock Exchange, copies of the indenture, the series 2001-1 supplemental indenture, the sale agreement, the servicing agreement, the administration agreement, the reports of independent certified public accountants described in “The Servicing Agreement — Detroit Edison, as Servicer, Will Provide Statements to the Issuer and to the Trustee” and “— Detroit Edison to Provide Compliance Reports Concerning the Servicing Agreement” in the prospectus, the documents listed under “The Detroit Edison Company” and “Information Available to the Securitization Bondholders” and the reports to securitization bondholders referred to under “Reports to Securitization Bondholders” and “The Indenture — Reports to Holders of the Securitization Bonds” and “— The Trustee Must Provide a Report to All Securitization Bondholders” in the prospectus, will be available free of charge at the offices of the trustee in The City of New York and the listing agent in Luxembourg. Financial information regarding Detroit Edison is included in its annual report on Form 10-K for the fiscal year ended December 31, 1999 and in its quarterly reports on Form 10-Q for the first three fiscal quarters of fiscal year 2000, and is also available at the offices of the trustee in The City of New York and the listing agent in Luxembourg. For so long as any floating rate class is outstanding and listed on the Luxembourg Stock Exchange, copies of each annual report on Form 10-K and each quarterly report on Form 10-Q for subsequent fiscal years and quarters will also be available at the offices of the trustee in The City of New York and the listing agent in Luxembourg.

      In the event that any floating rate class is listed on the Luxembourg Stock Exchange, certificated securitization bonds are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg paying agent will be appointed as a transfer agent.

      The indenture provides that the trustee and the paying agent shall pay to the issuer upon request any amounts held by them for the payment of principal of and interest on any class of securitization bonds, including without limitation, any floating rate class, which amounts remain unclaimed for two years after they become due and payable. After payment to the issuer, holders of any class of series 2001-1 securitization bonds entitled to these funds must look to the issuer for payment as general creditors unless an abandoned property law designates otherwise.

      According to Chapter VI, Article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the floating rate securitization bonds will be freely transferable and therefore no transaction made on the Luxembourg Stock Exchange will be cancelled.

      The indenture, the series 2001-1 supplemental indenture, the sale agreement, the servicing agreement and the administration agreement are governed by the laws of the State of Michigan. Similarly, the amended and restated articles of organization and the amended and restated limited liability company agreement are governed by the laws of the State of Michigan.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 1, 2000

Prospectus

The Detroit Edison Securitization Funding LLC

Issuer

The Detroit Edison Company

Seller and Servicer

       Up to $              of Securitization Bonds Issuable in Series

     Consider carefully the risk factors beginning on page 15 of this prospectus before buying the securitization bonds.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The securitization bonds represent obligations of The Detroit Edison Securitization Funding LLC only, which is the issuer, and are backed only by the assets of the issuer. Neither The Detroit Edison Company, its parent, DTE Energy Company, nor any of their respective affiliates, other than the issuer, is liable for payments on the securitization bonds. The securitization bonds are not obligations of the State of Michigan, the Michigan Public Service Commission or any other governmental agency or instrumentality.

     This prospectus, together with the applicable prospectus supplement, constitutes a summary of material terms of the offering of a series of securitization bonds. Prospective investors are urged to read both this prospectus and the prospectus supplement in full. Sales of the securitization bonds may not be consummated unless the purchaser has received both this prospectus and the prospectus supplement.

[               ], 2001

Prospectus

Page

Important Notice About Information Presented in This Prospectus and the Prospectus Supplement	1

Summary of Terms	2

The Collateral	7

Payment Sources	7

Priority of Distributions	8

Credit Enhancement and Accounts	9

Floating Rate Securitization Bonds	11

Payments of Interest and Principal	13

Optional Redemption	13

Payment Dates and Record Dates	13

Material Income Tax Consequences	13

ERISA Considerations	13

Reports to Securitization Bondholders	14

Risk Factors	15

Securitization Bondholders May Experience Payment Delays or Losses as a Result of the Limited Sources of Payment for the Securitization Bonds and Limited Credit Enhancement	15

The Issuer May Not Impose Securitization Charges for Electricity Delivered After 15 Years	15

In Some Periods the Amount of Securitization Charges Cannot Exceed Statutory Maximum Rates	15

In Some Periods, Increased Securitization Charges May Result in Less Liquidity for Detroit Edison	16

Judicial, Legislative or Regulatory Action That May Adversely Affect Your Investment	16

The Law That Underpins the Securitization Bonds May Be Invalidated By Judicial Action	16

Legal Activity in Other States May Indirectly Affect the Value of Your Investment	17

The Act May Be Overturned by the Federal Government Without Full Compensation	17

Future Voter Initiatives, Referenda or Other State Legislative Action May Invalidate the Securitization Bonds or Their Underlying Assets	18

The MPSC May Take Action Which Reduces the Value of the Securitization Bonds	19

Servicing Risks	20

Inaccurate Forecasting or Unanticipated Delinquencies or Charge-Offs Could Result in Insufficient Funds to Make Scheduled Payments on the Securitization Bonds	20

Initially, the Calculation of the Securitization Charge May Be Affected by Limited Experience With the Securitization Charge	21

Detroit Edison May Encounter Unexpected Problems in the Initial Administration of the Securitization Charge	21

If the Servicer Defaults or Becomes Bankrupt, It May Be Difficult to Find a Successor Servicer, and Payments on the Securitization Bonds May Be Suspended	21

Billing and Collection Practices May Reduce the Amount of Funds Available for Payments on the Securitization Bonds	21

It May Be Difficult to Collect the Securitization Charge From Alternative Electric Suppliers Who Provide Electricity to Detroit Edison’s Customers	22

Detroit Edison’s Customer Payments May Decline Initially Due to Confusion	22

i

Page

Inability to Terminate Service to Certain Delinquent Customers During the Heating Season May Temporarily Reduce Amounts Available for Payments on the Securitization Bonds	23

The Risks Associated With Potential Bankruptcy Proceedings	23

Detroit Edison Will Commingle Securitization Charge Collections with Other Revenues Which May Obstruct Access to the Issuer’s Funds in Case of Bankruptcy of Detroit Edison	23

Bankruptcy of Detroit Edison Could Result in Losses or Delays in Payments on the Securitization Bonds	24

The Sale of the Securitization Property Could Be Construed as a Financing and Not a Sale in a Case of Detroit Edison’s Bankruptcy	25

A MPSC Sequestration Order for Securitization Property in Case of Default Might Not Be Enforceable in Bankruptcy	25

Other Risks Associated With an Investment in the Securitization Bonds	26

The Proceeds From Foreclosure on the Securitization Property May Be Insufficient to Pay the Securitization Bonds	26

Detroit Edison’s Obligation to Indemnify the Issuer for a Breach of a Representation or Warranty May Not Be Sufficient to Protect Your Investment	26

Risks Associated With the Use of Interest Rate Swap or Cap Transactions	26

Absence of Secondary Market for Securitization Bonds Could Limit Your Ability to Resell Securitization Bonds	27

The Issuer May Issue Additional Series of Securitization Bonds Whose Holders Have Conflicting Interests	27

The Ratings Have a Limited Function and They Are No Indication of the Expected Rate of Payment of Principal on the Securitization Bonds	27

Forward-Looking Statements	28

The Detroit Edison Company	29

Use of Proceeds	29

The Act	30

Recovery of Qualified Costs Is Allowed for Detroit Edison and Other Michigan Utilities	31

Detroit Edison and Other Utilities May Securitize Qualified Costs	31

The MPSC Financing Order and the Securitization Charge	34

The MPSC Financing Order	34

The MPSC’s Securitization Charge Adjustment Process	36

The Seller and Servicer of the Securitization Property	37

Detroit Edison	37

Detroit Edison’s Customer Classes	37

Electric Revenue, Year-End Number of Customers and Electric Consumption	37

Percentage Concentration Within Detroit Edison’s Large Commercial and Industrial Customers	38

How Detroit Edison Forecasts the Number of Customers and the Amount of Electricity Consumption	38

Forecast Variances	39

Credit Policy; Billing; Collections and Write-Offs; Termination of Service	40

Write-off and Delinquency Experience	41

How Detroit Edison Will Apply Partial Payments by its Customers	44

Page

The Detroit Edison Securitization Funding LLC, The Issuer	44

Information Available to the Securitization Bondholders	46

The Securitization Bonds	47

General Terms of the Securitization Bonds	47

Payments of Interest on and Principal of the Securitization Bonds	48

Floating Rate Securitization Bonds	49

Redemption of the Securitization Bonds	50

Credit Enhancement for the Securitization Bonds	50

Securitization Bonds Will Be Issued in Book-Entry Form	51

Certificated Securitization Bonds	54

Weighted Average Life and Yield Considerations for the Securitization Bonds	55

The Sale Agreement	56

Detroit Edison’s Sale and Assignment of Securitization Property	56

Detroit Edison’s Representations and Warranties	57

Detroit Edison’s Limited Obligation to Undertake Legal Action and to Indemnify the Issuer and the Trustee	61

Successors to Detroit Edison	62

The Servicing Agreement	63

Detroit Edison’s Servicing Procedures	63

The MPSC’s Securitization Charge Adjustment Process	64

Remittances to Collection Account	64

Detroit Edison’s Compensation for its Role as Servicer and its Release of Other Parties	65

Detroit Edison’s Duties as Servicer	65

Detroit Edison’s Representations and Warranties as Servicer	66

Detroit Edison, as Servicer, Will Indemnify the Issuer and Other Related Entities	67

Detroit Edison, as Servicer, Will Provide Statements to the Issuer and to the Trustee	67

Detroit Edison to Provide Compliance Reports Concerning the Servicing Agreement	68

Matters Regarding Detroit Edison as Servicer	68

Events Constituting a Default by Detroit Edison in Its Role as Servicer	69

The Trustee’s Rights if Detroit Edison Defaults as Servicer	70

The Obligations of a Servicer That Succeeds Detroit Edison	70

The Indenture	71

The Security for the Securitization Bonds	71

Securitization Bonds May Be Issued in Various Series or Classes	72

The Collection Account for the Securitization Bonds	73

How Funds in the Collection Account Will Be Allocated	77

Reports to Holders of the Securitization Bonds	80

The Issuer and the Trustee May Modify the Indenture; the Issuer Must Enforce the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement	81

Modifications That Require the Approval of the Securitization Bondholders	82

Enforcement of the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement	83

What Constitutes an Event of Default on the Securitization Bonds	85

Right of Securitization Bondholders to Direct Proceedings	87

Waiver of Default	87

Covenants of the Issuer	88

Access to the List of Holders of the Securitization Bonds	90

The Issuer Must File an Annual Compliance Statement	90

The Trustee Must Provide a Report to All Securitization Bondholders	90

Important Notice About Information Presented in This
Prospectus and the Prospectus Supplement

       You should rely only on information related to the securitization bonds provided in this prospectus and in the related prospectus supplement. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuer, Detroit Edison, the underwriters or any dealer, salesperson or other person.

      This prospectus and the related prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

      We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

Summary of Terms

       This summary contains a brief description of the securitization bonds that applies to all series of securitization bonds issued under this prospectus. Information that relates to a specific series of securitization bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of the securitization bonds in “The Securitization Bonds” in this prospectus.

      Consider carefully the risk factors beginning on page 15 of this prospectus.

The Issuer:	The Detroit Edison Securitization Funding LLC, a Michigan limited liability company, wholly owned by Detroit Edison. The issuer was formed solely to purchase securitization property and to issue one or more series of securitization bonds secured by the securitization property created by the MPSC financing order pursuant to the Act.

Issuer’s Address:	2000 2nd Avenue, Detroit, Michigan 48226-1279

Issuer’s Telephone Number:	(313) 235-[ ]

Seller of the Securitization Property to the Issuer:	The Detroit Edison Company, referred to as Detroit Edison, incorporated under the laws of the State of Michigan in 1967, is a public utility subject to regulation by the Michigan Public Service Commission, referred to as the MPSC, and the Federal Energy Regulatory Commission, referred to as FERC. Detroit Edison is engaged in the generation, purchase, transmission, distribution and sale of electric energy in a 7,600 square mile area in southeastern Michigan. Its service area includes about 13% of Michigan’s total land area and about half of Michigan’s population (approximately five million people).

Seller’s Address:	2000 2nd Avenue, Detroit, Michigan 48226-1279

Seller’s Telephone Number:	(313) 235-8000

Servicer of the Securitization Property:	Detroit Edison, acting as servicer, and any successor servicer, will service the securitization property pursuant to a servicing agreement with the issuer.

Detroit Edison or any successor will be entitled to a servicing fee, in an amount specified in the prospectus supplement.

Administrator:	Detroit Edison, acting as administrator, and any successor administrator, will administer the administrative affairs of the issuer pursuant to an administrative agreement with the issuer.

Trustee:	[ ]

Offered Securities:	Up to $1,774,202,000 aggregate principal amount of securitization bonds of The Detroit Edison Securitization Funding LLC. Unless otherwise indicated, when we refer to the securitization bonds, we mean any or all of the securitization bonds issuable under the Act and the MPSC financing order described in this prospectus.

The Assets of the Issuer:	The issuer will own:

• the securitization property transferred to the issuer by the seller (see “The Sale Agreement — Detroit Edison’s Sale and Assignment of Securitization Property” in this prospectus);

• trust accounts held by the trustee;

• other credit enhancement acquired or held to provide for the payment of the securitization bonds; and

• rights under any interest rate swap agreements.

Transaction Overview:	The Customer Choice and Electric Reliability Act, Enrolled Senate Bill No. 937, 2000 PA 141 and Enrolled Senate Bill No. 1253, 2000 PA 142, both of which became effective June 5, 2000, and both of which are referred to collectively as the Act, authorizes electric utilities, such as Detroit Edison, to recover qualified costs. Qualified costs are an electric utility’s regulatory assets as determined by the MPSC, plus any costs that the MPSC determines that the electric utility would be unlikely to collect in a competitive market, together with the costs of issuing, supporting and servicing securitization bonds and any costs of retiring and refunding the electric utility’s existing debt and equity securities in connection with the issuance of securitization bonds. Qualified costs include taxes related to the recovery of the securitization charge. An electric utility may recover qualified costs through an irrevocable non- bypassable charge called the securitization charge that is collected from all of its electric customers taking delivery on its MPSC- approved rate schedules and under special contracts. The Act permits special purpose entities formed by electric utilities to issue debt securities secured by the right to receive revenues arising from the securitization charge. The securitization property includes this right. See “The Securitization Bonds” in this prospectus.

The following sets forth the primary steps of the transaction underlying the offering of the securitization bonds:

• Detroit Edison will sell the securitization property to the issuer in exchange for the proceeds from the sale of the securitization bonds after payment of the issuer’s issuance costs.

• The issuer, whose primary asset is the securitization property, will sell the securitization bonds to the underwriters named in the prospectus supplement.

• Detroit Edison will act as the servicer of the securitization property on behalf of the issuer. Detroit Edison or a third party will act as the administrator of the issuer for an arm’s- length fee, which is expected to be nominal.

Detroit Edison will also charge, collect and retain for its own benefit a separate tax charge which pursuant to the MPSC financing order will not constitute securitization property for purposes of the Act. See “The MPSC Financing Order and the Securitization Charge” in this prospectus. In accordance with the MPSC financing order, references to the securitization charge in this prospectus do not include the tax charge.

The securitization bonds and the securitization property securing the securitization bonds are not an obligation of Detroit Edison or any of its affiliates, other than the issuer. The securitization bonds are also not a debt or obligation of the State of Michigan and are not a charge on the full faith and credit or taxing power of the State.

State Pledge:	Under the Act, the State of Michigan pledges, for the benefit and protection of the holders of the securitization bonds and the electric utility, that it will not take or permit any action that would impair the value of securitization property, reduce or alter (except as allowed under the securitization charge adjustment provisions), or impair the securitization charge to be imposed, collected and remitted to the issuer, until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related securitization bonds have been paid and performed in full.

The State of Michigan’s pledge may be subject to subsequent actions undertaken by the State that are a reasonable exercise of the State’s sovereign powers and of a character reasonable and appropriate to the public purpose justifying such action. However, there is no existing case law addressing such exercise of the State’s sovereign powers with respect to securitization bonds. In addition, the State may not take any action in contravention of its pledge without paying just compensation to the securitization bondholders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of securitization bondholders in the securitization property and deprive the securitization bondholders of their reasonable expectations arising from their investments in the securitization bonds. There is also no existing case law addressing the issue of just compensation in the context of securitization bonds. See “Risk Factors — Future Voter Initiatives, Referenda or Other State Legislative Action May Invalidate the Securitization Bonds or Their Underlying Assets” in this prospectus.

Parties to the Transaction

The Collateral

      The securitization bonds will be secured by securitization property, a property right created under the Act and a financing order issued by the MPSC, dated November 2, 2000, referred to in this prospectus as the MPSC financing order. The MPSC financing order provides, among other things, for the creation of the securitization property and the issuance of the securitization bonds. In general terms, the securitization property represents, among other things, the irrevocable right to recover an amount sufficient to:

•	pay principal of and interest on the securitization bonds;

•	pay transaction fees, expenses, and costs associated with the securitization bonds; and

•	fund or replenish the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels.

This amount is to be recovered through a non-bypassable securitization charge payable by all of Detroit Edison’s electric customers, subject to limited exceptions, taking delivery from Detroit Edison or its successor on its MPSC-approved rate schedules and under special contracts, referred to as customers. See “The Act — Detroit Edison and Other Utilities May Securitize Qualified Costs — Customers Cannot Avoid Paying the Securitization Charge” in this prospectus. The proceeds of the securitization bonds will be used to purchase the securitization property, thereby reimbursing Detroit Edison for a portion of Detroit Edison’s qualified costs. Qualified costs include the electric utility’s regulatory assets as determined by the MPSC plus any costs that the MPSC determines the electric utility would be unlikely to collect in a competitive market. Qualified costs are described in more detail under “The Act” and the securitization property is described in more detail under “The Sale Agreement — Detroit Edison’s Sale and Assignment of Securitization Property” in this prospectus.

      Detroit Edison will sell securitization property to the issuer. The securitization property is described in more detail under “The Sale Agreement — Detroit Edison’s Sale and Assignment of Securitization Property” in this prospectus. Detroit Edison, as servicer of the securitization property, will collect the securitization charge from customers on behalf of the issuer. See “The Seller and Servicer of the Securitization Property” in this prospectus.

Payment Sources

      On each payment date, the trustee will pay amounts due on the securitization bonds from:

•	securitization charge collections remitted by the servicer to the trustee;

•	any third party credit enhancement;

•	investment earnings on amounts held under the indenture;

•	amounts payable to the trustee under any interest rate swap agreement or cap agreement;

•	amounts received as payment of any indemnity obligation by Detroit Edison under the sale agreement or the servicing agreement; and

•	other amounts available in the collection account held by the trustee. This account is described in greater detail under “The Indenture — The Collection Account for the Securitization Bonds” in this prospectus.

Priority of Distributions

      The trustee will apply securitization charge collections remitted by the servicer together with all investment earnings on the trust accounts, to the extent funds are available in the general subaccount of the collection account, in the following order of priority:

      On each payment date or before, if so specified in the related prospectus supplement, to:

(i)	payment of the trustee fee, together with any legal fees and other expenses and, so long as payment of any indemnity amounts will not cause an event of default, any indemnity amounts owed to the trustee;

(ii)	payment of the servicing fee and any unpaid servicing fees;

(iii)	payment of the administration fee in an amount specified in the administration agreement and payment of the fees of the independent managers of the issuer;

(iv)	so long as no event of default has occurred and is continuing or would be caused by this payment, payment of any operating expenses of the issuer, excluding items (i) through (iii) above, up to a total of $[100,000] for that payment date for all series;

(v)	payment of the interest then due on the securitization bonds or the amount payable under any interest rate swap agreement, excluding any termination or similar non-recurring payments;

(vi)	payment of the principal balance of the securitization bonds then due as follows:

•	the outstanding principal balance of all series of the securitization bonds upon an acceleration following an event of default; plus

•	on the final maturity date of any securitization bonds, the outstanding principal balance of those securitization bonds; plus

•	on the redemption date of any securitization bonds, the outstanding principal balance of those securitization bonds called for redemption;

(vii)	payment of the principal then scheduled to be paid on the securitization bonds according to the expected amortization schedule and any other scheduled principal unpaid on prior payment dates, other than principal paid under item (vi) above;

(viii)	payment of any remaining unpaid operating expenses, including indemnity amounts and any amounts payable by the issuer under any hedging arrangement and any termination or similar non-recurring payments under any interest rate swap agreement;

(ix)	replenishment of each series capital subaccount, pro rata, up to the required capital amount for each series;

(x)	replenishment and funding of each series overcollateralization subaccount, pro rata, up to the scheduled overcollateralization level for each series as of that payment date; and

(xi)	allocation of the remainder, if any, to the reserve subaccount.

See also “The Indenture — How Funds in the Collection Account Will Be Allocated” in this prospectus. A diagram depicting how the securitization charge collections will be allocated may be found on page    of this prospectus.

Credit Enhancement and Accounts

      Securitization Charge Periodic Adjustments. Unless otherwise specified in any prospectus supplement, the primary form of credit enhancement for the securitization bonds will be mandatory periodic adjustments to the securitization charge. Detroit Edison, as servicer, is required to make periodic adjustments to the securitization charge, on behalf of the issuer, by notification to the MPSC to provide revenues sufficient to cover all ongoing transaction costs, including:

•	interest on the securitization bonds;

•	for each series of securitization bonds, payment of the principal of each class of that series according to the expected amortization schedule;

•	other ongoing transaction costs and expenses as specified in items (i) through (viii) above;

•	for each payment date, for each series of securitization bonds, the amount to be deposited in the capital subaccount for that series such that the amount in that subaccount equals the required capital amount for that series as specified in item (ix) above; and

•	for each payment date, for each series of securitization bonds, the amount to be deposited in the overcollateralization subaccount for that series such that the amount in that subaccount equals the scheduled overcollateralization level for that series as of that payment date as specified in item (x) above;

and for the reserve subaccount to equal zero, all by the earlier of (1) the payment date immediately preceding the next adjustment and (2) the final maturity date of the final class of securitization bonds.

      Securitization charge adjustments are required to include an amount sufficient to fully compensate for delays or losses that would otherwise result from either the delinquent payment or non-payment of the securitization charge. As described further below, the servicer will petition the MPSC to approve these adjustments to make up for any shortfall or excess in securitization charge collections. Under the MPSC financing order, Detroit Edison, as servicer, is required to submit a notice for adjustments annually through the date 12 months prior to the expected final payment date of the final class of securitization bonds, and quarterly thereafter. The MPSC must complete its review of the adjustment request and make a determination within 45 days after Detroit Edison files the request. The securitization charge in effect prior to the filing of the request for adjustment will remain in place until the adjustments have become effective and are being billed to customers. See “The MPSC Financing Order and the Securitization Charge — The MPSC’s Securitization Charge Adjustment Process” in this prospectus. Expressed generally, the most likely causes of a shortfall or excess in securitization charge collections include the following situations:

•	the actual electric deliveries by Detroit Edison’s customers vary from Detroit Edison’s forecasts; and

•	the actual rate of collection of the securitization charge varies from Detroit Edison’s expected rate of collection.

See “Risk Factors — Servicing Risks” in this prospectus. The securitization charge remittances to the trustee will fund the collection account and various subaccounts as set forth below.

      Collection Account. Under the indenture, the trustee will hold a single collection account, divided into various subaccounts, some of which may be series specific and some of which may be held for all series of securitization bonds. The primary subaccounts for credit enhancement purposes are:

•	Capital Subaccount — An amount specified in the prospectus supplement for each series of securitization bonds will be deposited into that series’ capital subaccount on the date of issuance of that series. Any withdrawals from the capital subaccount for an existing series not replaced prior to the following payment date will be replenished by adjustments to the securitization charge.

•	Overcollateralization Subaccount — The prospectus supplement for each series of securitization bonds will specify a funding level for that series’ overcollateralization subaccount. That amount will be funded over the term of the securitization bonds.

•	Reserve Subaccount — Any excess amount of securitization charge remittances, indemnity payments and investment earnings, other than earnings on any series capital subaccount, after payments have been made on a payment date, will be held in the reserve subaccount for all series of securitization bonds.

      The capital subaccount and the overcollateralization subaccount for each series will be available to make payments for that series on each payment date and other amounts allocable to that series as described in items (i) through (vii) above under “— Priority of Distributions” for that series. The reserve subaccount will be available to make payments for all series on each payment date and other amounts as described in items (i) through (vii), (ix) and (x) above for all series. To the extent that amounts on deposit in the reserve subaccount are required to be applied to make payments in relation to more than one series, but are insufficient, the amounts on deposit will be allocated to each series, in proportion to the amounts then payable with respect to that series.

      Additional Credit Enhancement. Additional forms of credit enhancement, if any, for each series will be specified in the related prospectus supplement. However, the servicer may, but is not obligated to, obtain insurance or a letter of credit in support of its obligation to remit securitization charge collections to the trustee. Credit enhancement for the securitization bonds is intended to protect you against losses or delays in scheduled payments on your securitization bonds.

Floating Rate Securitization Bonds

      If, in connection with the issuance of any class of securitization bonds paying interest at a floating rate, referred to as a floating rate class, the issuer arranges for any interest rate swap transactions, the material terms of those transactions will be described in the related prospectus supplement.

Allocations and Distributions

Payments of Interest and Principal

      Interest on each class of securitization bonds will accrue at the interest rate specified in the related prospectus supplement. On each payment date, the trustee will distribute interest accrued on each class of securitization bonds and the scheduled principal payment for that class, if any, to the extent funds are available therefor, until the outstanding principal balance of that class has been reduced to zero.

      Failure to pay the entire outstanding balance of the securitization bonds of any class or series by the expected final payment date will not result in a default with respect to that class or series until the final maturity date for that class or series. The expected final payment date and the final maturity date of each class and series of securitization bonds are specified in the related prospectus supplement.

Optional Redemption

      Provisions for optional redemption of the securitization bonds, if any, are specified in the related prospectus supplement.

Payment Dates and Record Dates

      The payment dates and record dates for each series of securitization bonds are specified in the related prospectus supplement.

Material Income Tax Consequences

      In the opinion of Brown & Wood LLP, for federal income tax purposes, and in the opinion of Honigman Miller Schwartz and Cohn LLP, for Michigan state income tax and Michigan Single Business Tax purposes, the securitization bonds will constitute debt of Detroit Edison.

      Prior to the issuance of the initial series of securitization bonds, the issuer and Detroit Edison will receive a private letter ruling from the Internal Revenue Service regarding the federal income tax aspects of the transactions described above. Tax counsel have relied on that ruling in rendering their opinion that securitization bonds will be treated as debt of Detroit Edison. If you purchase a securitization bond, you agree to treat it as debt of Detroit Edison for tax purposes.

ERISA Considerations

      Pension plans and other investors subject to ERISA may acquire the securitization bonds subject to specified conditions. The acquisition and holding of the securitization bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the securitization bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the securitization bonds by the investor would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see “ERISA Considerations” in this prospectus.

Reports to Securitization Bondholders

       With respect to each series and class of securitization bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each securitization bondholder of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the securitization bonds of that series and class with respect to that payment date or the period since the previous payment date, or in the case of the first payment date, from the issuance date:

1.	the amount to be paid to securitization bondholders of that series and class as principal;

2.	the amount to be paid to securitization bondholders of that series and class as interest;

3.	the projected securitization bond balance and the actual securitization bond balance for that series and class as of that payment date;

4.	the amount on deposit in the overcollateralization subaccount for that series and the scheduled overcollateralization level for that series as of that payment date;

5.	the amount on deposit in the capital subaccount for that series as of that payment date; and

6.	the amount, if any, on deposit in the reserve subaccount as of that payment date.

      If any securitization bonds are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, notice that this report is available with the listing agent in Luxembourg will be given to holders of those listed securitization bonds by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

Risk Factors

       You should consider the following risk factors in deciding whether to purchase securitization bonds.

Securitization Bondholders May Experience Payment Delays or Losses as a Result of the Limited Sources of Payment for the Securitization Bonds and Limited Credit Enhancement

      You may suffer payment delays or losses on your securitization bonds if the assets of the issuer are insufficient to pay interest on or the scheduled principal of the securitization bonds in full. The only source of funds for payments on the securitization bonds will be the assets of the issuer. These assets are limited to:

•	the securitization property, including the right to collect the securitization charge and to adjust the securitization charge at least annually;

•	the funds on deposit in the collection account held by the trustee; and

•	contractual rights under various contracts.

      The securitization bonds will not be insured or guaranteed by Detroit Edison, including in its capacity as servicer, or by its parent, DTE Energy Company, any of its affiliates, the trustee or any other person or entity. You must rely for payment of interest on and principal of the securitization bonds solely upon collections of securitization charges, funds on deposit in the collection account held by the trustee, contractual rights under various contracts and any other credit enhancement described in the related prospectus supplement. See “The Detroit Edison Securitization Funding LLC, the Issuer” in this prospectus.

The Issuer May Not Impose Securitization Charges for Electricity Delivered After 15 Years

      Detroit Edison as servicer on behalf of the issuer may not bill securitization charges after the expiration of the 15 year period from the beginning of the first complete billing cycle during which the securitization charges were initially billed after the initial issuance of the securitization bonds. Amounts collected from securitization charges billed up to that time, or from credit enhancement funds, may not be sufficient to repay the securitization bonds in full. If that is the case, no other funds will be available to pay the unpaid balance due on the securitization bonds. See “The MPSC Financing Order and the Securitization Charge — The MPSC Financing Order” in this prospectus.

In Some Periods the Amount of Securitization Charges Cannot Exceed Statutory Maximum Rates

      The Act establishes maximum rates that may be charged to residential, commercial and industrial customers during the periods specified in the Act for each of those classes of customers. See “The Act” in this prospectus. In addition, the rates that Detroit Edison may charge under special contracts with certain industrial customers are limited by the terms of those contracts. These maximum rates are substantially higher than the securitization charge approved in the MPSC financing order. The maximum initial securitization charge (.4239 cents/kWh) approved in the MPSC financing order is expected to represent less than 5.6% of the system-wide average aggregate rate cap applied against all related customers as of the issuance of this series. In the remote event that the maximum rate applicable to a customer class prevents the collection of the full securitization charge, then the securitization charge would be increased in order to make up for any securitization charge revenue shortfall and collected from all customer classes, subject to maximum rates applicable to such classes and to the prohibition under the Act which prohibits the shifting of costs from customer classes subject to maximum rates to customer classes which are not subject to maximum rates. See “The Act” in this prospectus. These limitations could reduce the amount or the rate of collections of securitization charge revenues, which may materially and adversely affect the value of your securitization bond investment.

In Some Periods, Increased Securitization Charges May Result in Less Liquidity for Detroit Edison

      Increases in securitization charges, even if they do not approach the maximum rates applicable to any class of customers, could adversely affect Detroit Edison’s financial condition and, in turn, its ability to devote appropriate resources to service the securitization property. This is because, during any period in which customer rates are set at their maximum level, any required increase in the securitization charge will result in a dollar for dollar reduction in the other charges that Detroit Edison is permitted to collect from its customers. The reduced revenue available to Detroit Edison may leave Detroit Edison with insufficient resources to meet its operating expenses, adversely affecting its liquidity and its ability to perform its contractual obligations (including its obligation under the servicing agreement). While Detroit Edison will apply to the MPSC for recovery of charges it is not permitted to collect during periods when customer rates are “capped,” it is uncertain whether or when the MPSC will permit recovery of these charges. A significant delay in the collection of these charges or any disallowance of their recovery by the MPSC could adversely affect the liquidity of Detroit Edison. See “The Risks Associated With Potential Bankruptcy Proceedings.”

Judicial, Legislative or Regulatory Action That

May Adversely Affect Your Investment

The Law That Underpins the Securitization Bonds May Be Invalidated By Judicial Action

      The securitization property is the creation of the Act and the MPSC financing order issued by the MPSC pursuant to the Act. The Act was enacted in June 2000. There is uncertainty associated with investing in bonds payable from an asset which depends for its existence on recently enacted legislation because of an absence of any judicial decisions validating or interpreting the legislation. See “The MPSC Financing Order and the Securitization Charge” in this prospectus.

      As of the date of this prospectus, the relevant provisions of the Act have not been the subject of any judicial decision. However, a court decision in the future may overturn or otherwise invalidate either the Act or the MPSC financing order. If this occurs, you may lose some or all of your investment or you may experience delays in recovering your investment.

      The securitization property is a creation of statute. Consequently, any judicial action affecting the validity of the relevant legislative provisions would have an adverse effect on the securitization bonds because the securitization bonds are secured primarily by the securitization property. For example, if the provisions of the Act which create securitization property were invalidated, Detroit Edison, as servicer, could lose the right to collect the securitization charge. As another example, if the provisions of the Act which allow for periodic adjustment of the securitization charge were invalidated, Detroit Edison, as servicer, could be prevented from obtaining the adjustments required to provide sufficient funds for the scheduled payments on the securitization bonds.

      If a court were to determine that, based upon the laws in effect on the date any securitization property is sold to the issuer, the provisions of the Act or the MPSC financing order relating to the securitization property or the MPSC financing order, are unlawful, invalid or unenforceable in whole or in part, Detroit Edison will be required to indemnify you as provided in the sale agreement. However Detroit Edison might be unable to pay the indemnity. Moreover, the amount of any indemnification may not be sufficient for you to recover all of your loss on the securitization bonds. See “Other Risks Associated With an Investment in the Securitization Bonds — Detroit Edison’s Obligation to Indemnify the Issuer for a Breach of a Representation or Warranty May Not Be Sufficient to Protect Your Investment” in this prospectus.

Legal Activity in Other States May Indirectly Affect the Value of Your Investment

      Laws similar to the Act have been enacted in other states, including Arkansas, California, Connecticut, Illinois, Massachusetts, Montana, New Jersey, Pennsylvania and Texas. The validity of similar legislation in other states has been upheld in those states where court challenges have been made and the judicial process has been completed. A court might yet overturn a similar statute in another state in response to a pending or future claim. Such a decision would not automatically invalidate the Act or the MPSC financing order, but it might give rise to a challenge to the Act.

The Act May Be Overturned by the Federal Government Without Full Compensation

      At least one bill was introduced in the 105th Congress prohibiting the recovery of qualified costs. If enacted, this type of prohibition could adversely affect the securitization property. The 105th Congress adjourned without taking any further action on that bill. As of the date of this prospectus, no member of Congress had introduced a bill in the 106th Congress that would affect the existence or value of Detroit Edison’s securitization property or the imposition of the securitization charge. No prediction can be made as to whether any future bills that prohibit the recovery of qualified costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider this preemption by federal law of the Act a “taking” from the securitization bondholders. Moreover, even if this preemption of the Act and/or the MPSC financing order by the federal government were considered a “taking” under the U.S. Constitution for which the government had to pay just compensation to securitization bondholders, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the securitization bonds or to pay these amounts on a timely basis.

      Neither the issuer nor Detroit Edison will indemnify you for any changes in federal law that may affect the value of your securitization bonds.

Future Voter Initiatives, Referenda or Other State Legislative Action May Invalidate the Securitization Bonds or Their Underlying Assets

      Under the Michigan Constitution, the electorate has the powers of initiative and referendum. The power of initiative gives the electorate the ability to propose laws and to enact and reject laws that the legislature has the power to otherwise enact. Alternatively, the power of referendum gives the electorate the ability to approve or reject laws previously enacted by the legislature but does not extend to acts making appropriations for state institutions or to meet deficiencies in state funds. Among other requirements, qualifying an initiative or a referendum for an election requires petitions signed by registered electors constituting at least eight percent and five percent, respectively, of the total votes cast at the immediately preceding gubernatorial election. Both must be approved by a majority of the electors voting at the next general election. Detroit Edison is not aware of any pending referendum or initiative petitions being circulated that would affect the Act.

      Under the Act, the State of Michigan has pledged not to impair the value of the securitization property. For a description of this pledge, see “The Act — Detroit Edison and Other Utilities May Securitize Qualified Costs” in this prospectus. Despite this pledge, the legislature of the State of Michigan may attempt in the future to repeal or amend the Act in a manner that might limit or alter the securitization property so as to reduce its value or the value of the securitization bonds.

      To date, no cases addressing these issues in the context of securitization bonds have been decided. There have been cases in which courts have applied the contract clause of the United States Constitution and parallel state constitutional provisions to strike down legislation reducing or eliminating taxes, public charges or other sources of revenues servicing bonds issued by public instrumentalities or private issuers, or otherwise reducing or eliminating the security for bonds. Based upon this case law, in the opinion of Brown & Wood LLP, as special counsel to Detroit Edison and the issuer, under the contract clause of the United States Constitution, the State of Michigan could not (1) repeal the Act or take any other action, including by amending the Act, that substantially limits, alters or impairs the securitization property or other rights vested in the securitization bondholders pursuant to the MPSC financing order, or (2) substantially limit, alter, impair or reduce the value or amount of the securitization property, unless this action is a reasonable exercise of the State of Michigan’s sovereign powers and of a character reasonable and appropriate to the public purpose justifying this action. Honigman Miller Schwartz and Cohn LLP, Michigan counsel to Detroit Edison and the issuer, will deliver an opinion substantially to the same effect under the contract clause of the Michigan Constitution.

      Moreover, in the opinion of Brown & Wood LLP, as special counsel to Detroit Edison and the issuer, under the takings clause of the United States constitution, the State of Michigan could not repeal or amend the Act, or take any other action in contravention of its pledge described above, without paying just compensation to the securitization bondholders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of securitization bondholders in the securitization property and deprive the securitization bondholders of their reasonable expectations arising from their investments in the securitization bonds. Honigman Miller Schwartz and Cohn LLP, Michigan counsel to Detroit Edison and the issuer, will deliver an opinion substantially to the same effect under the takings clause of the Michigan Constitution. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of the principal of and interest on the securitization bonds.

      There can be no assurance that a repeal of or amendment to the Act will not be sought or adopted or that any action by the State of Michigan may not occur, any of which might constitute a violation of the State of Michigan’s pledge and agreement with the securitization bondholders. In any event, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price and liquidity of the securitization bonds and the dates of payments of interest on and principal of and, accordingly, the weighted average lives of the securitization bonds. Moreover, given the lack of judicial precedent directly on point and the novelty of the security for the securitization bondholders, the outcome of any litigation cannot be predicted with certainty and, accordingly, securitization bondholders could incur a loss of their investment.

      Neither the issuer nor Detroit Edison will indemnify you for any changes in the law that may affect the value of your securitization bonds.

The MPSC May Take Action Which Reduces the Value of the Securitization Bonds

      Pursuant to the Act, the MPSC financing order issued to Detroit Edison is irrevocable and not subject to reduction, impairment or adjustment by further action of the MPSC, except pursuant to the securitization charge adjustment provisions of that Act. The possibility exists, however, that the MPSC might nevertheless attempt to revise or rescind any of its regulations or orders in ways that ultimately have an adverse impact upon the securitization property or the securitization charge. Apart from the pledge of the State of Michigan and the terms of the MPSC financing order, the MPSC retains the power to adopt, revise or rescind rules or regulations affecting Detroit Edison or a successor electric utility. Any new or amended regulations or orders by the MPSC, for example, could directly or indirectly affect the ability of the servicer to collect the securitization charge on a full and timely basis. Detroit Edison has agreed to take legal or administrative actions, including instituting and prosecuting legal actions, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Act, the MPSC financing order or the rights of securitization bondholders.

      Detroit Edison has also agreed to resist proceedings of third parties, which, if successful, would result in a breach of its representations concerning the securitization property, the MPSC financing order or the Act. See “The Sale Agreement” in this prospectus. However, there is no assurance that any action Detroit Edison takes would be successful. Future MPSC regulations or orders may affect the ratings of the securitization bonds, their price or the rate of securitization charge collections and, accordingly, the amortization of securitization bonds and their weighted average lives, and may not trigger any obligation of Detroit Edison to indemnify you. As a result, you could suffer a loss in connection with your investment.

      Detroit Edison or any successor servicer is required to make, on behalf of the issuer, periodic adjustments to the securitization charge by notification to the MPSC. These adjustments are intended to provide, among other things, for timely payment of the securitization bonds. The MPSC may challenge the notice of a proposed periodic adjustment, which may cause delay, or refuse to permit an adjustment to take effect on the ground, for example, that the notification contains an arithmetic error. Any such delay in the implementation of the adjustment could cause a delay in the payments on the securitization bonds.

Servicing Risks

Inaccurate Forecasting or Unanticipated Delinquencies or Charge-Offs Could Result in Insufficient Funds to Make Scheduled Payments on the Securitization Bonds

      Because the securitization charge is based on a forecast of future deliveries of electricity by Detroit Edison to its customers, a shortfall of payments arising from the securitization charge could result if actual deliveries are materially different. Differences between the forecast and actual levels of customer delinquencies or charge-offs could also result in reduced securitization charge revenue remittances. A shortfall in securitization charge collections could result in shortfalls in payments of interest on the securitization bonds, or in principal of the securitization bonds not being paid according to the expected amortization schedule, thereby lengthening the weighted average lives of the securitization bonds, or in payments of principal and interest not being made at all.

      Inaccurate forecasting of electricity deliveries could result from, among other things:

•	warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

•	general economic conditions being worse than expected, causing customers to migrate from Detroit Edison’s service territory or reduce their electricity consumption;

•	the occurrence of a natural disaster, such as an earthquake, tornado or blizzard, unexpectedly disrupting electrical service and reducing consumption;

•	problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

•	customers physically disconnecting from Detroit Edison’s electric delivery facilities;

•	customers ceasing business or departing Detroit Edison’s service territory;

•	customers consuming less electricity because of increased conservation efforts; or

•	customers switching to self-generation of electric power without being required to pay the securitization charge under the Act. See “The Act” in this prospectus.

      Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

•	unexpected deterioration of the economy or the occurrence of a natural disaster or dramatic increases in the cost of electricity, causing greater delinquencies and charge-offs than expected or forcing Detroit Edison or a successor to grant additional payment relief to more customers; or

•	a change in law, rules or regulations that makes it more difficult for Detroit Edison or a successor to disconnect nonpaying customers, or that requires Detroit Edison or a successor to apply more lenient credit standards in accepting customers.

Initially, the Calculation of the Securitization Charge May Be Affected by Limited Experience With the Securitization Charge

      Detroit Edison has not previously calculated the initial securitization charge, adjusted securitization charges, billed securitization charges or remitted securitization charges to the trustee. Because these activities are new, there are potentially unforeseen factors in this new process which may have an impact on payments to bondholders.

Detroit Edison May Encounter Unexpected Problems in the Initial Administration of the Securitization Charge

      The servicer has not previously administered a securitization charge on behalf of a third party such as the issuer. As a result, the servicer may encounter unexpected problems in billing, collecting and remitting the securitization charge revenues and in managing customer payments on behalf of the issuer.

If the Servicer Defaults or Becomes Bankrupt, It May Be Difficult to Find a Successor Servicer, and Payments on the Securitization Bonds May Be Suspended

      Detroit Edison, as servicer, will be responsible for billing, collecting and remitting the securitization charge and for filing with the MPSC to adjust this charge. If it becomes a party in a bankruptcy proceeding, Detroit Edison might be excused from its contractual obligations as servicer of the securitization property. If Detroit Edison ceased servicing the securitization property, it might be difficult to find a successor servicer and the fees required by a successor servicer might substantially exceed the fees payable to Detroit Edison as servicer. Upon a servicer default based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code, referred to as the Bankruptcy Code, or similar laws, the trustee and the issuer may be prevented or delayed from effecting a transfer of servicing. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee would have the right to apply to the MPSC for sequestration and payment of revenues arising from the securitization property. However, federal bankruptcy law may prevent the MPSC from issuing or enforcing this order. In either case of a servicer default, payments on the securitization bonds may be delayed or suspended. See “— The Risks Associated With Potential Bankruptcy Proceedings” below.

Billing and Collection Practices May Reduce the Amount of Funds Available for Payments on the Securitization Bonds

      The methodology of determining the amount of the securitization charge the issuer may impose on each customer is specified in the MPSC financing order. Detroit Edison cannot change this methodology. However, billing and collection practices will also have an impact on securitization charge collections. For example, to recover part of an outstanding electricity bill, Detroit Edison may agree to extend a customer’s payment schedule or to write off the remaining portion of the bill. Also, Detroit Edison, or a successor to Detroit Edison as servicer, in its discretion, may change billing and collection practices, subject to obtaining required regulatory approvals and compliance with applicable laws and regulations. Any change to billing and collection practices may have an adverse or unforeseen impact on the timing and amount of customer payments and may reduce the amount of securitization charge collections. This could limit the issuer’s ability to make scheduled payments on the securitization bonds. See “The Seller and Servicer of the

Securitization Property — How Detroit Edison Forecasts the Number of Customers and the Amount of Electricity Consumption” in this prospectus. Similarly, the MPSC may require changes to these practices. Any changes in billing and collection regulation might make it more difficult for the servicer to collect the securitization charge. These changes may adversely affect the value of the securitization bonds and their amortization and, accordingly, their weighted average lives. See “The MPSC Financing Order and the Securitization Charge” in this prospectus.

It May Be Difficult to Collect the Securitization Charge From Alternative Electric Suppliers Who Provide Electricity to Detroit Edison’s Customers

      Under the Act, Detroit Edison is not required to allow alternative electric suppliers to bill for Detroit Edison’s services. Detroit Edison has agreed with the issuer in the sale agreement that it will not permit alternative electric suppliers to bill or collect securitization charges unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the rating agency condition is satisfied. Nevertheless, in the future, applicable law and regulations may be changed to compel Detroit Edison to permit alternative electric suppliers of electricity to collect the securitization charge from customers on behalf of the issuer under conditions which do not satisfy the rating agency condition. In this event, the value of your securitization bonds may be adversely affected and neither Detroit Edison nor the issuer will indemnify you for any loss.

      Even if alternative electric suppliers of electricity are permitted to collect securitization charges under conditions that satisfy the rating agency condition, this may adversely affect your security. For example, if many customers within Detroit Edison’s service territory elect to receive their electricity from alternative electric suppliers and those suppliers are allowed to collect the securitization charge from customers, the issuer may have to rely on a relatively small number of entities for the collection of the bulk of the securitization charge. A default by one alternative electric supplier which collects from a large number of retail customers would have a greater impact than a default by a single retail customer and therefore have a greater impact on securitization charge collections. This, in turn, could affect the issuer’s ability to make timely payments on the securitization bonds. The adjustment mechanism, the deposits which may be required from alternative electric suppliers and any other credit enhancement which may be imposed by the MPSC would be available to compensate for a failure by an alternative electric supplier to remit the billed securitization charge to the issuer. However, the amount of credit enhancement funds may not be sufficient to prevent a delay in payments on the securitization bonds.

Detroit Edison’s Customer Payments May Decline Initially Due to Confusion

      The securitization charge is being introduced to customers for the first time. Any change in customer billing and payment arrangements may result in initial customer confusion and the misdirection or delay of payments, which could have the effect of causing delays in initial securitization charge collections. Any problems arising from new and untested systems or any lack of experience with customer billing and collections could also cause delays in billing and collecting the securitization charge. These delays could result in shortfalls in securitization charge collections and, therefore, reduce the ability of the issuer to make timely payments on the securitization bonds.

Inability to Terminate Service to Certain Delinquent Customers During the Heating Season May Temporarily Reduce Amounts Available for Payments on the Securitization Bonds

      Except in limited circumstances, the Act prevents Detroit Edison from terminating service to certain delinquent residential customers who are low-income or senior citizen customers during the heating season, currently from November 15 of each year until at least March of the following year. As a result, Detroit Edison must provide service to those residential customers during this period without being assured of recovering the securitization charge from those customers. Detroit Edison’s forecast of securitization charge revenues will take into account expected unpaid accounts from such low-income and senior citizen customers. However, an unexpected increase in unpaid accounts from such low-income and senior citizen customers might reduce the amount of securitization charge collections available for payments on the securitization bonds, although any associated reduction in payments will be factored into the securitization charge adjustment. See “The Seller and Servicer of the Securitization Property — Credit Policy; Billing; Collections and Write-Offs; Termination of Service” in this prospectus.

The Risks Associated With Potential Bankruptcy Proceedings

Detroit Edison Will Commingle Securitization Charge Collections with Other Revenues Which May Obstruct Access to the Issuer’s Funds in Case of Bankruptcy of Detroit Edison

      Detroit Edison will not segregate the securitization charge collections from the other funds it collects from its customers. The securitization charge collections will be segregated only after Detroit Edison remits them to the trustee. Detroit Edison will remit securitization charge collections within two business days of the estimated collection date.

      Despite these requirements, Detroit Edison might fail to remit the full amount of the securitization charge collections to the trustee or might fail to do so on a timely basis. This failure could materially reduce the value of your investment and cause material delays in payment.

      The Act provides that the rights of the issuer to the securitization property are not affected by the commingling of these funds with Detroit Edison’s other funds. In a bankruptcy of Detroit Edison, however, a bankruptcy court might rule that federal bankruptcy law does not recognize the right of the issuer to collections of the securitization charge that are commingled with other funds of Detroit Edison as of the date of bankruptcy. If so, the collections of the securitization charge held by Detroit Edison as of the date of bankruptcy would not be available to pay amounts owing on the securitization bonds. In this case, the issuer would have a general unsecured claim against Detroit Edison for those amounts. This scenario could cause material delays in payment or an inability of the issuer to gain access to the funds required for scheduled payments on the securitization bonds.

Bankruptcy of Detroit Edison Could Result in Losses or Delays in Payments on the Securitization Bonds

      The Act and the MPSC financing order provide that as a matter of Michigan state law:

•	securitization property constitutes a presently existing property right of Detroit Edison for all purposes;

•	Detroit Edison may sell, assign and otherwise transfer that property and Detroit Edison or the issuer may pledge or grant a security interest in the property as collateral for securitization bonds; and

•	a transfer of the securitization property from Detroit Edison to the issuer is a true sale and not a secured transaction and that title, legal and equitable, has passed to the entity to which the securitization property is transferred.

See “The Act” in this prospectus. These three provisions are important to maintaining payments on the securitization bonds in accordance with their terms during any bankruptcy of Detroit Edison. In addition, the transaction has been structured with the objective of keeping the issuer legally separate from Detroit Edison in the event of a bankruptcy of Detroit Edison.

      A bankruptcy court generally follows state property law on issues such as those addressed by the three provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a Detroit Edison bankruptcy refused to enforce one or more of the state property law provisions described above for this reason, the effect of this decision on you as a securitization bondholder would be similar to the treatment you would receive in a Detroit Edison bankruptcy if the securitization bonds had been issued directly by Detroit Edison. A decision by the bankruptcy court that, despite the separateness of Detroit Edison and the issuer, the two companies should be consolidated, would have a similar effect on you as a securitization bondholder. That treatment could cause material delays in payment of, or losses on, your securitization bonds and could materially reduce the value of your investment. For example:

•	the trustee could be prevented from exercising any remedies against Detroit Edison on your behalf, from recovering funds to repay the securitization bonds, or from replacing Detroit Edison as servicer, without permission from the bankruptcy court;

•	the bankruptcy court could order the trustee to exchange the securitization property for other property, which might be of lower value;

•	tax or other government liens on Detroit Edison’s property that arose after the transfer of the securitization property to the issuer might nevertheless have priority over the trustee’s lien and might be paid from securitization charge collections before payments on the securitization bonds;

•	the trustee’s lien might not be properly perfected in securitization charge collections that were commingled with other funds Detroit Edison collects from its customers as of the date of Detroit Edison’s bankruptcy, or might not be properly perfected in all of the securitization property, and the lien could therefore be set aside in the bankruptcy, with the result that the securitization bonds would represent only general unsecured claims against Detroit Edison;

•	the bankruptcy court might rule that the securitization charge collected by the issuer should be used to pay a portion of the cost of providing electric service; or

•	the bankruptcy court might rule that the remedy provisions of the securitization property sale agreement are unenforceable, leaving the issuer with a claim of actual damages against Detroit Edison, which may be difficult to prove.

The Sale of the Securitization Property Could Be Construed as a Financing and Not a Sale in a Case of Detroit Edison’s Bankruptcy

      The Act provides that the characterization of a transfer of securitization property as a sale or other absolute transfer will not be affected by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. Detroit Edison and the issuer will treat the transaction as a sale under applicable law, although for financial reporting and federal and state tax purposes the securitization bonds will be treated as a financing and not a sale. In the event of a bankruptcy of Detroit Edison, a party in interest in the bankruptcy may assert that the sale of the securitization property to the issuer was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, the issuer and the trustee, as assignee, would be treated as secured creditors of Detroit Edison in the bankruptcy proceedings. Although the issuer and the trustee, as assignee, would in that case have a security interest in the securitization property, neither would likely be entitled to access to the securitization charge collections during the bankruptcy. As a result, repayment on the securitization bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuer of securitization charge collections and therefore the amount and timing of funds available to the issuer or the trustee, as assignee, to pay securitization bondholders.

A MPSC Sequestration Order for Securitization Property in Case of Default Might

Not Be Enforceable in Bankruptcy

      If Detroit Edison defaults on its obligations as servicer, the Act provides that the MPSC or a court of competent jurisdiction shall order the sequestration and payment of all securitization charge collections to the securitization bondholders. The Act states that this MPSC or court order would be effective even if made while Detroit Edison or its successor is in bankruptcy. However, federal bankruptcy law may prevent the MPSC from issuing or enforcing this order. Further, the indenture requires the trustee to request an order from the bankruptcy court to permit the MPSC or the court to issue and enforce the order. However, the bankruptcy court may deny the request. In this scenario, the issuer would lose access to the securitization charge collections and thereby lose its source of funds for scheduled payments on the securitization bonds. See “How a Bankruptcy of the Seller or Servicer May Affect Your Investment — Status of Securitization Property as Current Property” in this prospectus.

Other Risks Associated With an Investment in the Securitization Bonds

The Proceeds From Foreclosure on the Securitization Property May Be Insufficient to Pay the Securitization Bonds

      If an event of default occurs under the indenture, the securitization bonds are accelerated and the trustee attempts to foreclose on the securitization property, a sale of the securitization property may not generate sufficient funds for payment of the securitization bonds. The securitization property will likely have limited value in a sale because there is likely to be a limited market, if any, for the securitization property and because the securitization property may have little or no value to any person other than the issuer or another issuer of securitization bonds.

Detroit Edison’s Obligation to Indemnify the Issuer for a Breach of a Representation or Warranty May Not Be Sufficient to Protect Your Investment

      If Detroit Edison breaches a representation, warranty or covenant in the sale agreement, it is obligated to indemnify the issuer and the trustee for any liabilities, obligations, claims, actions, suits or payments resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, Detroit Edison is obligated to indemnify the issuer and the trustee, for itself and on behalf of the securitization bondholders, for (1) required payments of principal of and interest on the securitization bonds in accordance with their terms and (2) required remittances of amounts to the issuer, in each case, which are not made when so required as a result of a breach of a representation, warranty or covenant. However, the amount of any indemnification paid by the servicer or the seller may not be sufficient for you to recover all of your loss on the securitization bonds. See “The Sale Agreement — Detroit Edison’s Obligation to Indemnify the Issuer and the Trustee and to Take Legal Action” in this prospectus. Detroit Edison will not be obligated to indemnify any party for any changes of law. In addition, Detroit Edison will not be obligated to repurchase the collateral in the event of a breach of any of its representations, warranties and covenants, and neither the trustee nor the securitization bondholders will have the right to accelerate payments on the securitization bonds as a result of a breach of any of Detroit Edison’s representations, warranties and covenants, absent an event of default under the indenture as described in “The Indenture — What Constitutes an Event of Default on the Securitization Bonds.” If Detroit Edison becomes obligated to indemnify securitization bondholders, the ratings on the securitization bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that the securitization bondholders will be unsecured creditors of Detroit Edison with respect to any of those indemnification amounts. Moreover, Detroit Edison will not be liable for any consequential damages, including any loss of market value of the securitization bonds resulting from any downgrading of the ratings of the securitization bonds.

Risks Associated With the Use of Interest Rate Swap or Cap Transactions

      The related prospectus supplement will contain the risk factors, if any, associated with any interest rate swap or cap agreement that may be entered into by the issuer with respect to a series or class of floating rate securitization bonds.

Absence of Secondary Market for Securitization Bonds Could Limit Your Ability to Resell Securitization Bonds

      The underwriters for the securitization bonds may assist in resales of the securitization bonds but they are not required to do so. A secondary market for the securitization bonds may not develop. If it does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your securitization bonds.

The Issuer May Issue Additional Series of Securitization Bonds Whose Holders

Have Conflicting Interests

      Under the MPSC financing order, the issuer is authorized to issue up to $1,774,202,000 principal amount of securitization bonds. If the initial series of securitization bonds is less than this amount, the issuer may issue other series of securitization bonds without your prior review or approval. These series may include terms and provisions which would be unique to that particular series. A new series of securitization bonds may not be issued if it would result in the credit ratings on any outstanding series of securitization bonds being reduced or withdrawn. There can be no assurance, however, that the issuance of additional series of securitization bonds would not cause reductions or delays in payments on your securitization bonds. Any additional series of securitization bonds issued by the issuer pursuant to the MPSC financing order will have the right to share equally in all of the securitization property and amounts in the collection account owned by the issuer with all of the outstanding securitization bonds.

      Moreover, Detroit Edison may obtain a separate financing order from the MPSC authorizing the sale of securitization property to one or more entities in connection with the issuance of securitization bonds. That separate financing order will specify an additional amount of securitization charge revenues to be collected from customers for the those securitization bonds. Any securitization bonds issued pursuant to a separate financing order will be entitled to receive securitization charge collections calculated independently from the securitization charges securing the issuer’s securitization bonds. However, the securitization charges collected pursuant to a separate financing order may be collected together with securitization charges payable to the issuer, but will be accounted for separately. The seller has agreed not to sell securitization property under a separate financing order in connection with the issuance of additional securitization bonds if it would result in the credit ratings on any outstanding series of securitization bonds of the issuer being reduced or withdrawn. See “The Securitization Bonds” and “The Indenture” in this prospectus.

      In addition, some matters may require the vote of the holders of all series and classes of securitization bonds. Your interests in these votes may conflict with the interests of the securitization bondholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

The Ratings Have a Limited Function and They Are No Indication of the Expected Rate of Payment of Principal on the Securitization Bonds

      The securitization bonds will be rated by one or more established rating agencies. The ratings merely analyze the probability that the issuer will repay the total principal balance of each class of the securitization bonds at its final maturity and will make timely interest payments. The ratings do not otherwise assess the speed at which the issuer will repay the principal of the securitization bonds. Thus, the issuer may repay the principal of your securitization bonds earlier or later than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold securitization bonds. The rating may change at any time. A rating agency has the authority to revise or withdraw its bond rating based solely upon its own judgment. See “Ratings for The Securitization Bonds” in this prospectus.

Forward-Looking Statements

       Some statements contained in this prospectus and the related prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Detroit Edison and the issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

•	state and federal legal or regulatory developments;

•	national or regional economic conditions;

•	market demand and prices for energy;

•	weather variations affecting customer energy usage;

•	the effect of continued electric industry restructuring;

•	operating performance of Detroit Edison’s facilities and any alternative electric suppliers; and

•	the payment patterns of customers.

      Any forward-looking statements should be considered in light of these important factors and in conjunction with Detroit Edison’s documents on file with the SEC.

      New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for Detroit Edison or the issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither Detroit Edison nor the issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.

The Detroit Edison Company

       Detroit Edison, incorporated in Michigan since 1967, is a public utility subject to regulation by the MPSC and the Federal Energy Regulatory Commission, referred to as FERC, and is engaged in the generation, purchase, transmission, distribution and sale of electric energy in a 7,600 square mile area in Southeastern Michigan. Detroit Edison’s service area includes about 13% of Michigan’s total land area and about half of its population (approximately five million people). Detroit Edison’s residential customers reside in urban and rural areas, including an extensive shoreline along the Great Lakes and connecting waters.

      DTE Energy, a Michigan corporation incorporated in 1995, is an exempt holding company under the Public Utility Holding Company Act. DTE Energy has no operations of its own, holding instead directly or indirectly, the stock of Detroit Edison and other subsidiaries engaged in energy-related businesses. Detroit Edison is DTE Energy’s principal operating subsidiary, representing approximately 90% and 86% of DTE Energy’s assets and revenues, respectively, at December 31, 1999. In 1999, Detroit Edison had operating revenues of $4,047 million from the sale of 55,524 million kilowatthours of electricity to approximately 2.1 million customers.

      On October 4, 1999, DTE Energy entered into a definitive merger agreement with MCN Energy Group Inc. (“MCN”). The proposed merger is being reviewed by the Federal Trade Commission (FTC) pursuant to the Hart-Scott-Rodino Act. DTE Energy and MCN are taking action to address issues raised by the FTC staff. DTE Energy will acquire all outstanding common stock of MCN for a combination of cash and stock. The transaction was preliminarily valued at $4.6 billion, which includes the assumption of approximately $2 billion of MCN’s debt.

      Where to Find Information About Detroit Edison. Detroit Edison files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates and, for so long as any securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, will be available for inspection by the holders of any listed securitization bonds at the office of the listing agent in Luxembourg. Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. Detroit Edison also provides information through DTE Energy’s website at http://www.dteenergy.com. Information contained on the website is not a part of this prospectus or of the documents that Detroit Edison files with the SEC.

Use of Proceeds

       How the Issuer Will Use the Proceeds of the Securitization Bonds. The issuer will use the proceeds available from the sale of the securitization bonds after payment of issuer expenses to purchase securitization property from Detroit Edison. See “The Sale

Agreement” in this prospectus. As required by the Act and the MPSC financing order, Detroit Edison will apply the cash received from the issuer from the sale of the securitization property after payment of Detroit Edison’s expenses to the retirement of outstanding debt and equity securities. Detroit Edison will make the final decisions with respect to the use of proceeds on the basis of market conditions and other factors existing after the sale of the securitization bonds.

The Act

       The Customer Choice and Electricity Reliability Act, referred to as the Act, signed into law in June 2000, provides, among other things, for the restructuring of the electric utility industry in Michigan. The Act allows alternative electric suppliers to compete in the retail market for electric generation services in Michigan without being subject to price regulation by the MPSC. On the other hand, the incumbent electric utilities are required to remain under price regulation by the MPSC for generation services under the Act. To this end, under the Act all customers will be able to purchase their electricity from any of a number of MPSC-licensed alternative electric suppliers not later than January 1, 2002.

      To maintain the financial integrity of electric utilities during the transition to a competitive electric generation retail market, the Act provides each electric utility the opportunity to recover qualified costs through the securitization charge and a separate tax charge that will be retained by Detroit Edison and not be transferred to the issuer, referred to as the tax charge. Qualified costs are:

1.	an electric utility’s regulatory assets as determined by the MPSC, adjusted by the applicable portion of related investment tax credits;

2.	any costs that the MPSC determines that the electric utility would be unlikely to collect in a competitive market, including retail open access implementation costs and the costs of an MPSC-approved restructuring, buyout or buy-down of a power purchase contract;

3.	the costs of issuing, supporting and servicing securitization bonds;

4.	any costs of retiring and refunding the electric utility’s existing debt and equity securities in connection with the issuance of securitization bonds; and

5.	taxes related to the recovery of the securitization charge.

      While the Act does not alter the obligation of electric utilities to provide generation services at regulated prices, the Act authorizes alternative electric suppliers licensed by the MPSC, referred to as alternative electric suppliers, to provide electric generation services to retail customers. Under the Act, alternative electric suppliers will be subject to financial, managerial and technical requirements to ensure adequate service to customers, but are generally not subject to price regulation and other regulation by the MPSC as public utilities. Electric distribution and transmission services will remain regulated and subject to the traditional legal and regulatory requirements.

      If a customer chooses an alternative electric supplier for generation services, the customer may receive separate billings for those generation services directly from the alternative electric supplier or it may receive combined billings for all charges from Detroit Edison. Under the Act, Detroit Edison is not required to allow alternative electric suppliers to bill for Detroit Edison’s services and Detroit Edison has agreed with the issuer in the sale agreement that Detroit Edison will not permit alternative electric suppliers to bill or collect securitization charges unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the rating agency condition is satisfied.

      Pursuant to the Act, Detroit Edison’s rates for electricity will be frozen through 2003, except for reductions resulting from savings due to securitization. Residential rates were immediately reduced by five percent from the rates that were authorized or in effect on May 1, 2000. After 2003, rates can be reduced but cannot be increased until the earlier of December 31, 2013 or until certain statutory tests are met. Notwithstanding compliance with the statutory tests, rates for small commercial and manufacturing customers (less than 15 kilowatts) cannot be increased until 2005 and rates for residential customers cannot be increased before 2006. The Act prohibits the shifting of costs from customers with capped rates to customers without capped rates.

Recovery of Qualified Costs Is Allowed for Detroit Edison and Other Michigan Utilities

      If the MPSC finds that the net present value of the revenues to be collected under a financing order is less than the amount that would be recovered over the remaining life of the qualified costs using conventional financing methods and that a financing order is consistent with the standards in the statute, the MPSC is required under the Act to issue that financing order to allow the utility to fully recover its qualified costs. In issuing a financing order, the MPSC is required to ensure all of the following:

•	that the proceeds of the securitization bonds are used solely for the purposes of the refinancing or retirement of debt or equity;

•	that the securitization provides tangible and quantifiable benefits to customers of the electric utility;

•	that the expected structuring and expected pricing of the securitization bonds will result in the lowest securitization charge consistent with market conditions and the terms of the financing order; and

•	that the amount securitized does not exceed the net present value of the revenue requirement over the life of the proposed securitization bonds associated with the qualified costs sought to be securitized.

      The Act allows electric public utilities an opportunity to recover their qualified costs.

      As a mechanism to recover qualified costs, the Act provides for the imposition and collection of the securitization charge on customers’ bills. Because the securitization charge is a usage-based charge based on access to the utility’s transmission and distribution system, the customers will be assessed regardless of whether the customers take delivery of electricity supplied by the utility, by an alternative electric supplier, or by the customer by means of Detroit Edison’s transmission and distribution system.

Detroit Edison and Other Utilities May Securitize Qualified Costs

      The Recovery of Qualified Costs May Be Facilitated by the Issuance of Securitization Bonds. The Act authorizes the MPSC to issue “financing orders,” such as the MPSC financing order, approving, among other things, the issuance of securitization bonds to recover the qualified costs of an electric utility. A subsidiary of a utility or a third party assignee of a utility may issue securitization bonds. Under the Act, proceeds of securitization bonds are required to be used to refinance or retire an electric utility’s debt or equity. Securitization bonds are secured by and payable from securitization property and may have a final maturity date of up to 15 years from the date of issuance. It is expected that the securitization bonds will be paid in full on the expected final payment date which will be at least 12 months before the related final maturity date, although failure to pay principal of the securitization bonds before the final maturity date will not constitute an event of default under the indenture.

      The Act contains a number of provisions designed to facilitate the securitization of qualified costs and related expenses.

      An MPSC Financing Order is Irrevocable. Under the Act, securitization property is created by the issuance by the MPSC of a financing order. The Act provides that each financing order, including the MPSC financing order, and the securitization charges authorized by the order, are irrevocable, subject to rehearing by the MPSC only upon motion filed by the utility. Notwithstanding its irrevocability, a party to the related MPSC proceeding may appeal the financing order to the Michigan court of appeals within 30 days after issuance by the MPSC. Under the Act, a financing order and the securitization charges authorized in the MPSC financing order, are also not subject to reduction, impairment or adjustment by further action of the MPSC, other than pursuant to the securitization charge adjustment provisions of that Act.

      In addition, under the Act, the State of Michigan pledges for the benefit and protection of the financing parties, such as the issuer, and the electric utility, not to take or permit any action that would impair the value of securitization property, reduce or alter, except as contemplated by the periodic adjustments to the securitization charge authorized by the Act, or impair the securitization charges to be imposed, collected and remitted to the issuer until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related securitization bonds have been paid and performed in full. See “— The Securitization Charge is Adjusted Periodically” below. See also “Risk Factors — Judicial, Legislative or Regulatory Action That May Adversely Affect Your Investment” in this prospectus. Securitization bonds do not constitute a debt or obligation of the State and are not a charge on the full faith and credit or taxing power of the State.

      The Securitization Charge and Tax Charge are Adjusted Periodically. The Act requires each financing order to provide for mandatory adjustment of the securitization charge, at least once a year. The MPSC financing order provides for Detroit Edison, as servicer, to give notice to the MPSC of adjustments initially at least annually, and at least quarterly beginning 12 months preceding the expected final payment date of the final class of the securitization bonds. These adjustments are formula-based to generate securitization charge collections sufficient, in general terms, for the issuer to (i) pay principal of and interest on the securitization bonds; (ii) pay transaction fees, expenses, and costs associated with the securitization bonds; and (iii) fund or replenish the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels. The tax charge described below will also be adjusted as necessary to provide Detroit Edison with an amount sufficient to recover federal and state taxes in respect of the securitization charge collections. Detroit Edison agrees in the servicing agreement to file with the MPSC a notice of each proposed adjustment calculated in accordance with the formula set forth in the MPSC financing order. See “The MPSC Financing Order and the Securitization Charge — The MPSC’s Securitization Charge Adjustment Process” in this prospectus.

      Customers Cannot Avoid Paying the Securitization Charge. The Act provides that the securitization charge is “non-bypassable” which means that the charge will be payable by electric customers taking delivery from Detroit Edison or its successor on its MPSC-approved rate schedules or under special contracts, even if those customers elect to purchase electricity from an alternative electric supplier. The Act does provide limited exemptions from the payment of securitization charges by customers of Detroit Edison engaged in “self-service power” or “affiliate wheeling” transactions. “Self-service power” is defined under the Act to include electricity generated and consumed at an industrial site, or contiguous industrial site, or single commercial establishment or single residence without the use of Detroit Edison’s transmission and distribution system. Self-service power also includes electricity generated primarily by the use of by-product fuels, and consumed as part of a contiguous facility located within three miles of the point of generation, even if Detroit Edison’s transmission and distribution system is used to deliver the energy. “Affiliate wheeling” is the use of Detroit Edison’s distribution lines to deliver electricity generated from a customer’s industrial site to the customer’s, or an affiliate’s, other sites so long as either (i) for at least 90 days during January 1, 1996 to October 1, 1999, the site or sites were at least partially supplied with self-service power, or (ii) the site or sites were capable of being supplied by capacity from a co-generation facility that was placed in service before 1976 and since 1996 has had a rated capacity of 15 megawatts or less.

      The Act Provides Procedures for Perfecting the Transfer and Pledge of Securitization Property. The Act provides procedures for assuring that the transfer of the securitization property from Detroit Edison to the issuer will be perfected under Michigan law and that the security interest granted by the issuer to the trustee in the securitization property will be perfected under Michigan law. The Act provides that a transfer of securitization property will be perfected against all third parties, including subsequent judicial and other lien creditors when a financing statement with respect to the transfer has been filed in accordance with the Michigan Uniform Commercial Code, referred to as the Uniform Commercial Code.

      The Act Provides That Security Interests in the Securitization Property are Perfected by Means of a Filing Under the Uniform Commercial Code. A security interest in securitization property may be created only by a financing order and the execution of a security agreement, such as the indenture. A security interest in securitization property attaches automatically upon receipt of the purchase price of the securitization bonds and is continuously perfected upon the filing of a financing statement under the Uniform Commercial Code, whether or not the revenues or proceeds thereof have accrued. Perfection of the trustee’s security interest in the securitization property is necessary in order to establish the priority of the trustee’s security interest over claims of other parties to the securitization property. The Act provides that priority of security interests in securitization property will not be impaired by:

•	commingling of securitization charge collections with other funds of the utility or its assignee, or

•	later modification of the financing order.

      The Act Characterizes the Transfer of Securitization Property as a True Sale and not a Secured Transaction. The Act provides that a transfer by the utility or an assignee of securitization property will be treated as a true sale and not a secured transaction and that legal and equitable title has passed to the assignee, if the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer. The characterization of the transfer as a true sale is not affected by the fact that:

•	the purchaser has any recourse against the assignor, or any other term of the parties’ agreement, including the assignor retaining an equity interest in the securitization property;

•	the electric utility acts as collector of the related securitization charge; or

•	the transfer is treated as a financing for tax, financial accounting or other purposes.

      See “Risk Factors — The Risks Associated With Potential Bankruptcy Proceedings” in this prospectus.

The MPSC Financing Order and the Securitization Charge

The MPSC Financing Order

      Detroit Edison’s Petition and the MPSC Financing Order. On July 5, 2000, Detroit Edison filed an application with the MPSC requesting the issuance by the MPSC of a financing order under the Act to allow Detroit Edison to recover qualified costs, including associated transaction costs and the cost of retiring equity and debt securities of Detroit Edison, through the issuance of up to $1.85 billion of securitization bonds and the imposition of a securitization charge. In response to the petition the MPSC issued a financing order to Detroit Edison on November 2, 2000. On November 22, 2000, Detroit Edison filed a petition for rehearing seeking clarification of certain provisions of the MPSC financing order.

      The MPSC Authorizes the Issuance of Securitization Bonds. Consistent with the MPSC restructuring order, the MPSC financing order authorizes the issuance of securitization bonds with an initial total principal balance not to exceed $1,774,202,000 secured by securitization property. The securitization bonds may have a final stated maturity not later than 15 years from the date of issuance. The MPSC financing order also approved the structure and other terms of the securitization bonds, including the execution of an interest rate swap agreement in connection with the securitization bonds.

      The MPSC Authorizes Detroit Edison to Impose the Securitization Charge and the Tax Charge. Under the MPSC financing order, the MPSC authorizes Detroit Edison as servicer to impose and collect from customers the securitization charge in amounts sufficient to provide for the timely payment of the principal of and interest on the securitization bonds and all ongoing other qualified costs, referred to together as the periodic payment requirement. Ongoing other qualified costs are the actual costs which the issuer incurs in connection with the securitization transaction in addition to the payment of principal of and interest on the securitization bonds. These include the servicing fee, the fees and expenses of the indenture trustee and of the independent managers or trustees of the issuer, the administration fee, rating agency fees, legal and accounting fees and expenses, indemnity payments, if any, funding of the overcollateralization subaccount, replenishment of amounts withdrawn from the overcollateralization subaccount or the capital subaccount, the ongoing costs of any additional credit enhancement, the periodic or termination amounts payable under any interest rate swaps, caps or hedge agreements, and other similar operating expenses of the issuer.

      In addition, the MPSC financing order authorizes Detroit Edison to impose and collect the tax charge in an amount sufficient for Detroit Edison to recover federal and state taxes payable in connection with the securitization charge collections. Detroit Edison will charge, collect and retain the tax charge on its own behalf, and the tax charge will not constitute securitization property.

      The securitization charge and the tax charge will each be a single per kilowatthour charge assessed against all customers of each customer class on a monthly basis as part of each customer’s regular monthly billings. Detroit Edison will set the initial per kilowatthour securitization charge in an amount not to exceed $0.004239 per kWh and the initial tax charge in an amount not to exceed $0.000766 per kWh, each based upon the formula approved in the MPSC financing order. The securitization charge and the tax charge will be reflected in each customer’s bill as a combined line item.

      The securitization charge for each series of securitization bonds (together with the tax charge) will be assessed on customer bills starting with the beginning of the first monthly billing cycle of the servicer after issuance of that series of securitization bonds. Upon each adjustment of the securitization charge or issuance of additional series of securitization bonds, the adjusted securitization charge will be assessed in the same manner.

      The initial securitization charge will be calculated on the basis of:

•	the issuance of $1,774,202,000 of securitization bonds;

•	the projected total periodic payment requirement during the 12 month period commencing on the date of issuance of the securitization bonds; and

•	the estimated amount of kilowatthours of electricity to be delivered, billed and collected during that period.

      The periodic adjustments to the securitization charge are designed to ensure that securitization charge collections are not more or less than the amount necessary to provide for the timely payment of the periodic payment requirement. In requesting periodic adjustments, the servicer is required to take into account updated projections of consumption levels and timing of collections and any amounts held in the reserve subaccount. The tax charge will be periodically adjusted at the same time and in the same manner as the securitization charge.

      The Trustee May Designate a Replacement Servicer. Under the terms of the servicing agreement, if the servicer fails to fully perform its servicing obligations, the trustee may, with the consent of the holders of a majority of the total outstanding principal amount of the securitization bonds of all series, appoint an alternate party to replace the defaulting servicer and all of the rights and obligations of the defaulting servicer under the servicing agreement will be terminated. The defaulting servicer will be required to perform its obligations under the servicing agreement until it is replaced by a successor servicer. In order to replace the servicer as a successor servicer, a successor servicer must be qualified to perform the duties of the servicer, under the Act, the MPSC Regulations, the MPSC Financing Order and the servicing agreement. The successor servicer must also enter into an agreement with the issuer that is substantially similar to the servicing agreement and the appointment of that successor servicer must not result in the downgrade or withdrawal of a rating on any outstanding securitization bonds. See “Risk Factors — Servicing

Risks — If the Servicer Defaults or Becomes Bankrupt, It May Be Difficult to Find a Successor Servicer and Payments May Be Suspended” in this prospectus.

The MPSC’s Securitization Charge Adjustment Process

      The servicing agreement requires the servicer to seek adjustments to the securitization charge in order to enhance the likelihood that securitization charge collections, including any amounts on deposit in the reserve subaccount, are neither more nor less than the amount necessary to provide for the timely payment of the periodic payment requirement. These adjustments are formula-based, incorporating securitization charge collections, as well as updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and charge-offs and future expenses relating to securitization property and the securitization bonds, and the issuance of any additional series of securitization bonds. They are designed to achieve each of the above goals by the payment date immediately preceding the next date on which the securitization charge is adjusted or the expected final payment date, as applicable, taking into account any amounts on deposit in the reserve subaccount. If at the time of issuance of a series, the servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for the series.

      The Schedule for Making Adjustments to the Securitization Charge. Under the Act, the securitization charge must be adjusted at least annually. Under the MPSC financing order, Detroit Edison, as servicer, is required to submit a notice to the MPSC for adjustments at least annually through the date twelve months prior to the expected final payment date of the final class of the securitization bonds, and quarterly thereafter. Notice of those periodic adjustments must be submitted to the MPSC at least 45 days before the effective date of the adjustment. Detroit Edison, in its role as servicer of the securitization bonds, will initiate each adjustment to the securitization charge by filing a request for such an adjustment that (i) explains how its proposed revision of the securitization charge will ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the securitization bonds, (ii) shows the computation of the proposed adjustments to the securitization charge currently in place and (iii) seeks MPSC review and approval, on an expedited basis, of the arithmetic computations contained in the proposed adjustments before they can be implemented. All reviews conducted by the MPSC will be consistent with the requirements of the Act for adjusting the securitization charge. The MPSC must complete its review of the adjustment request and make a determination within 45 days after Detroit Edison files the request. The securitization charge in effect prior to the filing of the request for adjustment will remain in place until the adjustments have become effective and are being billed to customers.

      The MPSC Authorizes Detroit Edison to Make “Non-Routine” Adjustments to the Securitization Charge. The MPSC financing order also grants Detroit Edison, as servicer, the authority to make “non-routine” filings for adjustments. This authority would permit filings to be made to accommodate changes in the formula specified in the MPSC financing order for the mandatory periodic adjustments which Detroit Edison deems appropriate to remedy a significant and recurring variance between actual and expected securitization charge collections and to assure timely payment of the periodic payment requirement. Any such filing would be subject to MPSC hearing and approval and would not be subject to the 45 day deadline applicable to routine adjustments described in the preceding paragraph.

The Seller and Servicer of the Securitization Property

Detroit Edison

      Detroit Edison is both the seller and the servicer of the securitization property. See “The Detroit Edison Company” in this prospectus.

Detroit Edison’s Customer Classes

      Detroit Edison’s customer base is divided into four classes: residential, commercial, industrial and “other” (primarily sales for resale). Several rate classes are included within each category differentiated by type and level of service. The “other” customers class is not included in tables 1 through 9 below because substantially all those customers will not be assessed the securitization charge.

Electric Revenue, Year-End Number of Customers and Electric Consumption

      The following table shows the amount of Detroit Edison’s electric revenue per customer class for the past five years and the nine months ended September 30, 2000 and the percentage of each customer class of the total revenue.

Table 1

Electric Revenues ($millions)(1)

	1995	%	1996	%	1997	%

Residential	$1,211	35	$1,198	35	$1,179	35

Commercial	1,496	44	1,506	44	1,501	44

Industrial	728	21	731	21	726	21

Total	$3,435	100	$3,435	100	$3,406	100

[Additional columns below]

[Continued from above table, first column(s) repeated]

					Nine
					Months
					Ended
	1998	%	1999	%	9/30/00%

Residential	$1,253	35	$1,300	35	$973	34

Commercial	1,553	44	1,629	43	1,258	44

Industrial	753	21	809	22	646	22

Total	$3,559	100	$3,738	100	$2,877	100

(1)	Excludes “other” customer class (primarily sales for resale).

     The following table shows the year-end number of Detroit Edison’s customers in each customer class for the past five years and at September 30, 2000 and the percentage each customer class bears to the total number of customers.

Table 2

Year-End Number of Customers(1)

(thousands)

	1995	%	1996	%	1997	%

Residential	1,825	91	1,847	91	1,870	91

Commercial	174	9	175	9	178	9

Industrial	1	—	1	—	1	—

Total	2,000	100	2,023	100	2,049	100

[Additional columns below]

[Continued from above table, first column(s) repeated]

	1998	%	1999	%	9/30/00%

Residential	1,884	91	1,904	91	1,913	91

Commercial	181	9	182	9	188	9

Industrial	1	—	1	—	1	—

Total	2,066	100	2,087	100	2,102	100

(1)	Excludes “other” customer class (primarily sales for resale).

     The following table shows the total electric consumption of Detroit Edison’s customers in gigawatt-hours (referred to as GWh) for the past five years and the nine months ended September 30, 2000 for each customer class and the percentage each customer class bears to the total electric consumption.

Table 3

Electric Consumption (GWh)(1)

	1995	%	1996	%	1997	%

Residential	13,006	29	12,949	29	12,898	28

Commercial	17,471	40	17,706	40	17,997	40

Industrial	13,825	31	14,062	31	14,345	32

Total	44,302	100	44,717	100	45,240	100

[Additional columns below]

[Continued from above table, first column(s) repeated]

					Nine
					Months
					Ended
	1998	%	1999	%	9/30/00%

Residential	13,752	29	14,064	28	10,628	28

Commercial	18,897	40	19,546	40	14,883	39

Industrial	14,700	31	15,647	32	12,301	33

Total	47,349	100	49,257	100	37,812	100

(1)	Excludes “other” customer class (primarily sales for resale).

Percentage Concentration Within Detroit Edison’s Large Commercial and Industrial Customers

      During 1999, sales to automotive and automotive-related customers accounted for approximately 9% of total Detroit Edison operating revenues. Detroit Edison’s 30 largest industrial customers accounted for approximately 17% of total operating revenues in 1999 and no one customer accounted for more than 4% of total operating revenues.

How Detroit Edison Forecasts the Number of Customers and the Amount of Electricity Consumption

      Accurate projections of the number of customers, consumption and retail electric revenue are important in setting, maintaining and adjusting the securitization charge. The securitization charge must be calculated to generate securitization charge collections sufficient, in general terms, for the issuer to (i) pay principal of and interest on the securitization bonds; (ii) pay transaction fees, expenses and costs associated with the securitization bonds; and (iii) fund or replenish the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels. See “The MPSC Financing Order and the Securitization Charge — The MPSC’s Securitization Charge Adjustment Process” and “Risk Factors — Servicing Risks” in this prospectus.

      The residential energy forecast is primarily based on a forecast of southeast Michigan household growth. The use-per-customer forecast is developed using appliance saturation survey data and typical appliance efficiency data and trends.

      The commercial energy forecast is developed from a forecast of commercial floor space, non-manufacturing employment and equipment energy consumption. This forecast is performed at the market level for 22 markets in our service area.

      The industrial energy forecast is developed using economic variables such as local and U.S. automotive production, local steel production, Federal Reserve Board industrial production indices and local economic indicators. Specific customer information for major known activities are included such as maintenance shutdowns, new plant installations and significant changes in operating characteristics. The forecast is performed at the market level for 15 markets in our service area.

      The short-term and long-term forecasting models have been reviewed by the MPSC and by MPSC-hired auditors. All classes of business forecasts assume normal weather and include the effects of demand side management programs.

Forecast Variances

      The table below compares actual usage in gigawatt-hours (referred to as GWh) for a particular year (other than 2000 which represents the nine months ended September 30, 2000) to the related forecast prepared during the previous year. For example, the 1995 variance is based on a forecast prepared in 1994. There can be no assurance that the future variance between actual and expected consumption will be similar to the historical experience set forth below.

      Most of the variance experienced below has been due to warmer than normal summer temperatures over the last six summers which has increased air conditioning sales.

Table 4

Forecast Variance for the Amount of Electricity Consumed(1)

						Nine
						Months
						Ended
	1995	1996	1997	1998	1999	9/30/00

Forecast (GWh)	42,364	44,090	45,151	46,672	47,642	37,371

Actual (GWh)	44,302	44,717	45,240	47,349	49,257	37,812

Variance-%	4.4%	1.4%	.2%	1.4%	3.3%	1.2%

(1)	Excludes “other” customer class (primarily sales for resale).

     If actual consumption of electricity is higher than the forecast, there will most likely be an excess of securitization charge collections. Similarly, if actual consumption of electricity is lower than the forecast, there will most likely be a shortfall in securitization charge collections.

Credit Policy; Billing; Collections and Write-Offs; Termination of Service

      Credit Policy. Detroit Edison is required under Michigan law to provide service to all customers. Detroit Edison relies on the information provided by the customer and its customer information system to determine whether Detroit Edison has previously served a customer. Certain accounts are secured with deposits or guarantees as a precautionary measure. Since the vast majority of customers pay their bills within the allotted time, Detroit Edison does not require deposits from all new customers.

      If a deposit is required to establish credit, industrial and commercial customers must deposit cash equal to up to 3 times their maximum monthly bill. Residential customers may establish credit by depositing cash equal to twice the average monthly bill for the five summer months. Deposits may not be required if the applicant has previously been a customer of Detroit Edison and has paid all bills for service for a period of 12 consecutive months ending immediately before the applicant ceased Detroit Edison service, or if the customer provides a letter of reference from its previous utility showing no delinquencies in the past 12 months. In addition, customers may obtain a guaranty from a satisfactory guarantor, or otherwise establish credit to the satisfaction of Detroit Edison.

      Billing Process. Detroit Edison bills its customers once every 26 to 35 days and distributes approximately an equal number of bills each business day. For the year ended December 31, 1999, Detroit Edison mailed out an average of 120,000 bills on each business day to its customers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

      Collection and Write-Off Policy. Detroit Edison receives approximately 74% of its total bill payments via U.S. mail, 11% via local offices and other third party pay offices and the remaining 15% via electronic payments. Residential bills are due 17 days after the preparation date and industrial and commercial are due 21 days after the preparation date. Accounts are considered delinquent 5 days after the due date. Customers are notified of a delinquent account in the following monthly bill. The same delinquency policy will apply to the securitization charge. Timing and collection follow-up is based on customer type.

      For residential customers, a past due reminder notice is sent with the monthly bill if payment of the previous month’s bill has not been received. If payment is not received by the time of the third month’s bill, a shut-off notice is included in that monthly bill. A telephone contact is attempted 5 to 10 days after the shut-off notice is issued. Service is terminated if payment or an arrangement to pay is not made by the 15th day after the shut-off notice is issued. Once service is terminated, the customer may be required to pay an amount up to the total amount past due plus reconnect fees and a deposit (if one does not already exist) in order to resume service.

      For industrial and commercial customers, a shut-off notice is sent with the monthly bill if payment of the previous month’s bill has not been received. A telephone contact is attempted 5 to 10 days after the shut-off notice is issued. Service is terminated if payment or an arrangement to pay is not made by the 15th day after the shut-off notice is issued. Once service is terminated, the customer may be required to pay an amount up to the total amount past due plus reconnect fees and a deposit (if one does not already exist) in order to resume service.

      If service is terminated for a customer of any class, a charge of $20 for meter cut and $25 for pole cut is required for service restoration. For residential, industrial and commercial customers, a final bill including all unpaid amounts is issued after service termination at the next scheduled billing date. Unpaid final bills are written off approximately 120 days after the final bill is issued. The approximate number of days between the first bill that is unpaid and the final bill due to a shut off of service for non-payment is 120 days for a residential customer and 90 days for an industrial or commercial customer. The number of days between the first bill and last bill is based on providing at least one payment arrangement to the customer.

      Detroit Edison may change its credit, billing, collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance Detroit Edison’s ability to bill and collect customer charges on a timely basis. Under the servicing agreement, any changes to customary billing and practices instituted by Detroit Edison will apply to collections of the securitization charge so long as Detroit Edison is the servicer.

      Winter Protection Plan. Termination of service for certain residential customers during the winter months (December through March) is not allowed for senior citizens and for low income customers. A payment arrangement must first be offered as prescribed by the MPSC. The low income customer payment arrangement requirement requires the customer to make equal monthly payments according to a 12 month budget plan. The regulation also provides for restoration of service for customers eligible to participate in the program whose service has been shut off for non-payment prior to November 15th, if the current bill and 1/12th of the outstanding balance is paid. Customers who do not keep this payment arrangement may have their service shut off, as long as Detroit Edison follows the normal shut-off notification process (shut-off notice and phone call attempts).

      See “Risk Factors — Servicing Risks — Billing and Collection Practices May Reduce the Amount of Funds Available for Payments on the Securitization Bonds” in this prospectus.

Write-off and Delinquency Experience

      The following tables set forth information relating to the total revenues and write-off experience for the past five years and the nine months ended September 30, 2000. Such historical information is presented because Detroit Edison’s actual experience with respect to write-offs and delinquencies may affect the timing of securitization charge collections. Detroit Edison does not expect, but cannot assure, that the delinquency or write-off experience with respect to securitization charge collections will differ substantially from the rates indicated. Write-off and delinquency data is affected by factors such as the overall economy, weather and changes in collection practices. The net write-off and delinquency experience is expected, but cannot be assured, to be similar to Detroit Edison’s previous experience. For example, changes in the retail electric market, including but not limited to the introduction of third party suppliers who may be permitted to provide consolidated billing to Detroit Edison’s customers, could mean that delinquency and write-off ratios will vary from those presented in the tables below.

      The following table shows total Detroit Edison electric revenues for the past five years and the nine months ended September 30, 2000 for each customer class.

Table 5

Electric Revenues (thousands)(1)

						Nine
						Months
						Ended
	1995	1996	1997	1998	1999	9/30/00

Residential	$1,210,925	$1,198,265	$1,178,903	$1,252,988	$1,300,433	$973,202

Commercial	1,495,820	1,505,613	1,501,039	1,553,099	1,628,642	1,258,149

Industrial	728,088	730,933	725,640	752,653	809,155	645,719

Total	$3,434,833	$3,434,811	$3,405,582	$3,558,740	$3,738,230	$2,877,070

(1)	Excludes “other” customer class (primarily sales for resale).

     Gross write-offs for electricity have been tracked by customer class. The following table shows gross write-offs for electricity for the past five years for each customer class and the nine months ended September 30, 2000.

Table 6

Gross Write-Offs per Customer Class (thousands)(1)

						Nine
						Months
						Ended
	1995	1996	1997	1998	1999	9/30/00

Residential	$9,967	$11,855	$15,668	$20,951	$18,120	$11,146

Commercial	5,086	4,461	4,087	3,983	4,601	4,116

Industrial	609	825	1,606	833	997	426

Total	$15,662	$17,141	$21,361	$25,767	$23,718	$15,688

(1)	Excludes “other” customer class (primarily sales for resale).

     The following table shows Detroit Edison gross write-offs as a percentage of electric revenues for the past five years for each customer class and the nine months ended September 30, 2000.

Table 7

Gross Write-Offs as a Percentage of Electric Revenues per Customer Class(1)

						Nine
						Months
						Ended
	1995	1996	1997	1998	1999	9/30/00

Residential	.29%	.35%	.46%	.59%	.48%	.39%

Commercial	.15	.13	.12	.11	.12	.14

Industrial	.02	.02	.05	.02	.03	.02

Total	.46%	.50%	.63%	.72%	.63%	.55%

(1)	Excludes “other” customer class (primarily sales for resale).

     The following table shows Detroit Edison total net write-offs and the corresponding percentage of electric revenues for the past five years and the nine months ended September 30, 2000 for all customers for electricity.

Table 8

Total Net Write-Offs (thousands) and Net Write-Offs as a Percentage of Electric Revenues(1)

	1995	%	1996	%	1997	%

Residential	$7,676	.22	$9,800	.28	$13,611	.40

Commercial	4,388	.13	3,952	.12	3,529	.10

Industrial	425	.01	818	.02	1,584	.05

Total	$12,489	.36	$14,570	.42	$18,724	.55

[Additional columns below]

[Continued from above table, first column(s) repeated]

					Nine
					Months
					Ended
	1998	%	1999	%	9/30/00%

Residential	$18,720	.53	$15,521	.41	$9,076	.32

Commercial	$3,484	.10	3,914	.10	3,581	.12

Industrial	823	.02	938	.03	418	.01

Total	$23,027	.65	$20,373	.54	$13,075	.45

(1)	Excludes “other” customer class (primarily sales for resale).

     Net write-offs include amounts recovered by Detroit Edison from deposits, bankruptcy proceedings and payments received after an account has been either written-off by Detroit Edison or transferred to one of its external collection agencies.

      The following table sets forth information relating to Detroit Edison’s delinquencies as a percent of accounts receivable of all customers for electricity at year-end for the past five years and at September 30, 2000:

Table 9

Delinquencies as a Percentage of Accounts Receivable

	1995	1996	1997	1998	1999	9/30/00

1-30 Days Past Due	13.74%	8.87%	16.84%	22.01%	19.85%	18.17%

31-60 Days Past Due	3.47	3.20	4.83	7.01	6.24	5.56

61-90 Days Past Due	1.86	1.85	1.93	3.23	3.46	2.67

After 90 Days Past Due	2.88	4.61	4.19	4.74	5.91	5.46

      While accounts are considered delinquent if they are unpaid 5 days after the due date, customers are not notified of any delinquency in their account until the next billing. The delinquency data above represents only active customer accounts as opposed to the write-off data which reflects only customer accounts where service is no longer being provided. Detroit Edison has not traced the rate of delinquencies by customer class.

      See “Risk Factors — Servicing Risks — Billing and Collection Practices May Reduce the Amount of Funds Available for Payments on the Securitization Bonds” in this prospectus.

How Detroit Edison Will Apply Partial Payments by its Customers

      The MPSC financing order requires that Detroit Edison allocate partial payments of electricity bills proportionately among the securitization charge, the tax charge and other billed amounts, including any accrued interest and late fees, based on the ratio of the amount of that component of the bill to the amount of the total bill.

The Detroit Edison Securitization Funding LLC, The Issuer

       The Detroit Edison Securitization Funding LLC, the issuer of the securitization bonds, was formed as a Michigan limited liability company on November 20, 2000 pursuant to the filing of the articles of organization of the issuer by Detroit Edison as sole member of the issuer. The assets of the issuer are limited to the securitization property which will be sold to the issuer, the trust funds held by the trustee, the rights of the issuer under the transaction documents, any third party credit enhancement, rights under any interest rate swap agreement or hedge agreement and any money distributed to the issuer from the collection account in accordance with the indenture and not distributed to Detroit Edison. The MPSC financing order and the indenture provide that the bond securitization property, as well as the other collateral described in the MPSC financing order and the indenture, will be pledged by the issuer to the trustee. Pursuant to the indenture, the securitization charge collections remitted to the trustee by the servicer must be used to pay the securitization bonds and other obligations of the issuer specified in the indenture. As of the date of this prospectus, the issuer has not carried on any business activities and has no operating history.

      The Issuer’s Purpose. The issuer has been created solely for the purposes of:

•	purchasing and owning the bond securitization property;

•	issuing one or more series of securitization bonds, each of which may be comprised of one or more classes, from time to time;

•	pledging its interest in the securitization property and other collateral to the trustee under the indenture in order to secure the securitization bonds; and

•	performing activities that are necessary, suitable or convenient to accomplish these purposes, including the execution of any interest rate swap agreement or hedging arrangement incident to the issuance of securitization bonds.

      The Interaction Between Detroit Edison and the Issuer. On the issue date for each series, except in the event of a refunding of outstanding securitization bonds, Detroit Edison will sell securitization property to the issuer pursuant to the sale agreement between the issuer as buyer and Detroit Edison as seller. Detroit Edison will service the securitization property pursuant to a servicing agreement with the issuer. Detroit Edison and any successor in the capacity of servicer are referred to as the servicer.

      The Issuer’s Management. The issuer’s business will be managed by three to five managers, referred to as the managers, appointed from time to time by Detroit Edison or, in the event that Detroit Edison transfers its interest in the issuer, by the new owner or owners. The issuer will have at all times following the initial issuance of the securitization bonds at least two independent managers who, among other things, are not and have not been for at least five years prior to the date of their appointment:

•	a direct or indirect legal or beneficial owner of the issuer or Detroit Edison or any of their respective affiliates,

•	a relative, supplier, employee, officer, director, manager, contractor or major creditor of the issuer or Detroit Edison or any of their respective affiliates,

•	a person who controls Detroit Edison or its affiliates.

      The remaining managers will be employees or officers of Detroit Edison. The managers will devote the time necessary to conduct the affairs of the issuer.

      The following are the managers as of the date of this prospectus:

Name	Age	Position at Detroit Edison and DTE Energy

N. A. Khouri	43	Assistant Treasurer — Finance

Larry G. Garberding	62	Executive Vice President, Chief Financial Officer and Director

David E. Meador	43	Senior Vice President and Treasurer

      Detroit Edison, as the sole member of the issuer, will appoint two independent managers prior to the issuance of the initial series of securitization bonds.

      None of the managers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K.

      The Managers’ Compensation and Limitation on Liabilities. The issuer has not paid any compensation to any manager since the issuer was formed. The managers other than the independent managers will not be compensated by the issuer for their services on behalf of the issuer. The independent managers will be paid semiannual fees from the revenues of the issuer and will be reimbursed for their reasonable expenses. These expenses include, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the independent managers may employ in connection with the exercise and performance of their rights and duties under the issuer’s limited liability company agreement, the indenture, the sale agreement and the servicing agreement. The limited liability company agreement provides that the managers will not be personally liable under any circumstances except for:

•	the receipt of a financial benefit to which the managers are not entitled,

•	distributions in violation of the Michigan limited liability company act,

•	a knowing violation of law, or

•	liabilities arising from their own willful misconduct or gross negligence.

      The limited liability company agreement further provides that, to the fullest extent permitted by agency law, the issuer shall indemnify the managers against any liability incurred in connection with their services as managers for the issuer except in the cases described above.

      The Issuer is a Separate and Distinct Legal Entity. Under the issuer’s limited liability company agreement, the issuer may not file a voluntary petition for relief under the Bankruptcy Code without the unanimous vote of its managers, including both independent managers. Detroit Edison has agreed that it will not cause the issuer to file a voluntary petition for relief under the Bankruptcy Code. The limited liability company agreement requires the issuer:

•	to take all reasonable steps to continue its identity as a separate legal entity;

•	to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of Detroit Edison, other affiliates of Detroit Edison, the managers or any other person; and

•	to make it apparent to third persons that, except for federal and state tax purposes, it is not a division of Detroit Edison or any of its affiliated entities or any other person.

      The principal place of business of the issuer is 2000 2nd Avenue, Detroit, Michigan 48226-1279 number is (313) 235-     .

      Administration Agreement. Detroit Edison will provide administrative services for the issuer pursuant to an administration agreement between the issuer and Detroit Edison. The issuer will pay Detroit Edison a market rate fee for performing these services.

Information Available to the Securitization Bondholders

       The issuer has filed with the SEC a registration statement under the Securities Act, with respect to the securitization bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some documents filed as exhibits to the registration statement. However, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. For further information, reference is made to the registration statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the registration statement and exhibits thereto may be obtained at the above locations at prescribed rates and, for so long as any securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, will be available for inspection by the holders of any listed securitization bonds at the office of the listing agent in Luxembourg. Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. The issuer will file with the SEC all periodic reports as are required by the Exchange Act, and the rules, regulations or orders of the SEC thereunder. The issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the securitization bonds of any series if there are fewer than 300 holders of the securitization bonds.

      All reports and other documents filed by the issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securitization bonds will be deemed to be incorporated by reference into this prospectus and to be a part hereof. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or in the prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, in a prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement. The issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of this person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits which are not specifically incorporated by reference in the documents. Written requests for these copies should be directed to the issuer, c/o Corporate Secretary, The Detroit Edison Company, 2000 2nd Avenue, Detroit, Michigan 48226-1279. Telephone requests for these copies should be directed to the issuer at (313) 235-     . In addition, for so long as any securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, these documents will be available for inspection by the holders of any listed securitization bonds at the office of the listing agent in Luxembourg.

The Securitization Bonds

       The securitization bonds will be issued under and secured by the indenture between the issuer and the trustee substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of securitization bonds will be provided in the indenture and the related supplemental indenture. The following summary describes the general terms and provisions of the securitization bonds. The particular terms of the securitization bonds of any series offered by any prospectus will be described in the prospectus supplement. All of the material terms of the securitization bonds are described below and in the applicable prospectus supplement.

General Terms of the Securitization Bonds

      The securitization bonds may be issued in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class may differ from the terms of another class of the same series. The terms of each series will be specified in the related prospectus supplement and supplemental indenture.

      The indenture requires, as a condition to the issuance of each series of securitization bonds, that such issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of securitization bonds. The requirement of notification by each of Moody’s, S&P and Fitch, to the seller, the servicer, the trustee and the issuer that any action will not result in a reduction or withdrawal of its then current ratings is referred to as the rating agency condition.

      The Issuer’s Securitization Bonds Will be Maintained in Book-Entry Format.  Except as set forth in the prospectus supplement, each series of securitization bonds will initially be represented by one or more securitization bonds registered in the name of The Depository Trust Company, or its nominee, together referred to as DTC. The securitization bonds will be available for purchase in initial denominations specified in the related prospectus supplement which will be not less than $1,000, with an exception for one securitization bond in each class which may have a smaller denomination. Unless and until definitive securitization bonds are issued under the limited circumstances described in this prospectus, no beneficial owner of securitization bonds will be entitled to receive a physical bond representing a securitization bond. All references in this prospectus to actions by securitization bondholders or holders of securitization bonds will refer to actions taken by DTC upon instructions from DTC participants. In addition, all references in this prospectus to payments, notices, reports and statements to securitization bondholders or holders of securitization bonds will refer to payments, notices, reports and statements to DTC, as the registered holder of each series of securitization bonds, unless certificated securitization bonds have been issued to beneficial owners of interests in the securitization bonds, as discussed in “— Certificated Securitization Bonds” below. DTC will receive these payments, notices, reports and statements for distribution to the beneficial owners of the securitization bonds in accordance with DTC’s procedures with respect thereto. See “— Securitization Bonds Will Be Issued in Book-Entry Form” and “— Certificated Securitization Bonds” below.

Payments of Interest on and Principal of the Securitization Bonds

      Interest will accrue on the outstanding principal balance of securitization bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the securitization bondholders of a series or class on each payment date, commencing on the first payment date specified in the related prospectus supplement. On any payment date with respect to any series, the issuer will make principal payments on that series only until the outstanding principal balance thereof has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series or class of securitization bonds may be paid later, but not sooner, than reflected in the expected amortization schedule therefor, except in a case of any applicable optional redemption or acceleration. See “Risk Factors — Other Risks Associated With An Investment In The Securitization Bonds” and “— Servicing Risks” in this prospectus.

      The indenture provides that failure to pay the entire outstanding principal balance of the securitization bonds of any series or class by the applicable expected final payment date will not result in an event of default under the indenture until after the applicable final maturity date for the series or class, as applicable.

      On each payment date, the amount required to be paid as principal of the securitization bonds of each series, from securitization charge collections allocable to that series, the capital subaccount and overcollateralization subaccount for that series, and the reserve subaccount for all series, will equal:

•	the outstanding principal balance of any securitization bonds of each class of that series due if that payment date is the final payment date of that class; plus

•	the outstanding principal balance of any securitization bonds of each class of that series called for redemption; plus

•	the outstanding principal balance of any securitization bonds of each class of that series upon acceleration following those events of default specified in the indenture; plus

•	the principal scheduled to be paid on each class of that series of securitization bonds on that payment date.

      The entire outstanding principal balance of a series of securitization bonds will be due and payable if:

•	an event of default as specified in the indenture occurs and is continuing and

•	the trustee or the holders of a majority in principal amount of the securitization bonds of all series then outstanding, voting as a group, have declared the securitization bonds to be immediately due and payable.

      See “The Indenture — What Constitutes an Event of Default on the Securitization Bonds” and “Weighted Average Life and Yield Considerations for the Securitization Bonds” in this prospectus.

Floating Rate Securitization Bonds

      In connection with the issuance of any class of floating rate securitization bonds, the issuer may enter into or arrange for one or more interest rate swap transactions. The related prospectus supplement will include a description of:

•	the material terms of any interest rate swap transaction,

•	the identity of any interest rate swap counterparty,

•	any payments due to be paid by or to the issuer or the trustee under any interest rate swap transaction,

•	scheduled deposits in and withdrawals from any class subaccount of the collection account with respect to any interest rate swap transaction,

•	the formula for calculating the floating rate of interest of any floating interest rate class, and

•	the rights of securitization bondholders with respect to any interest rate swap transaction, including any right of termination of or amendment to the interest rate swap agreement.

      Under the indenture, the issuer is obligated to perform all of its obligations pursuant to any interest rate swap agreement to which it is a party.

Redemption of the Securitization Bonds

      If so specified in the related prospectus supplement, the issuer may redeem at its option any series of securitization bonds on any payment date if the outstanding principal balance of such series, after giving effect to payments to be made on that payment date, is less than 5% of the initial principal balance of that series of securitization bonds. The redemption price will, in each case, include accrued interest to the date of redemption. Notice of redemption of any series of securitization bonds will be given by the trustee to each registered holder of a securitization bond by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as may be specified in the related prospectus supplement. For so long as any securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of redemption also will be given by publication in a daily newspaper in Luxembourg, expected to be the Luxemburger Wort, not less than 10 days prior to the date of redemption.

      All securitization bonds called for redemption will cease to bear interest on the specified redemption date, if the redemption price is on deposit with the trustee at that time, and will no longer be considered “outstanding” under the indenture. The securitization bondholders will have no further rights with respect thereto, except to receive payment from the trustee of the redemption price thereof.

Credit Enhancement for the Securitization Bonds

      Credit enhancement with respect to the securitization bonds of each series will be provided principally by adjustments to the securitization charge and amounts on deposit in the reserve subaccount for all series and the overcollateralization subaccount and capital subaccount for that series. In addition, for any series of securitization bonds or one or more classes thereof, additional credit enhancement, if any, may be provided. The amounts and types of credit enhancement, if any, and the provider of any such credit enhancement with respect to each series of securitization bonds or one or more classes thereof will be described in the related prospectus supplement. Additional credit enhancement may be in the form of:

•	an additional reserve subaccount,

•	subordination of one series for the benefit of another,

•	additional overcollateralization,

•	a financial guaranty insurance policy,

•	a letter of credit,

•	a credit or liquidity facility,

•	a repurchase obligation,

•	a third party payment or other support,

•	a cash deposit or other credit enhancement, or

•	any combination of the foregoing, as may be set forth in the related prospectus supplement.

      If specified in the related prospectus supplement, credit enhancement for a series of securitization bonds may cover one or more other series of securitization bonds. See “Risk Factors — Securitization Bondholders May Experience Payment Delays or Losses as a Result of the Limited Sources of Payment for the Securitization Bonds and Limited Credit Enhancement” in this prospectus.

Securitization Bonds Will Be Issued in Book-Entry Form

      Unless otherwise specified in the related prospectus supplement, all classes of securitization bonds will initially be represented by one or more bonds registered in the name of DTC, or another securities depository. The securitization bonds will be available to investors only in the form of book-entry securitization bonds. Securitization bondholders may also hold securitization bonds through Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

      The Role of Cede, Clearstream and Euroclear. DTC will hold the global bond or bonds representing the securitization bonds. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories. Citibank, N.A. is depository for Clearstream and Morgan Guaranty Trust Company of New York is depository for Euroclear. These depositories will in turn hold these positions in customers’ securities accounts in the depositories’ names on the books of DTC.

      The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to indirect participants.

      The Function of Clearstream. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System, referred to as MGT/EOC, in Brussels to facilitate settlement of trades between Clearstream and MGT/EOC.

      Clearstream and MGT/EOC customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and MGT/EOC is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

      The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by MGT/EOC, under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to as the Cooperative. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with MGT/EOC, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      MGT/EOC is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law which are referred to in this prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between participants will occur in accordance with DTC rules. Transfers between

Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securitization bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

      DTC Will be the Holder of the Issuer’s Securitization Bonds. Unless and until definitive certificated securitization bonds are issued to beneficial owners of the securitization bonds, which securitization bonds are referred to as certificated securitization bonds, it is anticipated that the only “holder” of securitization bonds of any series will be DTC. Securitization bondholders will only be permitted to exercise their rights as securitization bondholders indirectly through participants and DTC. All references herein to actions by securitization bondholders thus refer to actions taken by DTC upon instructions from its participants, unless certificated securitization bonds are issued. In addition, all references herein to payments, notices, reports and statements to securitization bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the securitization bonds, for subsequent payments to the beneficial owners of the securitization bonds in accordance with DTC procedures, unless certificated securitization bonds are issued.

      Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any book-entry securitization bonds of a series are outstanding, under DTC’s rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry securitization bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry securitization bonds. Participants with whom securitization bondholders have accounts with respect to book-entry securitization bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective securitization bondholders. Accordingly, although securitization bondholders will not possess certificated securitization bonds, DTC’s rules provide a mechanism by which securitization bondholders will receive payments and will be able to transfer their interests.

      DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the securitization bonds to pledge securitization bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these securitization bonds, may be limited due to the lack of certificated securitization bonds.

      DTC has advised the trustee that it will take any action permitted to be taken by a securitization bondholder under the indenture only at the direction of one or more participants to whose account with DTC the securitization bonds are credited.

      How Securitization Bond Payments Will Be Credited by Clearstream and Euroclear. Payments with respect to securitization bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems’ rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Income Tax Consequences for the Securitization Bonds” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securitization bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository’s ability to effect these actions on its behalf through DTC.

      DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securitization bonds among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Certificated Securitization Bonds

      The Circumstances That Will Result in the Issuance of Certificated Securitization Bonds. Unless otherwise specified in the related prospectus supplement, each class of securitization bonds will be issued in fully registered, certificated form to beneficial owners of securitization bonds or other intermediaries, rather than to DTC, only if:

•	the issuer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that class of securitization bonds and the issuer is unable to locate a qualified successor;

•	the issuer, at its option, elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default under the indenture, beneficial owners of securitization bonds representing at least a majority of the outstanding principal balance of the securitization bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the securitization bondholders’ best interest.

      The Delivery of Certificated Securitization Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify the trustee and all affected beneficial owners of securitization bonds through participants of the availability of certificated securitization bonds. Upon surrender by DTC of the securitization bonds in the possession of DTC that had represented the applicable securitization bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver certificated securitization bonds to the beneficial owners. Any certificated securitization bonds listed on the Luxembourg Stock Exchange will be made available to the beneficial owners of such securitization bonds through the office of the transfer agent in Luxembourg. Thereafter, the trustee will recognize the holders of any of these certificated securitization bonds as the securitization bondholders under the indenture.

      The Payment Mechanism for Certificated Securitization Bonds. Payments of principal of, and interest on, certificated securitization bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of certificated securitization bonds in whose names the certificated securitization bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee.

      The Transfer or Exchange of Certificated Securitization Bonds. Certificated securitization bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      Final Payments on Securitization Bonds. The final payment on any securitization bond, however, will be made only upon presentation and surrender of the securitization bond at the office or agency specified in the notice of final payment to securitization bondholders. The final payment of any securitization bond listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the securitization bond at the office of the paying agent in Luxembourg as specified in the notice of final distribution. A notice of such final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of such final distribution. Certificated securitization bonds listed on the Luxembourg Stock Exchange will also be transferable and exchangeable at the offices of the transfer agent in Luxembourg. With respect to any transfer of these listed certificated securitization bonds, the new certificated securitization bonds registered in the names specified by the transferee and the original transferor will be available at the offices of the transfer agent in Luxembourg.

Weighted Average Life and Yield Considerations for the Securitization Bonds

       The rate of principal payments, the amount of each interest payment and the actual final payment date for each series or class of securitization bonds will be dependent on the rate and timing of receipt of securitization charge collections and the effectiveness of credit enhancement. Accelerated receipts of securitization charge collections will not, however, result in payment of principal of the securitization bonds earlier than the related expected final payment dates. This is because receipts in excess of the amounts necessary to amortize the securitization bonds in accordance with the applicable expected amortization schedule, to pay interest on the securitization bonds, to pay related costs and expenses and to fund or replenish the capital and overcollateralization subaccounts for each series, will be allocated to the reserve subaccount. However, delayed receipts of securitization charge collections may result in principal payments on the securitization bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates. Redemption of any class or series of securitization bonds and acceleration of the final maturity date after an event of default will result in payment of principal earlier than the related expected final payment dates.

      The Effect of Securitization Charge Collections on the Timing of Securitization Bond Payments. The actual payments on each payment date for each series or class of securitization bonds and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of securitization charge collections. Amounts available in the reserve subaccount, the series overcollateralization subaccount and the series capital subaccount will also affect the weighted average life of that series of securitization bonds. The securitization charge will be calculated based on estimates of energy usage by customers and estimates of delinquencies and write-offs. However, the aggregate amount of securitization charge collections and the rate of principal amortization of the securitization bonds will depend, in part, on actual energy usage by customers and the rate of delinquencies and write-offs. The securitization charge will be adjusted from time to time based in part on the actual rate of securitization charge collections as compared to the estimated securitization charge collections. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of collections or implement adjustments to the securitization charge that will cause securitization charge collections to be received at any particular rate.

      A payment on a date that is later than the expected final payment date might result in a longer weighted average life. In addition, if scheduled payments on the securitization bonds are received later than the applicable scheduled payment dates, this will result in a longer weighted average life of the securitization bonds.

      See “Risk Factors — Servicing Risks” and “The MPSC Financing Order and the Securitization Charge — The MPSC’s Securitization Charge Adjustment Process” in this prospectus.

The Sale Agreement

       The following summary describes all of the material terms and provisions of the sale agreement pursuant to which the seller is selling and the issuer is purchasing the securitization property. The sale agreement may be amended by the parties thereto, with the consent of the trustee, if notice of the amendment is provided by the issuer to each rating agency and the rating agency condition has been satisfied. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Detroit Edison’s Sale and Assignment of Securitization Property

      On the initial transfer date, pursuant to the sale agreement, the seller will sell and assign to the issuer, without recourse, except as provided in the sale agreement, the initial securitization property created under the MPSC financing order. The securitization property includes, among other things, the irrevocable right to receive through the securitization charge, in respect to the related series of securitization bonds, amounts sufficient, in general terms, for the issuer to (i) pay principal of and interest on the securitization bonds; (ii) pay transaction fees, expenses, and costs associated with the securitization bonds; and (iii) fund or replenish the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels. The proceeds received by the issuer from the sale of the securitization bonds after payment of the issuer’s expenses will be used to purchase the securitization property. In addition, the seller may from time to time offer to sell additional securitization property created under the MPSC financing order to the issuer, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Each subsequent sale will be financed through the issuance of an additional series of securitization bonds under the indenture. If this offer is accepted by the issuer, the subsequent sale will be effective on a subsequent transfer date.

      In accordance with the Act, upon the issuance of the MPSC financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a financing statement under the Uniform Commercial Code, the transfer of the initial securitization property will be perfected as against all third persons, including judicial lien creditors. In addition, upon the execution of a subsequent bill of sale and the filing of a financing statement under the Uniform Commercial Code, a transfer of subsequent securitization property created under the MPSC financing order will also be perfected against all third persons, including judicial lien and other creditors. The sale agreement provides that in the event that the sale and transfer of the securitization property is determined by a court not to be a true sale as contemplated by the Act, then the sale and transfer shall be treated as a pledge of the securitization property and the seller shall be deemed to have granted a security interest to the issuer in the securitization property, which security interest will secure a payment obligation of the seller in an amount equal to the purchase price for the securitization property.

      The initial securitization property is the securitization property created pursuant to the MPSC financing order, as identified in the related bill of sale, sold to the issuer on the initial transfer date pursuant to the sale agreement in connection with the issuance of the initial series of securitization bonds. The subsequent securitization property is the securitization property created pursuant to the MPSC financing order, as identified in the related bill of sale, sold to the issuer on any subsequent transfer date pursuant to the sale agreement in connection with the subsequent issuance of a series of securitization bonds.

      The seller may obtain a separate financing order from the MPSC authorizing the creation of additional securitization property under the Act. The seller has covenanted in the sale agreement not to sell securitization property under a separate financing order in connection with the issuance of additional securitization bonds if it would result in the credit ratings on any outstanding series of securitization bonds of the issuer being reduced or withdrawn.

Detroit Edison’s Representations and Warranties

      In the sale agreement, the seller will make representations and warranties to the issuer as of the initial transfer date and any subsequent transfer date to the effect, among other things, that:

1.	all information provided by the seller to the issuer with respect to the securitization property is correct in all material respects;

2.	the transfers and assignments contemplated by the sale agreement constitute sales of the initial securitization property or the subsequent securitization property, as the case may be, from the seller to the issuer, the seller will have no right, title or interest in the securitization property and the securitization property would not be part of the estate of the seller as debtor in the event of the filing of a bankruptcy petition by or against the seller under any bankruptcy law;

3. a.	the seller is the sole owner of the securitization property being sold to the issuer on the initial transfer date or subsequent transfer date, as applicable,

b.	the securitization property will be validly transferred and sold to the issuer free and clear of all liens other than liens created by the issuer pursuant to the indenture, and

c.	all filings (including filings with the Michigan Secretary of State under the Uniform Commercial Code) necessary in any jurisdiction to give the issuer a valid perfected ownership interest in the transferred securitization property, free and clear of all liens of the seller or anyone else claiming through the seller, have been taken or made;

4.	the MPSC financing order has been issued by the MPSC in accordance with the Act, the MPSC financing order and the process by which it was issued comply with all applicable laws, rules and regulations and the MPSC financing order is in full force and effect and is final and non-appealable;

5.	as of the date of issuance of any series of securitization bonds, the securitization bonds are entitled to the protections provided by the Act and, in accordance with the Act, the MPSC financing order and the securitization charge, subject to the periodic adjustments to the securitization charge provided for in the MPSC financing order, have become irrevocable;

6. a.	under the Act, the State of Michigan may not impair the value of the securitization property, reduce or alter (except as allowed under the securitization charge adjustment provisions), or impair the securitization charge to be imposed, collected and remitted to the issuer, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related securitization bonds have been paid and performed in full; and

b.	under the contract clauses of the State of Michigan and the United States constitutions, the State of Michigan could not take any action that substantially impairs the rights of the securitization bondholders unless that action is a reasonable exercise of the State of Michigan’s sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Michigan and United States constitutions, the State of Michigan could not repeal or amend the Act or take any other action in contravention of its pledge in the Act if this constitutes a permanent appropriation of the property interest of securitization bondholders in the securitization property and deprives the securitization bondholders of their reasonable expectations arising from their investments in securitization bonds, unless just compensation, as determined by a court of competent jurisdiction, is provided to securitization bondholders;

7.	there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Act, the MPSC financing order, the securitization property or the securitization charge or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the MPSC financing order which in any way is adverse to the position of the securitization bondholders;

8.	no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of securitization property, except those that have been obtained or made and those that the seller, in its capacity as servicer under the servicing agreement, is required to make in the future pursuant to the servicing agreement and post closing filings required under that agreement;

9.	except as disclosed by the seller to the issuer in writing, there are no proceedings or investigations pending or, to the best of the seller’s knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the issuer or the seller or their respective properties challenging the Act or the MPSC financing order;

10.	the assumptions used in calculating the initial securitization charge pursuant to the MPSC financing order are reasonable and made in good faith;

11. a.	securitization property constitutes a present property right;

b.	securitization property includes, without limitation:

(1)	the irrevocable right of the seller to impose, collect and receive securitization charges authorized in the MPSC financing order in an amount necessary to provide the full recovery of all qualified costs; and

(2)	the right under the MPSC financing order to obtain periodic adjustments of securitization charges pursuant to the Act; and

(3)	all revenue, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing; and

c.	the MPSC financing order, together with the securitization charges authorized therein, is irrevocable and not subject to reduction, impairment or adjustment by further action of the MPSC, except pursuant to the periodic adjustment provisions of the Act;

12.	the seller is a corporation duly organized and in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

13.	the seller has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full corporate power and authority to own the securitization property and sell and assign the initial securitization property, in the case of the initial transfer date, and the subsequent securitization property, in the case of each subsequent transfer date, as applicable, to the issuer; and the seller has duly authorized this sale and assignment to the issuer by all necessary corporate action; and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

14.	the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against the seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

15.	the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the seller, or any indenture, agreement or other instrument to which the seller is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any applicable indenture, agreement or other instrument, except as contemplated by the sale agreement, any bills of sale for securitization property, the servicing agreement, the issuer’s limited liability company agreement and the certificate of formation, the administration agree-

ment, the indenture, any hedge agreement and any interest rate swap agreement, which are referred to together as the basic documents; nor violate any law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties;

16.	except for the filing of financing statements and continuation statements under the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the seller of the sale agreement, the performance by the seller of the transactions contemplated by the sale agreement or the fulfillment by the seller of the terms of the sale agreement, except those which have previously been obtained or made and those that the seller, in its capacity as servicer under the servicing agreement, is required to make in the future under the servicing agreement and post closing filings required under that agreement;

17.	except as disclosed in writing by the seller to the issuer, there are no proceedings or investigations pending or, to the seller’s best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties:

a.	asserting the invalidity of any of the basic documents, or the securitization bonds, the Act, or the MPSC financing order;

b.	seeking to prevent the issuance of securitization bonds or the consummation of the transactions contemplated by the basic documents or the securitization bonds;

c.	seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents or the securitization bonds; or

d.	challenging the seller’s treatment of the securitization bonds as debt of the seller for federal and state tax purposes;

18.	after giving effect to the sale of any securitization property under the sale agreement, the seller:

a.	is solvent and expects to remain solvent;

b.	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

c.	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

d.	reasonably believes that it will be able to pay its debts as they become due; and

e.	is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity; and

19.	the seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require any qualifications, licenses or approvals, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the seller’s business, operations, assets, revenues, properties or prospects.

      The seller will make the above representations and warranties under existing law as in effect as of the date of issuance of any series of securitization bonds.

Detroit Edison’s Limited Obligation to Undertake Legal Action and to Indemnify the Issuer and the Trustee

      Detroit Edison’s Limited Obligation to Undertake Legal Action. The seller and the servicer are required to institute any action or proceeding necessary to compel performance by the MPSC or the State of Michigan of any of their obligations or duties under the Act or the MPSC financing order with respect to the securitization property. The cost of any action reasonably allocated by the servicer or the seller to the serviced securitization property would be payable from amounts on deposit in the collection account as an operating expense payable to the servicer and, in the case of the seller, as reimbursed by the servicer to the seller. Except for the foregoing and subject to the seller’s further covenant to fully preserve, maintain and protect the interests of the issuer in the securitization property, the seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement.

      Detroit Edison’s Limited Obligation to Indemnify the Issuer and the Trustee.  Under the sale agreement, the seller is obligated to indemnify the issuer and the trustee, for itself and on behalf of the securitization bondholders, and related parties specified therein, against:

1.	any and all taxes, other than any taxes imposed on securitization bondholders solely as a result of their ownership of securitization bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the securitization bonds as a result of the sale and assignment of the securitization property by the seller to the issuer, the acquisition or holding of securitization property by the issuer or the issuance and sale by the issuer of securitization bonds, including any sales, gross receipts, general corporation, personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any securitization bond; and

2. (a)	any and all amounts of principal of and interest on the securitization bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made in accordance with the terms of the basic documents which are not made when so required, in each case as a result of the seller’s breach of its representations, warranties, covenants or agreements contained in the sale agreement; and

(b)	any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, other than any liabilities, obligations or claims for or payments of principal of or interest on the securitization bonds, together with any reasonable costs and expenses incurred by that person, in each case as a result of the seller’s breach of any of its representations, warranties or covenants contained in the sale agreement.

      Notwithstanding paragraphs 1. and 2. above, Detroit Edison will not be liable for any consequential damages, including any loss of market value of the securitization bonds, resulting from any downgrading of the ratings of the securitization bonds.

      These indemnification obligations will rank equally in right to payment with other general unsecured obligations of the seller. The indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys’ fees and expenses. The above representations and warranties are made under existing law as in effect as of the date of issuance of any series of securitization bonds. The seller will not indemnify any party for any changes of law after the issuance of any series of securitization bonds.

Successors to Detroit Edison

      The sale agreement provides that any person who executes an agreement of assumption to perform every obligation of the seller under the sale agreement will be the successor to the seller if that person is a person:

1.	into which the seller may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the seller;

2.	which results from the division of the seller into two or more persons and which succeeds to all or the major part of the electric distribution business of the seller;

3.	which may result from any merger or consolidation to which the seller shall be a party and which succeeds to all or the major part of the electric distribution business of the seller;

4.	which may succeed to the properties and assets of the seller substantially as a whole and which succeeds to all or the major part of the electric distribution business of the seller; or

5.	which may otherwise succeed to all or the major part of the electric distribution business of the seller.

      The seller is not, however, permitted to enter into any of the transactions contemplated by paragraphs 1. through 5. above, unless:

1.	immediately after giving effect to that transaction, no representation or warranty made in the sale agreement will have been breached and no servicer default and no event that, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing;

2.	the seller will have delivered to the issuer and the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger or succession and the agreement of assumption comply with the sale agreement and that all conditions precedent, if any, provided for in the sale agreement relating to that transaction have been complied with;

3.	the seller will have delivered to the issuer and the trustee an opinion of counsel either:

a.	stating that, in the opinion of counsel, all filings to be made by the seller, including Uniform Commercial Code filings, that are necessary fully to preserve and protect the respective interests of the issuer and the trustee in the transferred securitization property have been executed and filed, and reciting the details of those filings; or

b.	stating that, in the opinion of counsel, no such action is necessary to preserve and protect those interests;

4.	the rating agencies will have received prior written notice of that transaction; and

5.	the seller will have delivered to the issuer and the trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the seller, and which may be based on a ruling from the IRS) to the effect that, for federal income tax purposes, that consolidation or merger will not result in a material adverse federal income tax consequence to the issuer, the trustee or the then existing securitization bondholders.

The Servicing Agreement

       The following summary describes all of the material terms of the servicing agreement pursuant to which the servicer is undertaking to service securitization property. The form of the servicing agreement has been filed as an exhibit to the registration statement.

      The servicing agreement may be amended by the parties thereto with the consent of the trustee under the indenture if the rating agency condition has been satisfied.

Detroit Edison’s Servicing Procedures

      General. The servicer, as agent for the issuer, will manage, service, administer and effect collections in respect of the securitization property. The servicer’s duties will include:

1.	obtaining meter reads, calculating electricity usage, calculating and billing the securitization charge and collecting the securitization charge from customers;

2.	responding to inquiries by customers and the MPSC, or any federal, local or other state governmental authority with respect to the securitization charge;

3.	delivering bills or arranging for delivery of bills, accounting for securitization charge collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the issuer, the trustee and the rating agencies; and

4.	taking action in connection with adjustments to the securitization charge as described below.

      The servicer is required to notify the issuer, the trustee and the rating agencies in writing of any laws or MPSC regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement.

The MPSC’s Securitization Charge Adjustment Process

      Among other things, the servicing agreement requires the servicer to calculate the securitization charge adjustment and to notify the MPSC of its proposed adjustments on each calculation date. Adjustments to the securitization charge are based on actual securitization charge collections and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs, future payments and costs and expenses relating to securitization property and the securitization bonds and any amounts on deposit in the reserve subaccount. The servicer agrees to calculate these adjustments to result in the calculations specified in “The MPSC Financing Order and the Securitization Charge — The MPSC’s Securitization Charge Adjustment Process.”

Remittances to Collection Account

      The servicer will remit daily to the trustee an amount equal to the actual securitization charges billed, less an allowance for estimated securitization charge charge-offs, within two business days after the day payments arising from the securitization charge are deemed to be collected. The deemed collection date for payments arising from the securitization charge payments will be the estimated average number of days, based on Detroit Edison’s historical collections experience, that a monthly bill for services remains outstanding before payment. Currently, Detroit Edison estimates the deemed collection date will be 45 days after the date securitization charges are billed. The servicer expects to review the deemed collection date not less than annually and may adjust the deemed collection date based on actual payment patterns.

•	Each year, the servicer will reconcile remittances of estimated payments arising from securitization charges with the trustee to more accurately reflect the amount of billed securitization charges that should have been remitted, based on the actual system-wide charge-off percentage, as reduced for estimates of partially paid bills.

•	To the extent the remittances of estimated payments arising from the securitization charge exceed the actual payments arising from the securitization charge collected by the servicer, the servicer will be entitled to receive a payment from the trustee in an amount equal to the excess remittance, or to withhold the excess amount from any subsequent remittance to the trustee.

•	To the extent the remittances of estimated payments arising from the securitization charge are less than the actual payments arising from the securitization charge collected, the servicer will remit the amount of the shortfall to the trustee on the next remittance date following the determination. Although the servicer will remit estimated payments arising from the securitization charge to the trustee, the servicer is not obligated to make any payments on the securitization bonds.

      Until securitization charge collections are remitted to the collection account, the servicer will not segregate them from its general funds. See “Risk Factors — The Risks Associated With Potential Bankruptcy Proceedings” in this prospectus.

Detroit Edison’s Compensation for its Role as Servicer and its Release of Other Parties

      The servicer will be entitled to receive an annual servicing fee in an amount equal to:

1.	0.05 percent of the outstanding principal amount of the securitization bonds for so long as the servicer bills the securitization charge concurrently with other charges for services; or

2.	up to 1.25 percent of the outstanding principal balance of the securitization bonds if the securitization charge is being billed by a successor servicer.

      The trustee on behalf of the issuer will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the securitization bonds.

      In the servicing agreement, the servicer releases the issuer and the trustee from any and all claims whatsoever relating to securitization property or the servicer’s servicing activities with respect thereto.

Detroit Edison’s Duties as Servicer

      In the servicing agreement, the servicer has agreed, among other things, that, in servicing securitization property:

1.	except where the failure to comply with any of the following would not adversely affect the issuer’s or the trustee’s respective interests in securitization property:

(a)	it will manage, service, administer and make collections in respect of securitization property with reasonable care and in accordance with applicable law and regulations, including all applicable MPSC regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others;

           (b) it will follow customary standards, policies and procedures for the industry;

(c)	it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the issuer’s and the trustee’s rights in respect of securitization property; and

(d)	it will calculate the securitization charge in compliance with the Act, the MPSC financing order and any applicable tariffs;

2.	it will keep on file, in accordance with customary procedures, all documents related to securitization property and will maintain accurate and complete accounts pertaining to securitization property; and

3.	it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of securitization property as they become due.

Detroit Edison’s Representations and Warranties as Servicer

      In the servicing agreement, the servicer will make representations and warranties as of the date the seller sells or otherwise transfers securitization property to the issuer to the effect, among other things, that:

1.	the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as its properties are currently owned and its business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement and has the power, authority and legal right to service the securitization property;

2.	the servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so;

3.	the servicer’s execution, delivery and performance of the servicing agreement have been authorized by all necessary corporate action;

4.	the servicing agreement constitutes a binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

5.	the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer’s articles of incorporation or by-laws or any material agreement, including any indenture, by which the servicer is bound, nor result in any lien upon the servicer’s properties or violate any law or regulation applicable to the servicer or its properties;

6.	except for filings with the MPSC for adjusting the securitization charge and filings under the Uniform Commercial Code, no governmental actions, authorizations, or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have been taken or made; and

7.	no proceeding is pending or, to the servicer’s best knowledge, threatened before any court or other governmental instrumentality having jurisdiction over the servicer or its properties:

a.	seeking to prevent the issuance of the securitization bonds or the consummation of any of the transactions contemplated by the servicing agreement, or any of the other basic documents;

b.	except as disclosed by the servicer to the issuer, seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the enforceability against the servicer of, the servicing agreement or any of the other basic documents; or

c.	relating to the servicer and which might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the securitization bonds.

Detroit Edison, as Servicer, Will Indemnify the Issuer and Other Related Entities

      Under the servicing agreement, the servicer agrees to indemnify and hold harmless the issuer and the trustee, for itself and on behalf of the securitization bondholders, and related parties specified in the servicing agreement, against any liabilities of any kind that may be incurred by or asserted against any of those persons as a result of:

1.	the servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement or the servicer’s reckless disregard of its duties under the servicing agreement;

2.	the servicer’s breach of any of its representations or warranties under the servicing agreement; and

3.	litigation and related expenses relating to its obligations as servicer.

Detroit Edison, as Servicer, Will Provide Statements to the Issuer and to the Trustee

      For each payment date, the servicer will provide to the issuer and the trustee a statement indicating, with respect to the securitization property, among other things:

1.	the amount to be paid to securitization bondholders of that series and class in respect of principal;

2.	the amount to be paid to securitization bondholders of that series and class in respect of interest;

3.	the projected securitization bond principal balance and the securitization bond principal balance for that series and class as of that payment date;

4.	the amount on deposit in the overcollateralization subaccount for such series and the scheduled overcollateralization level for such series, as of that payment date; and

5.	the amount on deposit in the capital subaccount for such series as of that payment date.

      On the basis of this information, the trustee will furnish to the securitization bondholders on each payment date the report described under “The Indenture — Reports to Holders of the Securitization Bonds.” For so long as any securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice that such report is available with the listing agent in Luxembourg also will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

      Under the servicing agreement, the servicer is required to give written notice to the issuer, the trustee and each rating agency, promptly after having obtained knowledge thereof, but in no event less than five business days thereafter, of any event which, with the giving of notice or the passage of time or both, would become a servicer default under the servicing agreement. For so long as any securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, this notice also will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

Detroit Edison to Provide Compliance Reports Concerning the Servicing Agreement

      A firm of independent public accountants will furnish to the issuer, the trustee and the rating agencies, on or before March 31 of each year, commencing March 31, 2002 to and including the March 31 succeeding the retirement of the securitization bonds, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of securitization property. This report, which is referred to as the annual accountant’s report, will state that the firm has performed certain procedures in connection with the servicer’s compliance with the servicing procedures of the servicing agreement, identifying the results of these procedures and including any exceptions noted. The accounting firm providing the report will be independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

      The servicing agreement will also provide for delivery to the issuer and the trustee, on or before March 31 of each year, commencing March 31, 2002, a certificate signed by an officer of the servicer. This certificate will state that the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The servicer will give the issuer, each rating agency and the trustee notice of any servicer default under the servicing agreement, which notice also will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, so long as any securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require.

Matters Regarding Detroit Edison as Servicer

      Pursuant to the servicing agreement, Detroit Edison may not assign its obligations under the servicing agreement to any successor approved by the MPSC unless the rating agency condition is satisfied or the successor servicer is of the type discussed in the next paragraph.

      Under the servicing agreement, any person which succeeds to the major part of the electric distribution business of the servicer, and which assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement. The servicing agreement further requires that:

1.	immediately after giving effect to the transaction referred to in this paragraph, no representation or warranty made by the servicer in the servicing agreement will have been breached, and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing;

2.	officers’ certificates and opinions of counsel, including tax counsel, will have been delivered to the issuer, the trustee and the rating agencies; and

3.	prior written notice will have been received by the rating agencies.

Subject to the foregoing provisions, Detroit Edison may not resign from the obligations and duties imposed on it as servicer. However, Detroit Edison may resign as servicer upon a determination communicated to the issuer, the trustee and each rating agency and evidenced by an opinion of counsel to the effect that the performance of Detroit Edison’s duties under the servicing agreement is no longer legal. This resignation will not become effective until a successor servicer has assumed the duties of Detroit Edison under the servicing agreement.

      Any successor to Detroit Edison, whether pursuant to bankruptcy, restructuring or otherwise, is obligated under the Act to perform and satisfy all the obligations of Detroit Edison under the Act, including the collecting and paying of the securitization charge to the issuer.

      The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer under the servicing agreement; provided, however, that such subservicer is an affiliate of Detroit Edison or that the rating agency condition shall have been satisfied in connection with such proposed subserving; and provided further that the servicer shall remain obligated and be liable to the issuer, the trustee and the securitization bondholders for the servicing and administering of the securitization property in accordance with the provisions under the servicing agreement and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the securitization property. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer from time to time, and none of the issuer, the trustee or the securitization bondholders will have any responsibility for the payment of such fees and expenses.

      Until the securitization bonds have been paid in full and all related obligations have been satisfied, Detroit Edison is obligated by the Act to provide electricity through its transmission and distribution system to its customers and, as servicer, will have the right to meter, charge, bill, collect and receive the securitization charge from its customers for the account of the issuer and the trustee. Each of these rights and obligations may be assigned at the discretion of Detroit Edison. However, under the Act, if Detroit Edison defaults in respect of charging, collecting and receiving revenues derived from the securitization charge, the trustee or the issuer may apply to the MPSC or any court of competent jurisdiction for an order designating a trustee or other entity to act in place of Detroit Edison as the servicer for obtaining meter reads and charging, collecting and receiving the securitization charge for the account of the issuer and the trustee. Under the Act, the MPSC or the court is required to issue the order.

      Except as expressly provided in the servicing agreement, the servicer will not be liable to the issuer for any action taken or not taken pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer’s willful misconduct, bad faith or gross negligence or by reason of reckless disregard of its duties under the servicing agreement. The servicer will not be liable for the willful misconduct or gross negligence of any indemnified person under the servicing agreement.

Events Constituting a Default by Detroit Edison in Its Role as Servicer

      Servicer defaults will include, among other things:

1.	any failure by the servicer to deliver to the trustee, on behalf of the issuer, any required remittance that continues unremedied for a period of five business days after written notice of this failure is received by the servicer from the issuer or the trustee;

2.	any failure by the servicer to perform in any material respect any other covenant or agreement in the servicing agreement, which failure materially and adversely affects securitization property and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer or the trustee, or after discovery of this failure by an officer of the servicer, as the case may be;

3.	any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the securitization bondholders or the issuer and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer or the trustee or after discovery of this failure by an officer of the servicer, as the case may be; or

4.	an event of bankruptcy, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency as specified in the servicing agreement.

      The trustee with the consent of the holders of the majority of the total outstanding principal balance of the securitization bonds of all series may waive any default by the servicer, except a default in making any required remittances to the trustee.

The Trustee’s Rights if Detroit Edison Defaults as Servicer

      As long as a servicer default remains unremedied, the trustee, with the consent of the holders of a majority of the total outstanding principal amount of the securitization bonds of all series, may, by notice then given to the servicer, terminate all the rights and obligations of the servicer under the servicing agreement. However, the servicer’s indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed may not be terminated. Under the servicing agreement, the trustee, with the consent of the holders of a majority of the total outstanding principal balance of the securitization bonds of all series, may appoint a successor servicer. The trustee may make arrangements for compensation to be paid to any successor servicer. Only a successor servicer that is an electric public utility may bring an action against a customer for nonpayment of the securitization charge, or terminate service for failure to pay the securitization charge.

      Upon a servicer default based upon the commencement of a case by or against the servicer under the Bankruptcy Code or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee will have the right to apply to the MPSC or a court of competent jurisdiction for sequestration and payment of revenues arising from the securitization property. See “Risk Factors — The Risks Associated With Potential Bankruptcy Proceedings” in this prospectus.

The Obligations of a Servicer That Succeeds Detroit Edison

      In accordance with the servicing agreement, if a third party succeeds to the role of the servicer, the servicer will cooperate with the issuer, the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all related documentation and cash. The servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

The Indenture

       The following summary describes all of the material terms of the indenture pursuant to which securitization bonds will be issued. The form of the indenture, including the form of the supplemental indenture, has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The Security for the Securitization Bonds

      To secure the payment of principal of and interest on, and any other amounts owing in respect of, the securitization bonds pursuant to the indenture, the issuer will grant to the trustee for the benefit of the securitization bondholders a security interest in all of the issuer’s right, title and interest in, to and under the following collateral:

1.	the securitization property sold by the seller to the issuer pursuant to the sale agreement and all proceeds thereof;

2.	the sale agreement;

3.	all bills of sale delivered by the seller pursuant to the sale agreement;

4.	the servicing agreement;

5.	the administration agreement;

6.	the collection account, each subaccount therein and all amounts on deposit therein from time to time;

7.	any other property of whatever kind owned from time to time by the issuer, including rights under any interest rate swap agreement, other than:

a.	cash released to the swap counterparty from any class subaccount in accordance with the indenture and any interest rate swap agreement;

b.	cash or other property released to the issuer from any capital subaccount in accordance with the indenture, which other property is not expected to be substantial;

c.	any payment received by the issuer pursuant to any hedge arrangement entered into by the issuer; and

d.	proceeds from the sale of the securitization bonds used to pay (1) the costs of issuance of the securitization bonds, and any up-front other qualified costs as permitted under the MPSC financing order, (2) any amount payable by the issuer under any hedge arrangement entered into by the issuer and (3) the purchase price of the securitization property pursuant to the sale agreement;

8.	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

9.	all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

See “— How Funds in the Collection Account Will Be Allocated” below.

Securitization Bonds May Be Issued in Various Series or Classes

      Securitization bonds may be issued under the indenture from time to time in series, so long as the rating agency condition is satisfied, to finance the purchase by the issuer of the securitization property under the MPSC financing order, which is referred to as a financing issuance. The total principal balance of securitization bonds outstanding at any time that may be authenticated and delivered under the indenture may not exceed $1,774,202,000, plus the total principal balance of any securitization bonds the proceeds of which are used to refinance outstanding securitization bonds, any issuance of which is referred to as a refunding issuance. Any series of securitization bonds may include one or more classes which differ, among other things, as to interest rate and amortization of principal. The terms of all securitization bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all securitization bonds of the same class will be identical. The particular terms of the securitization bonds of any series and class will be set forth in the supplemental indenture and described in the related prospectus supplement. The terms of this series and any classes thereof will not be subject to prior review by, or consent of, the securitization bondholders of any previously issued series. See “Risk Factors — Other Risks Associated With An Investment In The Securitization Bonds” and “The Securitization Bonds” in this prospectus.

      The principal source of repayment for all series of securitization bonds will be the securitization charge collected by the servicer. The issuance of additional series of securitization bonds is not expected to adversely affect the sufficiency of securitization charge collections for payments on any particular series of securitization bonds. This is because the securitization charge and adjustments thereof are generally based on the total principal balance of all securitization bonds outstanding. Moreover, any additional series of securitization bonds will be issued only if the new issuance will not result in the downgrading or withdrawal of any rating by a rating agency on any outstanding securitization bonds.

      Under the indenture, the trustee will authenticate and deliver an additional series of securitization bonds only upon receipt by the trustee of, among other things, a certificate of the issuer that no event of default has occurred and is continuing, an opinion of counsel to the issuer to the effect that the requirements under the indenture for the issuance, authentication and delivery of an additional series of securitization bonds have been satisfied, and evidence of satisfaction of the rating agency condition.

      Opinion of Independent Certified Public Accountants Required for Each Series or Class. In addition, in connection with the issuance of each new series, the trustee will have to receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the assumptions used in calculating the initial securitization charge with respect to the transferred securitization property or, if applicable, the most recent revised securitization charge with respect to the transferred securitization property. The certificate will state to the effect that, after giving effect to the issuance of the new series and the application of the proceeds therefrom, the securitization charge will be sufficient:

1.	to pay all fees, costs and other operating expenses of the issuer,

2.	to pay interest of each series of securitization bonds when due,

3.	to pay principal of each series of securitization bonds in accordance with the expected amortization schedule for that series,

4.	to fund the overcollateralization subaccount for each series to the overcollateralization amount and scheduled overcollateralization level for that series, and

5.	to pay amounts due by the issuer under any interest rate swap or any hedge arrangement,

as of each payment date taking into account any amounts on deposit in the reserve subaccount.

      If the issuance is a refunding issuance, the amount of money necessary to pay the outstanding principal amount of and interest on the securitization bonds being refunded will be deposited into a separate account with the trustee.

The Collection Account for the Securitization Bonds

      Under the indenture, the trustee will establish the collection account, with the trustee or at another eligible institution as described below. Funds received from the securitization charge collections, any amounts paid by any swap counterparty under any interest rate swap agreement and any providers of credit enhancement will be deposited into the collection account. The collection account will be divided into the following subaccounts, which need not be separate bank accounts:

1.	the general subaccount,

2.	one or more series or class subaccounts,

3.	the overcollateralization subaccount for each series,

4.	the capital subaccount for each series,

5.	if required by the indenture, one or more defeasance subaccounts, and

6.	the reserve subaccount.

      All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references to the collection account include all of the subaccounts contained therein. All money deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments will be held by the trustee in the collection account as part of the collateral.

      For so long as any of the securitization bonds are listed on the Luxembourg Stock Exchange, and to the extent the rules of that exchange so require, the issuer will have a listing agent, a paying agent and a transfer agent in Luxembourg.

      The following institutions are eligible institutions for the establishment of the collection account:

1.	the corporate trust department of the trustee; or

2.	a depositary institution organized under the laws of the United States of America or any state or any domestic branch of a foreign bank, which:

a.	has either:

(1)	a long-term unsecured debt rating of “AAA” by S&P and Fitch and “Aaa” by Moody’s; or

(2)	a certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies; and

b.	whose deposits are insured by the Federal Deposit Insurance Corporation.

      Appropriate Investments for Funds in the Collection Account. All funds in the collection account shall be invested in any of the following eligible investments:

1.	direct obligations of, and obligations fully and unconditionally guaranteed as to the timely payment by, the United States of America;

2.	demand deposits, time deposits, certificates of deposit of depository institutions or trust companies specified in the indenture;

3.	commercial paper having, at the time of investment, a rating in the highest rating category from each rating agency;

4.	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

5.	money market funds which have the highest rating from each rating agency, including funds for which the trustee or any of its affiliates is investment manager or advisor;

6.	banker’s acceptances issued by any depository institution or trust company specified in the indenture;

7.	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities thereof, entered into with depository institutions or trust companies, in each case, as specified in the indenture;

8.	repurchase obligations with respect to any security or whole loan, as provided and with the ratings specified in the indenture; or

9.	any other investment permitted by each rating agency.

      All eligible investments may not:

1.	be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof; or

2.	mature later than the day the eligible investment must be held in the collection account in order for the trustee to make scheduled payments or deposits into subaccounts as required under the indenture, if the eligible investment is held by an affiliate of the trustee, or, if the eligible investment is not held by an affiliate of the trustee, the business day before that day.

      In the case of a defeasance, the issuer will deposit U.S. Government Obligations in the defeasance subaccount. U.S. Government Obligations are direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option. No money held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest in the collection account will continue to be perfected in the investment or the proceeds of the sale.

      Remittances to the Collection Account. On each remittance date, as described under “The Servicing Agreement — Remittances to Collection Account” above, the servicer will remit securitization charge collections for deposit in the collection account. In addition, on each remittance date the servicer will remit any indemnity amounts for deposit in the collection account. An indemnity amount is any amount paid by Detroit Edison, as the seller or the servicer, to the trustee, for the trustee itself or on behalf of the securitization bondholders, in respect of indemnification obligations pursuant to the sale agreement or the servicing agreement. See “The Sale Agreement” and “The Servicing Agreement” in this prospectus.

      Collection Account. Securitization charge collections and any indemnity amounts will be deposited into the collection account. On each payment date, the trustee will allocate amounts in the collection account to the general subaccount as described under “— How Funds in the Collection Account Will Be Allocated” below.

      General Subaccount. Securitization charge collections and any indemnity amounts will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under “— How Funds in the Collection Account Will Be Allocated” below.

      Series Subaccount. Upon the issuance of each series of securitization bonds, a series subaccount will be established for that series. On each payment date (or before each payment date to the extent provided in any prospectus supplement), the trustee will allocate from amounts on deposit in the general subaccount to each series subaccount an amount sufficient to pay, to the extent available:

1.	interest payable on each class of that series on that payment date (or, to the extent provided in any prospectus supplement, any amount required to be allocated to a class subaccount with respect to any floating rate class);

2.	the principal of each class of that series payable as a result of an acceleration following the occurrence of an event of default, the principal of each class of that series if that payment date is the final maturity date for that class, or the principal of each class of that series if that payment date is the redemption date for that class; and

3.	principal scheduled to be paid on each class of that series on that payment date according to the expected amortization schedule, excluding amounts provided for in clause 2. above.

      Except as specified in any prospectus supplement with respect to any deposits to any class subaccounts, on each payment date, allocations will be made to each series subaccount, and the trustee will withdraw funds from the series subaccount to make payments on the related series of securitization bonds. See “— How Funds in the Collection Account Will Be Allocated” below.

      Class Subaccount. If specified in the related prospectus supplement, upon the issuance of a specified class of floating rate securitization bonds, a class subaccount will be established with respect to that class. On or before each payment date, a fixed amount specified in the related prospectus supplement will be allocated to that class subaccount from the related series subaccount and payments to and from any swap counterparty pursuant to the related interest rate swap agreement will be made from or allocated to, as applicable, that class subaccount as described in the related prospectus supplement. On or before each payment date, amounts on deposit in the class subaccount will be applied to make payments with respect to the related class, as specified in the related prospectus supplement. Any balance remaining in any class subaccount on any payment date after payments of interest have been made to securitization bondholders of the related class will be transferred to the general subaccount for allocation in connection with the next payment date.

      Capital Subaccount. Upon the issuance of each series of securitization bonds, Detroit Edison will make a capital contribution to the issuer in an amount equal to the required capital amount. The issuer will pay this amount to the trustee for deposit into the capital subaccount for such series. The trustee will draw on amounts in the capital subaccount for such series to the extent that, in allocating funds to such series in accordance with clauses (i) through (vii) in “— How Funds in the Collection Account Will Be Allocated” below, amounts on deposit in the general subaccount, the series subaccount for such series, the reserve subaccount and the overcollateralization subaccount for such series are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses. If any series of securitization bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount for such series will be released to the issuer, free of the lien of the indenture. The issuer is not contractually obligated to pay over to Detroit Edison any amounts released to the issuer from the capital subaccount upon retirement of any series of securitization bonds.

      Overcollateralization Subaccount. Securitization charge collections to the extent available as described in “ —How Funds in the Collection Account Will Be Allocated” below will be allocated to the overcollateralization subaccount for any series on each payment date. Each prospectus supplement will specify the scheduled overcollateralization level for each payment date for the related series of securitization bonds. The total overcollateralization amount for any series will be funded over the life of the securitization bonds of each series and in aggregate will equal the amount stated in the related prospectus supplement for that series, which is referred to as the overcollateralization amount.

      On each payment date, the trustee will draw on the overcollateralization subaccount for any series to the extent that, in allocating funds to such series in accordance with clauses (i) through (vii) in “— How Funds in the Collection Account Will Be Allocated”

below, amounts on deposit in the general subaccount, the series subaccounts and the reserve subaccount are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses. If any series of securitization bonds has been retired as of any payment date, the amounts on deposit in the overcollateralization subaccount for such series will be released to the issuer, free of the lien of the indenture. The issuer is not contractually obligated to pay over to Detroit Edison any amounts released to the issuer from the overcollateralization subaccount upon retirement of any series of securitization bonds.

      Reserve Subaccount. Securitization charge collections available on any payment date that are not necessary to pay clauses (i) through (x) in “— How Funds in the Collection Account Will Be Allocated” below will be allocated to the reserve subaccount. Amounts in the reserve subaccount will be invested in eligible investments. On each payment date, except to the extent set forth in any prospectus supplement, the trustee will draw on the reserve subaccount, if any, to the extent that, in allocating funds in accordance with clauses (i) through (vii), (ix) and (x) in “— How Funds in the Collection Account Will Be Allocated” below, amounts on deposit in the general subaccount and the series subaccounts are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses.

      Defeasance Subaccount. In the event funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, the issuer will establish a defeasance subaccount for each series. If this occurs, funds set aside for future payment of the securitization bonds will be deposited into the defeasance subaccount. All amounts in a defeasance subaccount will be applied by the trustee to the payment to the holders of the affected securitization bonds. These amounts will include all sums due for principal and interest. These amounts will be applied in accordance with the provisions of the securitization bonds and the indenture. See “— The Issuer’s Legal Defeasance and Covenant Defeasance Options” below.

How Funds in the Collection Account Will Be Allocated

      Amounts remitted by the servicer to the trustee, and all investment earnings on the subaccounts in the collection account, will be deposited into the general subaccount of the collection account. The trustee will allocate all amounts in the general subaccount in the following priority:

      On each payment date or before, if so specified in the related prospectus supplement,

(i)	the trustee fee together with any legal fees and other expenses and, so long as payment of any indemnity amounts will not cause an event of default, any indemnity amounts owed to the trustee;

(ii)	the servicing fee payable under the servicing agreement will be paid to Detroit Edison as servicer, together with any unpaid servicing fees from prior payment dates;

(iii)	the administration fee payable under the administration agreement will be paid to Detroit Edison as the administrator of the issuer, and fees payable to the independent managers of the issuer will be paid to the independent managers;

(iv)	so long as no event of default has occurred and is continuing or would be caused by this payment, any operating expenses of the issuer, other than those specified in clauses (i) through (iii) above, will be paid to the persons entitled thereto, provided that the amount paid on any payment date pursuant to this clause may not exceed $[100,000] in the aggregate for all series;

(v)	an amount equal to interest payable on each class of each series of securitization bonds for the payment date will be allocated pro rata to the corresponding series subaccount, which, in the case of interest on any floating rate class of any series of securitization bonds as specified in the prospectus supplement for that series, will be an amount equal to the applicable gross fixed amount of interest for that class specified in that prospectus supplement and which will be allocated pro rata to the corresponding class subaccount;

(vi)	an amount equal to (a) principal of each class of any series of securitization bonds payable as a result of acceleration triggered by an event of default, (b) principal of each class of any series of securitization bonds payable on the final maturity date for that class or series, plus (c) principal of each class of any series of securitization bonds payable on a redemption date, will be allocated pro rata to the corresponding series subaccount;

(vii)	an amount equal to the principal then scheduled to be paid on each class of each series of securitization bonds on that payment date according to the expected amortization schedule plus any other scheduled principal unpaid on prior payment dates, excluding amounts provided for pursuant to clause (vi) above, will be allocated pro rata to the corresponding series subaccount;

(viii)	all remaining unpaid operating expenses, including indemnity amounts, any amounts payable by the issuer under any hedging arrangement and any termination or similar non-recurring payments under any interest rate swap agreement, will be paid to the persons entitled thereto;

(ix)	any amount necessary to replenish each series capital subaccount will be allocated to that subaccount, pro rata, based on the outstanding principal balance of each series, up to the required capital amount for each series;

(x)	an amount will be allocated to each series overcollateralization subaccount to cause the amount in the overcollateralization subaccount for each series to equal the scheduled overcollateralization level for each series as of that payment date, pro rata, based on the outstanding principal balance of each series;

(xi)	the balance, if any, will be allocated to the reserve subaccount; and

(xii)	following repayment of all outstanding series of securitization bonds, the balance, if any, will be released to the issuer free from the lien of the indenture.

      Amounts credited to any class subaccount will be paid from that subaccount as specified in the related prospectus supplement. Overdue and unpaid amounts due to a swap counterparty will be paid from that class subaccount on the same priority as any overdue and unpaid interest due to the holders of the related class of floating rate securitization bonds.

      Interest means, for any payment date for any series or class of securitization bonds, the sum, without duplication, of:

1.	an amount equal to the amount of interest accrued at the applicable interest rates from the prior payment date with respect to that series or class;

2.	any unpaid interest plus any interest accrued on this unpaid interest;

3.	if the securitization bonds have been declared due and payable, all accrued and unpaid interest thereon; and

4.	with respect to a series or class to be redeemed prior to the next payment date, the amount of interest that will be payable as interest on the series or class on that redemption date.

      Principal means, with respect to any payment date and any series or class of securitization bonds:

1.	the amount of principal scheduled to be paid on such payment date;

2.	the amount of principal due on the final maturity date of any series or class if such payment date is the final maturity date;

3.	the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the securitization bonds;

4.	the amount of principal due as a result of a redemption of securitization bonds on that payment date pursuant to the indenture; and

5.	any overdue payments of principal.

      If on any payment date funds in the general subaccount are insufficient to make the allocations contemplated by clauses (i) through (vii), (ix) and (x) above for any series, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall for such series:

1.	from the reserve subaccount pro rata among series based on the total amounts payable with respect to each series for the allocations contemplated by clauses (i) through (vii), (ix) and (x) above,

2.	from the overcollateralization subaccount for such series, for the allocations contemplated by clauses (i) through (vii) above, and

3.	from the capital subaccount for such series, for the allocations contemplated by clauses (i) through (vii) above.

      For the purpose of allocations among series prior to an acceleration, pro rata has the following meaning, unless otherwise provided in the prospectus supplement. With respect to a payment of interest, pro rata means the proportion that the outstanding principal amount of such series bears to the aggregate outstanding principal amount of all series, in each case, immediately before that payment date. With respect to a payment of principal, pro rata means the proportion that the aggregate outstanding principal amount scheduled to be paid on that payment date for that series bears to the aggregate outstanding principal amount scheduled to be paid on that payment date for all series.

      For the purpose of allocations among classes within a series prior to an acceleration, pro rata has the following meaning, unless otherwise provided in the prospectus supplement. With respect to a payment of interest, pro rata means the proportion that the aggregate outstanding principal amount of that class bears to the aggregate outstanding principal amount of all classes within that series, in each case, immediately before that payment date. With respect to a payment of principal, pro rata means the proportion that the aggregate outstanding principal amount of that class scheduled to be paid on that payment date bears to the aggregate outstanding principal amount of all classes of that series scheduled to be paid on that payment date.

      Upon an acceleration of the maturity of the securitization bonds, the aggregate amount of principal of and interest accrued on each series of securitization bonds will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that this aggregate amount of principal of and accrued interest on that series bears to the aggregate amount of principal of and accrued interest on all securitization bonds.

Reports to Holders of the Securitization Bonds

      With respect to each series and class of securitization bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each securitization bondholder of that series and class. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the securitization bonds of that series and class with respect to that payment date or the period since the previous payment date:

1.	the amount to be paid to securitization bondholders of that series and class as principal;

2.	the amount to be paid to securitization bondholders of that series and class as interest;

3.	the projected securitization bond principal balance and the securitization bond principal balance for that series and class as of that payment date;

4.	with respect to that series and class, the amount on deposit in the overcollateralization subaccount and the scheduled overcollateralization level as of that payment date;

5.	with respect to that series and class, the amount on deposit in the capital subaccount as of that payment date; and

6.	the amount, if any, on deposit in the reserve subaccount as of that payment date.

      If any of the securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice that such report is available with the listing agent in Luxembourg will be given to holders of such securitization bonds by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

The Issuer and the Trustee May Modify the Indenture; the Issuer Must Enforce the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement

      Modifications of the Indenture that Do Not Require Consent of Securitization Bondholders. Without the consent of any of the holders of the outstanding securitization bonds or the counterparty to any hedge or swap transaction but with prior notice to the rating agencies, the issuer and the trustee may execute a supplemental indenture for any of the following purposes:

1.	to correct or amplify the description of the collateral, or better to confirm to the trustee the collateral, or to subject to the lien of the indenture additional property;

2.	to evidence the succession, in compliance with the indenture, of another person to the issuer, and the assumption by the successor of the covenants of the issuer in the indenture and in the securitization bonds;

3.	to add to the covenants of the issuer, for the benefit of the holders of the securitization bonds, or to surrender any right or power conferred upon the issuer in the indenture;

4.	to assign or pledge any property to or with the trustee for the benefit of securitization bondholders;

5.	to cure any ambiguity, to correct or supplement any inconsistent provision of the indenture or any supplemental indenture or to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture; but:

a.	this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securitization bondholder or any hedge or swap counterparty; and

b.	the rating agency condition shall have been satisfied;

6.	to provide for a successor trustee and to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the indenture;

7.	to modify the indenture to effect the qualification of the indenture under the Trust Indenture Act or any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act;

8.	to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, provided that the rating agency condition has been satisfied;

9.	to provide for any interest rate swap transactions with respect to any floating rate series or class of securitization bonds or any series or class with specified credit enhancement; but:

a.	such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securitization bondholder or other hedge or swap counterparty; and

b.	the rating agency condition shall have been satisfied; or

10.	to authorize the appointment of any listing agent, transfer agent or paying agent or additional registrar for any class of securitization bonds required or advisable in connection with the listing of any class of securitization bonds on the Luxembourg Stock Exchange or any other stock exchange, and otherwise to amend the indenture to incorporate any changes requested or required by any governmental authority, stock exchange authority, listing agent, transfer agent or paying agent or additional registrar for any class of securitization bonds in connection with that listing.

Modifications That Require the Approval of the Securitization Bondholders

      The issuer and the trustee also may, upon satisfaction of the rating agency condition and with the consent of the holders of not less than a majority of the total outstanding principal balance of the securitization bonds of each series or class to be affected thereby, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the securitization bondholders under the indenture. However, the supplemental indenture may not, without the consent of the holder of each outstanding securitization bond of each series or class affected thereby and each swap or hedge counterparty, if any, affected thereby:

1.	change the date of payment of any scheduled payment of principal of or interest on any securitization bond, or reduce the principal balance thereof, the interest rate thereof or the redemption price with respect thereto, change the provisions of the indenture and the applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or interest on the securitization bonds, or change the currency in which any securitization bond or any interest thereon is payable;

2.	impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

3.	reduce the percentage of the total outstanding principal balance of the securitization bonds, or of a series or class thereof, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of defaults and their consequences;

4.	reduce the percentage of the total outstanding principal balance of the securitization bonds required to direct the trustee to direct the issuer to liquidate or preserve the collateral;

5.	modify the sections of the indenture relating to the consent of securitization bondholders with respect to supplemental indentures or with respect to amendments to the sale agreement, the administration agreement, the servicing agreement or any interest rate swap entered into in connection with any series of securitization bonds, except to increase any percentage specified therein or to provide that those provisions of the indenture or of these other documents cannot be modified or waived without the consent of each outstanding securitization bondholder affected thereby;

6.	modify the indenture to affect the amount of any payment of any interest or principal payable on any securitization bond on any payment date or change the redemption dates, expected amortization schedules or series final maturity dates or class final maturity dates of any securitization bonds;

7.	with respect to any series, decrease the required capital amount, the overcollateralization amount or the scheduled overcollateralization level with respect to any payment date;

8.	modify the indenture regarding the voting of securitization bonds held by the issuer, the seller, an affiliate of either of them or any obligor on the securitization bonds;

9.	decrease the percentage of the total outstanding principal balance of the securitization bonds required to amend the sections of the indenture which specify the applicable percentage of the total outstanding principal balance of the securitization bonds necessary to amend the indenture or other related agreements specified therein; or

10.	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the securitization bonds or, except as otherwise contemplated in the indenture, terminate the lien of the indenture on any property or deprive the holder of any securitization bond of the security of the indenture.

      Promptly following the execution of any amendment to the indenture or supplemental indenture requiring the consent of any securitization bondholders, the trustee will furnish written notice of the substance of such amendment to each securitization bondholder. For so long as any of the securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, this notice will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

Enforcement of the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement

      The indenture will provide that the issuer will take all lawful actions to enforce its rights under the sale agreement, the servicing agreement and any interest rate swap agreement. The indenture will also provide that the issuer will take all lawful actions to compel or secure the performance and observance by Detroit Edison, the servicer and any swap counterparty of each of their respective obligations to the issuer under the sale agreement, the servicing agreement and any interest rate swap agreement. So long as no event of default occurs and is continuing, except as otherwise directed by the trustee under the circumstances described in the indenture or any supplemental indenture, as described in any prospectus supplement, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the sale agreement, the servicing agreement and any interest rate swap agreement. However, if the issuer and Detroit Edison or the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the process for adjusting the securitization charge, the issuer must notify the trustee and the trustee must notify securitization bondholders of this proposal. In addition, the trustee may consent to this proposal only with the consent of the holders of a majority of the total outstanding principal balance of the securitization bonds of each series or class materially and adversely affected thereby and only if the rating agency condition is satisfied.

      If an event of default occurs and is continuing, the trustee may, and at the direction of (1) the holders of a majority of the total outstanding principal balance of the securitization bonds of all series, with respect to the sale agreement and the servicing agreement, and (2) the holders of that percentage of the total outstanding principal balance of the securitization bonds of the related class specified in the related prospectus supplement, with respect to any interest rate swap agreement, shall, exercise all rights, remedies, powers, privileges and claims of the issuer against the seller, the servicer or any swap counterparty under or in connection with the sale agreement, the servicing agreement and any interest rate swap agreement, and any right of the issuer to take this action shall be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the securitization property, and, therefore, foreclosure may not be a realistic or practical remedy.

      Modifications to the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement. With the consent of the trustee, the sale agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied, at any time and from time to time, without the consent of the securitization bondholders or the counterparty to any hedge or swap transaction. However, this amendment may not adversely affect in any material respect the interest of any securitization bondholder or the counterparty to any hedge or swap transition without the consent of the holders of a majority of the total outstanding principal balance of the securitization bonds of each series or class, and each counterparty to any hedge or swap transaction, materially and adversely affected thereby.

      Also, an interest rate swap agreement may be amended with the consent of the trustee, as directed by the holders of the related floating rate class to the extent described in the related prospectus supplement, and the related swap counterparty, so long as the rating agency condition is satisfied. However, this amendment may not adversely affect in any material respect the interest of any other series or class of securitization bondholders or the counterparty to any hedge or other swap transaction without the consent of the holders of a majority of the total outstanding principal balance of the securitization bonds of each other series or classes and each counterparty to any hedge or other swap transaction materially and adversely affected thereby.

      Notification of the Rating Agencies, the Trustee and the Securitization Bondholders of any Modification. If the issuer, Detroit Edison or the servicer:

1.	proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the servicing agreement or any interest rate swap agreement; or

2.	waive timely performance or observance by Detroit Edison, the servicer or any swap counterparty under the sale agreement, the servicing agreement or any interest rate swap agreement, respectively;

in each case in a way which would materially and adversely affect the interests of securitization bondholders or the counterparty to any hedge or swap transaction, the issuer must first notify the rating agencies of the proposed amendment, modification, waiver, supplement termination or surrender. Upon receiving notification regarding whether the rating agency condition will be satisfied with respect to such projected action, the issuer must notify the trustee and the trustee must notify the securitization bondholders and any hedge or swap counterparty of the proposed action and whether the rating agency condition has been satisfied with respect to the proposed action. With respect to any proposed action related to the sale agreement or the servicing agreement, the trustee will consent to this proposed action only with the consent of the holders of a majority of the total outstanding principal amount of the securitization bonds of each series or class, and each counterparty to any hedge or swap transaction, materially and adversely affected thereby. With respect to any proposed action related to any interest rate swap agreement, the trustee will consent to this proposed action subject to and in accordance with any requirements described in the related prospectus supplement. For so long as any of the securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of this proposed action will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, promptly following its effectiveness.

      Termination of an Interest Rate Swap Agreement. Upon the occurrence of any event that permits the issuer to terminate any interest rate swap agreement, the issuer may terminate that agreement only if so directed by holders representing that percentage of the aggregate outstanding principal amount of the related class and series of securitization bonds specified in the related prospectus supplement, and if so directed, the issuer must terminate that agreement.

What Constitutes an Event of Default on the Securitization Bonds

      An “event of default” is defined in the indenture as:

1.	a default for five business days or more in the payment of any interest on any securitization bond;

2.	a default in the payment of the principal of any securitization bond of any series on the final maturity date for that series or, if applicable, any class on the final maturity date for that class;

3.	a default in the payment of the redemption price for any securitization bond on the redemption date therefor;

4.	a default in the observance or performance of any covenant or agreement of the issuer made in the indenture (other than those specifically dealt with in clauses 1., 2. or 3. above), or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and the continuation of that default for a period of 30 days after the earliest of the date (a) notice is given to the issuer by the trustee, (b) notice is given to the issuer and the trustee by the holders of at least 25% of the total outstanding principal balance of the securitization bonds of any series or class, specifying such default or incorrect representation or warranty or (c) the issuer has knowledge of the default;

5.	specified events of bankruptcy, receivership or liquidation of the issuer; and

6.	violation by the State of Michigan of its pledge and agreement with respect to the Act and the securitization bonds.

      If an event of default occurs and is continuing, other than a default described in clause 6. above, the trustee or holders of a majority in the total outstanding principal balance of the securitization bonds of all series may declare the entire principal balance of all series of the securitization bonds to be immediately due and payable. This declaration of acceleration may, under the circumstances specified in the indenture, be rescinded by the holders of a majority in outstanding principal balance of all series of the securitization bonds.

      Remedies Available to the Trustee Following an Event of Default. In addition to acceleration of the securitization bonds, the trustee may exercise one or more of the following remedies upon an event of default:

1.	the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the securitization bonds or under the indenture with respect to the securitization bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from the issuer and any other obligor upon the securitization bonds moneys adjudged due;

2.	the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral;

3.	the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or the Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the holders of the securitization bonds of that series;

4.	the trustee may sell the collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

5.	the trustee may exercise all rights, remedies, powers, privileges and claims of the issuer against Detroit Edison, the administrator, the servicer or any swap counterparty under or in connection with the sale agreement, the administration agreement, the servicing agreement or any interest rate swap agreement; and

6.	the trustee may institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge and agreement of the State of Michigan under the Act and collect any monetary damages incurred by the holders of the securitization bonds or the trustee.

      The remedy described in clause 6. above is the only remedy that the trustee may exercise upon an event of default caused solely by a violation by the State of Michigan of its pledge and agreement with respect to the Act and the securitization bonds.

      When the Trustee Can Sell the Collateral. If the securitization bonds of all series have been declared to be due and payable following an event of default, the trustee may, in its discretion, either:

1.	sell the collateral, or

2.	elect to have the issuer maintain possession of the collateral and continue to apply distributions on the collateral as if there had been no declaration of acceleration.

      The trustee is prohibited from selling the collateral following an event of default other than a default in the payment of any principal, a default for five business days or more in the payment of any interest on any securitization bond of any series or a default in the payment of the redemption price for any securitization bond on the redemption date therefor unless:

1.	the holders of 100% of the total outstanding principal balance of all series of securitization bonds consent to this sale;

2.	the proceeds of this sale are sufficient to pay in full the principal of and accrued interest on the outstanding securitization bonds; or

3.	the trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the securitization bonds of all series as these payments would have become due if the securitization bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the total outstanding principal balance of the securitization bonds of all series.

Right of Securitization Bondholders to Direct Proceedings

      Subject to the provisions for indemnification and the limitations contained in the indenture, and except as may be described in any prospectus supplement regarding any floating rate class of securitization bonds, the holders of a majority of the total outstanding principal balance of the securitization bonds of all series (or, if less than all series or classes are affected, the affected series or class or classes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

1.	this direction shall not conflict with any rule of law or with the indenture;

2.	subject to the provisions specified in the indenture, any direction to the trustee to sell or liquidate the collateral shall be by the holders of 100% of the total outstanding principal balance of all series of securitization bonds; and

3.	the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

      In case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the direction of any of the holders of securitization bonds of any series if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request. The trustee does not need to take any action pursuant to the direction of the securitization bondholders if it determines that this action might materially adversely affect the rights of any securitization bondholder not consenting to this action.

Waiver of Default

      Except as may be described in any prospectus supplement regarding any floating rate class of securitization bonds, the holders of a majority in total outstanding principal balance of the securitization bonds of all series may, in those cases specified in the indenture, waive any default with respect thereto. However, these holders may not waive a default in the payment of principal of or interest on any of the securitization bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent by the holders of 100% of the outstanding securitization bonds of all affected series and classes.

      No securitization bondholder will have the right to institute any proceeding, judicial or otherwise, or to avail itself of any remedies provided in the Act, or to avail itself of the right to foreclose on the securitization property or otherwise enforce the lien in the securitization property, with respect to the indenture, unless:

1.	the holder previously has given to the trustee written notice of a continuing event of default;

2.	the holders of not less than 25% of the total outstanding principal balance of the securitization bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee;

3.	the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the liabilities to be incurred in complying with the request;

4.	the trustee for 60 days after its receipt of the notice, request and offer has failed to institute the proceeding; and

5.	no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority of the total outstanding principal balance of the securitization bonds of all series.

Covenants of the Issuer

      The issuer will keep in effect its existence as a limited liability company under Michigan law, provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

1.	the entity formed by or surviving the consolidation or merger or to whom substantially all of its assets are sold is organized and existing under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and interest on all securitization bonds and the performance of the issuer’s obligations under the indenture;

2.	the entity expressly assumes all obligations and succeeds to all rights of the issuer under the sale agreement, the administration agreement, the servicing agreement, any hedge agreement and any interest rate swap agreement pursuant to an assignment and assumption agreement executed and delivered to the trustee;

3.	no default or event of default under the indenture will have occurred and be continuing immediately after giving effect to the merger, consolidation or sale;

4.	the rating agency condition will have been satisfied;

5.	the issuer has received an opinion of counsel to the effect that this consolidation, merger or sale would have no material adverse tax consequence to the issuer or any securitization bondholder, the consolidation or merger or sale complies with the indenture and all conditions precedent provided in the indenture relating to the consolidation, merger or sale and will result in the trustee maintaining a continuing valid first priority security interest in the collateral;

6.	none of the securitization property, the MPSC financing order or the seller’s, the servicer’s or the issuer’s rights under the Act or the MPSC financing order are impaired thereby; and

7.	any action that is necessary to maintain the lien and security interest created by the indenture will have been taken.

      Additional Covenants of the Issuer. The issuer will take any action necessary or advisable to, among other things, maintain and preserve the lien and security interest, and priority thereof, of the indenture. The issuer will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the indenture. The issuer will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof, any interest therein or the proceeds thereof. Finally, the issuer will not permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.

      The issuer may not, among other things:

1.	except as expressly permitted by the indenture, the sale agreement, the servicing agreement, any hedge agreement, any interest rate swap agreement or any other basic document, sell, transfer, exchange or dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture; or

2.	claim any credit on, or make any deduction from, the principal or interest payable in respect of, the securitization bonds, other than amounts properly withheld under the United States Internal Revenue Code, referred to as the Code, or assert any claim against any present or former securitization bondholder because of the payment of taxes levied or assessed upon the issuer or any part of the collateral.

      The issuer may not engage in any business other than purchasing and owning the securitization property, issuing securitization bonds from time to time, pledging its interest in the collateral to the trustee to secure the securitization bonds, entering into and performing under any hedge agreement or interest rate swap agreement, and performing activities that are necessary, suitable or convenient to accomplish the foregoing.

      The Issuer May Not Engage in Any Other Financial Transactions. The issuer may not issue, incur, assume or guarantee any indebtedness except for the securitization bonds and any other obligations or indebtedness except as contemplated by the basic documents. Also, the issuer may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the eligible investments. The issuer may not make any loan or advance or credit to any person. The issuer will not make any expenditure for capital assets or lease any capital asset other than securitization property purchased from the seller pursuant to, and in accordance with, the sale agreement. The issuer may not make any payments, distributions or dividends to any member of the issuer in respect of its membership interest in the issuer, other than any amount released to the issuer by the trustee in accordance with the indenture and except as otherwise provided in the indenture.

      The servicer will deliver to the trustee the annual accountant’s report, compliance certificates and monthly reports regarding distributions and other statements required by the servicing agreement. See “The Servicing Agreement” in this prospectus.

Access to the List of Holders of the Securitization Bonds

      Any securitization bondholder may, by written request to the trustee, obtain access to the list of all securitization bondholders maintained by the trustee for the purpose of communicating with other securitization bondholders with respect to their rights under the indenture or the securitization bonds. The trustee may elect not to afford a requesting securitization bondholder access to the list of securitization bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting securitization bondholder, to all securitization bondholders.

The Issuer Must File an Annual Compliance Statement

      The issuer will be required to file annually with the trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer will furnish to the trustee an opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement.

The Trustee Must Provide a Report to All Securitization Bondholders

      If required by the Trust Indenture Act, the trustee will be required to mail each year to all securitization bondholders a brief report. This report must state, among other items:

1.	the trustee’s eligibility and qualification to continue as the trustee under the indenture,

2.	any amounts advanced by it under the indenture,

3.	the amount, interest rate and maturity date of specific indebtedness owing by the issuer to the trustee in the trustee’s individual capacity,

4.	the property and funds physically held by the trustee,

5.	any additional issue of a series of securitization bonds not previously reported, and

6.	any action taken by it that materially affects the securitization bonds of any series and that has not been previously reported.

      For so long as any of the securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the trustee will publish or will cause to be published following the preparation of this annual report in a daily newspaper in Luxembourg, expected to be the Luxemburger Wort, a notice to the effect that the information set forth in the preceding paragraph will be available for review at the Main office of the listing agent in Luxembourg.

What Will Trigger Satisfaction and Discharge of the Indenture

      The indenture will be discharged with respect to the securitization bonds of any series upon the delivery to the trustee of funds sufficient for the payment in full of all amounts owed under the securitization bonds of that series. In addition, the issuer must deliver to the trustee the officer’s certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the securitization bonds, and the securitization bonds will not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for the securitization bonds.

The Issuer’s Legal Defeasance and Covenant Defeasance Options

      The issuer may, at any time, terminate:

1.	all of its obligations under the indenture with respect to the securitization bonds of any series; or

2.	its obligations to comply with some of the covenants in the indenture, including all of the covenants described under “— Covenants of the Issuer” above.

      The legal defeasance option is the right of the issuer to terminate at any time its obligations under the indenture with respect to the securitization bonds of any series. The covenant defeasance option is the right of the issuer at any time to terminate its obligations to comply with the covenants in the indenture. The issuer may exercise the legal defeasance option with respect to any series of securitization bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. If the issuer exercises the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the expected final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the expected final payment date or redemption date, as applicable. If the issuer exercises the covenant defeasance option with respect to any series, the final payment of the securitization bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture.

      The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to any series of securitization bonds only if:

1.	the issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or U.S. Government Obligations for the payment of principal of and interest on that series to the expected final payment date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series;

2.	the issuer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal of and interest on the U.S. Government Obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the securitization bonds of that series:

a.	principal in accordance with the expected amortization schedule therefor, and/or if that series is to be redeemed, the redemption price on the redemption date therefor, and

b.	interest when due;

3.	in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default by the seller or the issuer relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period;

4.	no default by the seller or the issuer has occurred and is continuing on the day of this deposit and after giving effect thereto;

5.	in the case of the legal defeasance option, the issuer delivers to the trustee an opinion of counsel stating that:

a.	the issuer has received from, or there has been published by, the IRS a ruling; or

b.	since the date of execution of the indenture, there has been a change in the applicable federal income tax law; and in either case confirming that the holders of the securitization bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

6.	in the case of the covenant defeasance option, the issuer delivers to the trustee an opinion of counsel to the effect that the holders of the securitization bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

7.	the issuer delivers to the trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the securitization bonds of that series have been complied with as required by the indenture.

      There will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

The Trustee

                      will be the initial trustee under the indenture. The trustee may resign at any time upon 30 days notice by so notifying the issuer. The holders of a majority in total outstanding principal balance of the securitization bonds of all series may remove the trustee by so notifying the trustee and may appoint a successor trustee. The issuer will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes insolvent, a receiver or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuer will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee must at all times satisfy the requirements of the Trust Indenture Act and the Investment Company Act of 1940. The trustee must also have a combined capital and surplus of at least $50 million and a long-term debt rating of at least “BBB-” by S&P, at least “Baa3” or better by Moody’s and at least “BBB-” by Fitch. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

Governing Law

      The indenture will be governed by the laws of the State of Michigan.

How a Bankruptcy of the Seller or Servicer May Affect Your Investment

Sale or Financing

      Detroit Edison will represent and warrant in the sale agreement that the transfer of the securitization property in accordance with that agreement constitutes a valid sale and assignment by Detroit Edison to the issuer of the securitization property. Detroit Edison will also represent and warrant in the sale agreement, and it is a condition of closing the sale of securitization property, that it will take the appropriate actions under the Act and the Uniform Commercial Code, including filing a financing statement, to perfect this sale. The Act provides that a transfer of securitization property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as a true sale and not as a secured transaction and that title, legal and equitable, in the securitization property, has passed to the transferee. The Act also provides that the characterization of a transfer as a sale or other absolute transfer applies regardless of whether the purchaser has any recourse against the seller, or any other term of the parties’ agreement, including the seller’s retention of an equity interest in the securitization property, the fact that the electric utility acts as a collector of securitization charges relating to the securitization property, or the treatment of the transfer as a financing for tax, financial reporting, or other purposes. Detroit Edison and the issuer will treat the transaction as a sale under applicable law, although for financial accounting, federal and state income tax and Michigan Single Business Tax purposes the securitization bonds will be treated as a financing and not a sale. See “The Act — Detroit Edison and Other Utilities May Securitize Qualified Costs” in this prospectus.

      In the event of a bankruptcy of Detroit Edison, a party in interest in the bankruptcy might take the position that the sale of the securitization property to the issuer was a financing transaction and not a “sale or other absolute transfer.” The party in interest might argue that the treatment of the transaction for financial accounting and tax purposes as a financing and not a sale lends weight to the position that the transaction should be treated as a financing and not a sale. However, as noted above, the Act specifically provides for the treatment of the transaction as a sale as a matter of state law and that treatment is not affected by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. If a court were nonetheless to characterize the transaction as a financing rather than a sale, the issuer and the trustee, as assignee, would be treated as a secured creditors of Detroit Edison in the bankruptcy proceedings. Although, as noted below, the issuer and the trustee, as assignee, would in that case have a security interest in the securitization property, they would not likely be entitled to access to the securitization charge collections during the bankruptcy. As a result, repayment on the bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments of securitization charge collections to the issuer and therefore the amount and timing of funds available to the issuer to pay securitization bondholders.

      In order to mitigate the impact of the possible recharacterization of a sale of securitization property as a financing transaction, the sale agreement provides that in the event that the sale and transfer of the securitization property is determined by a court not to be a true and absolute sale as contemplated by the Act, then the sale and transfer shall be treated as a pledge of the securitization property and the seller shall be deemed to have granted a security interest to the issuer in the securitization property, and to have incurred an obligation secured by this security interest in an amount equal to the purchase price for the securitization property. The sale agreement requires that financing statements under the Uniform Commercial Code executed by the seller be filed in the appropriate offices in Michigan. The Act further provides that any relevant filing in respect of securitization bonds takes precedence over any other filings. As a result of these filings, the issuer and the trustee, as assignee, would be secured creditors of Detroit Edison and entitled to recover against the security, which includes the securitization property. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a seller bankruptcy. Further, if, for any reason, a financing statement is not filed under the Uniform Commercial Code and the transfer is thereafter deemed not to constitute a sale or other absolute transfer, the issuer and the trustee, as assignee, would be unsecured creditors of Detroit Edison. In that event, the sole source of payment for the securitization bonds would be whatever it recovered on its unsecured claim in the Detroit Edison bankruptcy case, which could differ materially from the amount and timing of securitization charge collections that were intended to fund payments on the securitization bonds.

Consolidation of the Issuer and Detroit Edison

      If Detroit Edison were to become a debtor in a bankruptcy case, a party in interest in the bankruptcy may attempt to substantively consolidate the assets and liabilities of the issuer and Detroit Edison. Detroit Edison and the issuer have taken steps to attempt to minimize this risk, as discussed in “The Detroit Edison Securitization Funding LLC, the Issuer” in this prospectus. However, no assurance can be given that if Detroit Edison or an affiliate of Detroit Edison other than the issuer were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the issuer be consolidated with those of Detroit Edison or its affiliate. If the assets and liabilities were ordered consolidated, the claims of the securitization bondholders against the issuer would be treated as secured claims against the consolidated entities. Payment of those claims would be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Claims in Bankruptcy; Challenge to Indemnity Claims

      If Detroit Edison were to become a debtor in a bankruptcy case, claims including indemnity claims by the issuer against Detroit Edison under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims of the issuer against Detroit Edison. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If Detroit Edison were to become a debtor in a bankruptcy case and the indemnity provisions of the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, the issuer would be left with a claim for actual damages against Detroit Edison based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

      No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Detroit Edison.

Status of Securitization Property as Current Property

      Detroit Edison has represented in the sale agreement, and the Act provides, that the securitization property constitutes a presently existing property right and that it shall continue to exist until the securitization bonds and related expenses have been paid in full. Nevertheless, no assurance can be given that in the event of a bankruptcy of Detroit Edison a party in interest in the bankruptcy would not attempt to take the position that the securitization property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the securitization bondholders would attach to securitization charges, in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined that the securitization property had not been sold to the issuer, or that the security interest in favor of the securitization bondholders did not attach to the securitization charge in respect of electricity consumed after the commencement of the bankruptcy case, then the issuer would be an unsecured creditor of Detroit Edison. If so, there would be delays and reductions in payments on the securitization bonds. Whether or not a court determined that the securitization property had been sold to the issuer, no assurances can be given that a court would not rule that any securitization charge relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to the issuer or the trustee.

      In addition, in the event of a bankruptcy of Detroit Edison, a party in interest in the bankruptcy could assert that the issuer should pay a portion of Detroit Edison’s costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the securitization charge collections used to make payments on the securitization bonds.

      Regardless of whether Detroit Edison is the debtor in a bankruptcy case, if a court were to accept the argument that the securitization property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of Detroit Edison arising before the securitization property came into existence could have priority over the issuer’s interest in the securitization property. Adjustments to the securitization charge may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Enforcement of Rights by Trustee

      Upon an event of default under the indenture, the Act permits the trustee to enforce the security interest in the securitization property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the MPSC or a court of appropriate jurisdiction to order the sequestration and payment to securitization bondholders of all revenues arising with respect to the securitization property. The Act provides that this order will remain in full force and effect notwithstanding bankruptcy, reorganization, or other insolvency proceedings with respect to the utility or its assignee. There can be no assurance, however, that this order would remain in effect after a Detroit Edison bankruptcy in light of the automatic stay provisions of Section 362 of the Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the MPSC or the court. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the MPSC or the court, and an order requiring an accounting and segregation of the revenues arising from the securitization property. There can be no assurance that the court would grant either order.

Bankruptcy of Servicer

      The servicer is entitled to commingle securitization charge collections with its own funds until each remittance date. The Act provides that the priority of a lien and security interest created under the Act is not impaired by the commingling of securitization charge collections arising with respect to the securitization property with funds of the electric utility. However, in the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that securitization charge collections commingled by the servicer with its own funds and held by the servicer as of the date of bankruptcy were property of the servicer as of that date and are therefore property of the servicer’s bankruptcy estate, rather than property of the issuer. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled securitization charge collections held as of that date and could not recover the commingled securitization charge collections held as of the date of bankruptcy.

      However the court rules on the ownership of the commingled securitization charge collections, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled securitization charge collections held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled securitization charge collections are property of the issuer or of the servicer, including resolution of any tracing of proceeds issues.

      The servicing agreement provides that the trustee, as assignee of the issuer, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement also provides that the trustee, together with the other persons specified therein, may petition the MPSC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the bankruptcy court might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that Detroit Edison as servicer was capable of performing.

Material Income Tax Consequences for the Securitization Bonds

Material Federal Income Tax Consequences

Income Tax Status of the Securitization Bonds

      Prior to the issuance of the initial series of securitization bonds, the issuer and Detroit Edison will receive a private letter ruling from the Internal Revenue Service, referred to as the IRS, to the effect that the securitization bonds will be classified as debt obligations of Detroit Edison. Based on that private letter ruling and the assumptions contained therein, Brown & Wood LLP, special federal income tax counsel to Detroit Edison and the issuer, will render its opinion that the issuer will not be subject to United States federal income tax as an entity separate from Detroit Edison.

General

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the securitization bonds applicable to an initial purchaser of securitization bonds that, for U.S. federal income tax purposes, is a Non-U.S. Holder as defined below, and also summarizes the similar principal United States federal income tax consequences to U.S. Holders, as defined below, who are initial purchasers. This summary has been prepared by Brown & Wood LLP, special federal income tax counsel to Detroit Edison and the issuer, which is referred to in this prospectus as the special tax counsel. Special tax counsel is of the opinion that its summary is correct in all material respects. Apart from that opinion and the opinion described in the preceding paragraph, special tax counsel will render no other opinions to the issuer with respect to the securitization bonds. This summary does not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s tax adviser. This summary also does not address the consequences to holders of the securitization bonds under state, local or foreign tax laws. This summary is based upon current provisions of the Code, Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof. Legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the securitization bonds.

      We suggest that all prospective investors consult their tax advisers regarding the federal income tax consequences of the purchase, ownership and disposition of securitization bonds in light of their particular circumstances, as well as the effect of any foreign, state, local or other laws.

      As used herein, a U.S. Holder of a securitization bond means an investor that is a U.S. Person and a Non-U.S. Holder of a securitization bond means an investor that is not a U.S. Person. For purposes of this discussion, a U.S. Person means:

1.	an individual, who is a citizen or resident of the United States for U.S. federal income tax purposes,

2.	a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, or any state or the District of Columbia, (other than a partnership that is not treated as a U.S. person under any applicable Treasury Regulations);

3.	an estate, the net income of which is subject to United States federal income taxation regardless of its source, or

4.	a trust, if a court within the United States is able to exercise primary supervision over the administration of each trust and one or more United States persons have the authority to control all substantial decisions of that trust. Certain trusts in existence on or before August 20, 1996, that were treated as U.S. Persons under the law in effect on such date that fail to qualify as U.S. Persons under current law, may elect to continue to be treated as U.S. Persons to the extent prescribed in the Treasury Regulations.

Tax Consequences to U.S. Holders

      Interest. Interest income on the securitization bonds will be includible in income of a U.S. Holder when it is received or accrued, in accordance with the U.S. Holder’s regular method of accounting.

      Sale or Retirement of Securitization Bonds. On a sale, exchange or retirement of a securitization bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the securitization bond. A U.S. Holder’s tax basis in its securitization bonds is the U.S. Holder’s cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the securitization bond was held for more than one year at the time of disposition. If a U.S. Holder sells the securitization bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the securitization bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it is treated as ordinary interest income and not as sale proceeds.

Tax Consequences to Non-U.S. Holders

      Payments of interest income received by a Non-U.S. Holder generally will not be subject to United States federal withholding tax, assuming that the interest income is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and provided that the Non-U.S. Holder complies with the requirements listed below.

      Withholding Taxation on Interest. Payments of interest income on the securitization bonds received by a Non-U.S. Holder that does not hold its securitization bonds in connection with the conduct of a trade or business in the United States will not be subject to United States federal withholding tax, or to backup withholding and information reporting, provided that:

1.	a Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Detroit Edison entitled to vote,

2.	a Non-U.S. Holder is not a controlled foreign corporation that is related to Detroit Edison through stock ownership, and

      3.   Detroit Edison or its paying agent receive:

a.	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Code;

b.	a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

c.	a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

d.	a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

      In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to Detroit Edison or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of this withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by a treaty.

      Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of securitization bonds, unless:

1.	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources or

2.	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

Backup Withholding

      Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

      In addition, upon the sale of a bond to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Material State of Michigan Tax Consequences

      In the opinion of Honigman Miller Schwartz and Cohn LLP, special Michigan tax counsel to Detroit Edison and the issuer, interest from securitization bonds received by a person who is not otherwise subject to personal income tax in the State of Michigan will not be subject to that tax, and interest income from the securitization bonds is not subject to the Michigan Single Business Tax. The payment of interest on the securitization bonds will result in a Michigan Single Business Tax obligation imposed directly on Detroit Edison; the issuer, for federal and state tax purposes, will be treated as a division of Detroit Edison. Neither the State of Michigan nor any of its political subdivisions presently impose intangible personal property taxes and therefore Michigan residents will not be subject to these taxes.

ERISA Considerations

       ERISA, and Section 4975 of the Code impose restrictions on:

1.	employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

2.	plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans;

3.	any entities whose underlying assets include plan assets by reason of a plan’s investment in these entities, each of the entities described in 1, 2 and 3, being referred to as a Plan; and

4.	persons who have specified relationships to Plans which are “parties in interest” under ERISA and “disqualified persons” under the Code, which collectively are referred to as Parties in Interest.

      Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of that investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account.

      As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the “plan assets” of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Plan Asset Issues for an Investment in the Securitization Bonds

      The Plan Asset Regulation is a regulation issued by the United States Department of Labor which states that if a Plan makes an “equity” investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless those exceptions set forth in the regulation apply. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the securitization bonds should not be treated as an equity interest for purposes of the Plan Asset Regulation. Accordingly, the assets of the issuer should not be treated as the assets of Plans investing in the securitization bonds. Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features.

Prohibited Transaction Exemptions

      It should be noted, however, that without regard to the treatment of the securitization bonds as equity interests under the Plan Asset Regulation, Detroit Edison and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to many Plans. The purchase and holding of securitization bonds by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code. However, the purchase and holding of securitization bonds may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code.

      Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions, which are referred to as PTCEs, include the following:

1.	PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

2.	PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

3.	PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

4.	PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a “qualified professional asset manager” as that term is defined in PTCE 84-14, and which is referred to as a QPAM; or

5.	PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific “in-house” asset managers.

      It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      Conditions That Would Allow the QPAM Exemption to Apply. Plan fiduciaries intending to rely upon the QPAM exemption should consider the following. As noted above, although the issuer believes that the securitization bonds should not constitute “equity interests” for purposes of the Plan Asset Regulation, it is nonetheless possible that any class or series of securitization bonds could be treated as “equity interests” for purposes of the Plan Asset Regulation, in which case the assets of the issuer would be treated as the assets of any Plan purchasing that class or series unless another exception were applicable. In this event, securitization charge collections would be deemed, for purposes of the prohibited transaction rules, to flow indirectly from customers to Plans that own that class or series of securitization bonds. Thus, if one or more customers were Parties in Interest with respect to a Plan that owned that class or series of securitization bonds, such holding could be deemed to constitute a prohibited transfer of property between a Plan and any Party in Interest with respect to the Plan. The QPAM exemption requires, among other things, that at the time of the proposed transaction, the Party in Interest, or its affiliate, does not have the authority to appoint or terminate the QPAM as a manager of any of the Plan’s assets. This means, however, that if a Party in Interest with respect to a Plan that holds such class or series, is a customer that has the authority to appoint or terminate the QPAM as a manager of the Plan’s assets (for example, the Plan’s sponsor or a director of the Plan sponsor), the holding of that class or series of securitization bonds by the Plan could be deemed to constitute a prohibited transaction to which the QPAM exemption does not apply. Accordingly, fiduciaries intending to rely upon the QPAM exemption should carefully discuss the effectiveness of the QPAM exemption with their legal advisors before purchasing any class or series of securitization bonds.

      Prior to making an investment in the securitization bonds of any series, a Plan investor must determine whether, and each fiduciary causing the securitization bonds to be purchased by, on behalf of or using Plan assets of a Plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the securitization bonds does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or section 4975 of the Code.

General Investment Considerations for Prospective Plan Investors in the Securitization Bonds

      Prior to making an investment in the securitization bonds, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations,

1.	whether the fiduciary has the authority to make the investment;

2.	whether the investment constitutes a direct or indirect transaction with a Party in Interest;

3.	the composition of the Plan’s portfolio with respect to diversification by type of asset;

4.	the Plan’s funding objectives;

5.	the tax effects of the investment; and

6.	whether under the general fiduciary standards of investment prudence and diversification an investment in the securitization bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

      Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Code.

      The sale of securitization bonds to a Plan shall not be deemed a representation by Detroit Edison or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

Plan of Distribution for the Securitization Bonds

       The securitization bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The securitization bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer and the trustee intend that securitization bonds will be offered through various methods from time to time. The issuer also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securitization bonds may be made through a combination of these methods.

      The distribution of securitization bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      The securitization bonds may be offered through one or more different methods, including offerings through underwriters. Except as otherwise disclosed in the related prospectus supplement, it is not anticipated that any of the securitization bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of securitization bonds will develop or, if one does develop, that it will continue.

      Compensation to Underwriters. In connection with the sale of the securitization bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell securitization bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the securitization bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from the issuer and any profit on the resale of the securitization bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.

      Other Distribution Issues. Under agreements which may be entered into by Detroit Edison, the issuer and the trustee, underwriters and agents who participate in the distribution of the securitization bonds may be entitled to indemnification by Detroit Edison and the issuer against liabilities specified therein, including under the Securities Act. The underwriters may, from time to time, buy and sell the securitization bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that this market, if established, will continue.

Ratings for the Securitization Bonds

       It is a condition of any underwriter’s obligation to purchase the securitization bonds that each series or class be rated investment grade, that is, in one of the four highest rating categories, by each of S&P, Moody’s and Fitch.

      Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any securitization bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of securitization bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of securitization bonds is revised or withdrawn, the liquidity of this class of securitization bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the securitization bonds other than the payment in full of each series or class of securitization bonds by the applicable final maturity date for such series or class.

      For so long as any of the securitization bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the issuer will notify the Luxembourg Stock Exchange if any rating assigned to any class of securitization bonds listed on the Luxembourg Stock Exchange is reduced or withdrawn and will cause such notice to be published in a daily newspaper published in Luxembourg, which is expected to be the Luxemburger Wort.

Various Legal Matters Relating to the Securitization Bonds

       Some legal matters relating to Detroit Edison will be passed upon for Detroit Edison by T.A. Hughes, Assistant Vice President and Associate General Counsel. Some legal matters relating to the issuer and the securitization bonds, including State of Michigan tax consequences of the issuance of the securitization bonds, will be passed upon by Honigman Miller Schwartz and Cohn LLP, Lansing, Michigan. Some legal matters relating to the federal tax consequences of the issuance of the securitization bonds and the enforceability of the pledge of the State of Michigan under federal law will be passed upon for the issuer, and some legal matters will be passed upon for the underwriters or agents, by Brown & Wood LLP, San Francisco, California.

Experts

       The financial statements of The Detroit Edison Securitization Funding LLC as of               ,               and for the period from               ,               (date of inception) to               ,               included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus and have been so included in reliance on the report of such firm, given on their authority as experts in accounting and auditing.

Index to Financial Statements of
The Detroit Edison Securitization Funding LLC

F-1

$

The Detroit Edison Securitization Funding LLC

Issuer

The Detroit Edison Company

Seller and Servicer

Securitization Bonds, Series 2001-1

PROSPECTUS SUPPLEMENT

          , 2001

Salomon Smith Barney

________________________________________________________________________________

Part II

Item 14.  Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee		$468,389.33

Printing and Engraving Expenses	$	*

Trustee’s Fees and Expenses	$	*

Legal Fees and Expenses	$	*

Blue Sky Fees and Expenses	$	*

Accountants’ Fees and Expenses	$	*

Rating Agency Fees	$	*

Miscellaneous Fees and Expenses	$	*

Total	$	*

*	To be provided by amendment.

Item 15.  Indemnification of Members and Managers

      (a)  Section 407 of the Michigan Limited Liability Company Act permits the limited liability company to indemnify and hold harmless any manager from and against any and all claims and demands sustained by reason of acts or omissions as a manager, as provided in a contract or to the fullest extent provided by agency law, subject to certain exceptions.

      The limited liability company agreement, referred to as the LLC Agreement, of The Detroit Edison Securitization Funding LLC provides that, to the fullest extent permitted by law, The Detroit Edison Securitization Funding LLC shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member’s or manager’s own willful misconduct or gross negligence, violations of Section 308 of the Michigan Limited Liability Company Act (relating to improper distributions, as described in such provision), a knowing violation of law, and, in the case of the member, violations of federal or state securities law, and, in the case of the managers, the receipt of a financial benefit to which the managers are not entitled.

      (b)  Reference is also made to the Underwriting Agreement to be filed as Exhibit 1.1 hereto, which will provide for indemnification of controlling persons and managers of the Registrant against certain liabilities.

      (c)  Article VII of Detroit Edison’s Restated Articles of Incorporation provides that each person who is or was or had agreed to become a director or officer of Detroit Edison, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of Detroit Edison or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by Detroit Edison to the full extent permitted by the Michigan Business

Corporation Act or any other applicable law as presently or hereafter in effect. In addition, pursuant to the authority granted by Article VII of the Restated Articles of Incorporation, Detroit Edison has entered into indemnification agreements with its officers and directors which provide for indemnification to the maximum extent permitted by law. These agreements set forth certain procedures for the advancement by Detroit Edison of certain expenses to indemnitees.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Detroit Edison pursuant to the above provisions or otherwise, Detroit Edison has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Detroit Edison of expenses incurred or paid by a director, officer or controlling person of Detroit Edison in the successful defense of any action, suit or proceeding) is asserted against Detroit Edison by such director, officer or controlling person in connection with the securities being registered, Detroit Edison will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)  Insurance.  Detroit Edison (with respect to indemnification liability) and its directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under three insurance policies providing aggregate coverage in the amount of $100 million.

Item 16.  Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
4.1	Limited Liability Company Agreement of The Detroit Edison Securitization Funding LLC.
4.1.1	Amended and Restated Limited Liability Agreement of The Detroit Edison Securitization Funding LLC.*
4.2	Articles of Organization of The Detroit Edison Securitization Funding LLC.
4.2.1	Amended and Restated Articles of Organization of The Detroit Edison Securitization Funding LLC.*
4.3	Form of Indenture.*
4.4	Form of Securitization Bonds.*
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP relating to legality of the Securitization Bonds.*
8.1	Opinion of Brown & Wood LLP with respect to material federal income tax matters.*
8.2	Opinion of Honigman Miller Schwartz and Cohn with respect to material State of Michigan tax matters.*
10.1	Form of Sale Agreement.*
10.2	Form of Servicing Agreement.*
10.3	Financing Order of the MPSC issued November 2, 2000.
23.1.1	Consents of Brown & Wood LLP (certain of which are included in its opinions filed as Exhibit 8.1).
23.1.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 8.2).
23.2	Consent of Deloitte & Touche LLP.*
24.1	Power of Attorney.*
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of , as Trustee under the Indenture.*
27.1	Financial Data Schedule.*
99.1	Internal Revenue Service Private Letter Ruling pertaining to Securitization Bonds.*

*	To be filed by amendment.

Item 17.  Undertakings

      The undersigned Registrant hereby undertakes as follows:

•	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in this information in the registration statement; provided, however, that (i) and (ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

•	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

•	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the issuer that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

•	That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

•	That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

•	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

•	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Signatures

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 1, 2000.

THE DETROIT EDISON SECURITIZATION FUNDING LLC

By:	/s/ N. A. KHOURI

Name: N. A. Khouri
Title: Manager

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

December 1, 2000 Date	/s/ LARRY G. GARBERDING --------------------------------------------------- Name: Larry G. Garberding Title: Manager

December 1, 2000 Date	/s/ N. A. KHOURI --------------------------------------------------- Name: N. A. Khouri Title: Manager

December 1, 2000 Date	/s/ DAVID E. MEADOR --------------------------------------------------- Name: David E. Meador Title: Manager

Index to Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
4.1	Limited Liability Company Agreement of The Detroit Edison Securitization Funding LLC.
4.1.1	Amended and Restated Limited Liability Agreement of The Detroit Edison Securitization Funding LLC.*
4.2	Articles of Organization of The Detroit Edison Securitization Funding LLC.
4.2.1	Amended and Restated Articles of Organization of The Detroit Edison Securitization Funding LLC.*
4.3	Form of Indenture.*
4.4	Form of Securitization Bonds.*
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP relating to legality of the Securitization Bonds.*
8.1	Opinion of Brown & Wood LLP with respect to material federal income tax matters.*
8.2	Opinion of Honigman Miller Schwartz and Cohn LLP with respect to material State of Michigan tax matters.*
10.1	Form of Sale Agreement.*
10.2	Form of Servicing Agreement.*
10.3	Financing Order of the MPSC issued November 2, 2000.
23.1.1	Consents of Brown & Wood LLP (certain of which are included in its opinions filed as Exhibits 8.1).
23.1.2	Consent of Honigman Miller Schwartz and Cohn LLP(included in its opinion filed as Exhibit 8.2).
23.2	Consent of Deloitte & Touche LLP.*
24.1	Power of Attorney.*
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of , as Trustee under the Indenture.*
27.1	Financial Data Schedule.*
99.1	Internal Revenue Service Private Letter Ruling pertaining to Securitization Bonds.*

*	To be filed by amendment.